UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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AMERICAN GREETINGS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of American Greetings Corporation. The meeting will be held at 2:30 p.m., Cleveland, Ohio time on Friday, June 27, 2008, at our World Headquarters, One American Road, Cleveland, Ohio 44144.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items to be considered and acted upon by the shareholders.

If you own shares of record, you will find enclosed a proxy and voting instruction card or cards and an envelope in which to return the card(s). Whether or not you plan to attend this meeting, please sign, date and return your enclosed proxy and voting instruction card(s), or vote over the phone or Internet, as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You can revoke your proxy before the Annual Meeting and issue a new proxy as you deem appropriate. You will find the procedures to follow if you wish to revoke your proxy on page 2 of the Proxy Statement. Your vote is very important. I look forward to seeing you at the meeting.

Sincerely,

Zev Weiss

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	2:30 p.m., Cleveland, Ohio time June 27, 2008

Place:	American Greetings Corporation World Headquarters One American Road Cleveland, Ohio 44144

Purpose:	1. Electing three Class I directors

2. Approving amendments to the Articles of Incorporation to: (1) opt out of the Ohio Merger Moratorium Statute; (2) eliminate cumulative voting; and (3) modernize and clarify the Articles

3.      Approving amendments to the Code of Regulations to: (1) modernize and clarify the Regulations; (2) adopt a process for shareholders to nominate directors and propose business to be considered at an annual meeting; (3) grant authority to the Board to fix the number of Directors; (4) opt out of the Ohio Control Share Acquisition Act; and (5) permit the Board to make future amendments to the Regulations and require two-thirds of the voting power to amend the Regulations by shareholder written consent

4. Transacting such other business as may properly come before the meeting or any adjournments thereof

Who can vote:	You can vote on the proposals above if you are a shareholder of record on May 1, 2008.

Directions:	The World Headquarters campus may be entered from the private road off Memphis Avenue, or from American Road off Tiedeman Road. As you approach from either the private road or American Road, there will be signs directing you to the meeting place. The principal address of American Greetings is One American Road, Cleveland, Ohio 44144.

How you can vote:	It is important that your shares be represented and voted whether you plan to attend the meeting. YOU CAN VOTE BY PROXY IN ONE OF THREE WAYS:

• By completing and returning your proxy and voting instruction card in the enclosed envelope; or
• By telephone using the toll-free number on your proxy and voting instruction card; or
• Over the Internet, by visiting the Web site noted on your proxy and voting instruction card.

By order of the Board of Directors,

CATHERINE M. KILBANE

Secretary

Dated May 16, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR SHAREHOLDERS MEETING TO BE HELD ON JUNE 27, 2008: Our Proxy Statement and Annual Report to Shareholders are available at http://investors.americangreetings.com

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

The Board of Directors of American Greetings Corporation (which is referred to in this Proxy Statement as “American Greetings,” the “company,” “we,” “us” or “our”) has ordered solicitation of the accompanying proxy and voting instructions in connection with the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, June 27, 2008, at 2:30 p.m., Cleveland time, at our World Headquarters, One American Road, Cleveland, Ohio 44144, to consider and act upon the matters specified in the accompanying Notice of Annual Meeting of Shareholders. Copies of this Proxy Statement and the accompanying Notice and proxy and voting instruction card, along with our Annual Report to Shareholders, are first being sent or given to shareholders on or about May 16, 2008.

The expense of soliciting proxies, including the costs of preparing, assembling and mailing the Notice, Proxy Statement and proxy and voting instruction card, will be borne by us. Besides solicitation by mail, our officers and other regular employees may solicit proxies by personal interview, telephone, electronic mail and facsimile. We have asked brokerage houses, banks and other persons holding shares in nominee names to forward solicitation materials to the beneficial owners of shares held by such nominees, and we will reimburse such persons for their reasonable expenses.

How to Vote

Registered Holders. If your shares are registered in your name, then you are a “registered holder” and you may vote in person or by proxy. If, after reading the proxy materials, you decide to vote by proxy, you may do so in any ONE of the following three ways:

1.	By telephone. With your proxy and voting instruction card in front of you, you may call the toll-free number 1-888-693-8683 and follow the simple instructions.

2.	Over the Internet. With your proxy and voting instruction card in front of you, you may use a computer to access the Web site www.cesvote.com, where you can follow the simple instructions that will be given to you to record your vote.

3.	By mail. You may mark, sign and date your proxy and voting instruction card and return it in the enclosed prepaid and addressed envelope. You do not need to mail the proxy and voting instruction card if you have voted by telephone or over the Internet.

The Internet and telephone voting procedures are designed to authenticate votes cast and allow shareholders to appoint a proxy and to confirm that their actions have been properly recorded. Specific voting instructions are set forth on the accompanying proxy and voting instruction card.

Participants in the Retirement Profit Sharing and Savings Plan. One of the investment alternatives in the American Greetings Retirement Profit Sharing and Savings Plan is a fund consisting of our Class A common shares. Participants investing in the American Greetings stock fund are allocated units that represent an interest in such shares. If you invest in the American Greetings stock fund of the Retirement Profit Sharing and Savings Plan, the plan’s independent trustee, Vanguard Fiduciary Trust Company, will vote the Class A common shares allocated to your account according to your directions. Participants may give voting directions to the plan trustee in any ONE of the three ways set forth above under “Registered Holders.” The trustee will vote shares for which it has not received instructions in accordance with instructions that it receives from us. We will direct the trustee based on the direction of the plan’s administrative committee, a committee consisting of our employees.

Nominee Shares. If you are a beneficial owner of shares held in “street name” through a broker, trustee, bank or other nominee that holds the shares on your behalf, you may vote in person at the Annual Meeting by obtaining a legal proxy from the nominee that holds your shares. In addition to voting in person, you may vote by proxy by completing and signing the voting instruction card provided to you by the nominee that holds your shares, or by voting via the Internet or by telephone as permitted by the nominee that holds your shares.

Changing or Revoking Your Proxy

You have the right to change or revoke your proxy prior to the closing of the polls as indicated on your proxy and voting instruction card and may do so in any one of the following four ways:

1.	send a written notice to the American Greetings Secretary stating that you want to change your proxy vote;

2.	submit a properly signed proxy and voting instruction card with a later date;

3.	enter later-dated telephone or Internet voting instructions; or

4.	vote in person at the Annual Meeting. NOTE: Because your Retirement Profit Sharing and Savings Plan shares are held in a qualified plan, you are not able to vote the shares allocated to your account in the plan in person at the Annual Meeting.

Your presence at the Annual Meeting, without more, will not revoke your proxy. However, you may revoke your proxy in the manner described above at any time before it has been exercised.

If you plan to attend the Annual Meeting, please check the attendance box on the enclosed proxy and voting instruction card or indicate so when prompted if you are voting by telephone or over the Internet.

If you are a beneficial shareholder only, that is if your shares are not registered in your name but are held by a broker, trustee, bank or other nominee, you will have to check with your broker, trustee, bank or other nominee to determine how to change your vote. Also note that if you plan to attend the Annual Meeting, you will not be able to vote in person at the meeting any of your shares held by a nominee unless you have a valid proxy from the nominee.

Cumulative Voting

If cumulative voting is invoked as described below, a shareholder may cumulate votes for the election of a nominee by casting a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder is entitled. The shareholder also may distribute his or her votes between or among two or more nominees on the same basis.

Shareholders have cumulative voting rights in the election of directors if

(i)	any shareholder gives notice in writing to the President, a Vice President or the Secretary of American Greetings, not less than 48 hours before the time fixed for the holding of the Annual Meeting, that he or she desires that the voting at such Annual Meeting be cumulative, and

(ii)	an announcement that a shareholder has given American Greetings notice of cumulative voting is made upon the convening of the Annual Meeting by the Chairman of the Board of Directors or the Secretary or by or on behalf of the shareholder giving such notice.

Unless otherwise indicated by the shareholder, where cumulative voting is invoked, the persons named in the accompanying proxy and voting instruction card will vote, in their discretion, for one or more of the nominees for whom authority to vote was not withheld and will cumulate votes so as to elect the maximum number of nominees proposed by the Board.

If cumulative voting is not invoked at the Annual Meeting with respect to the election of directors, the proxies will vote the number of shares on the proxy and voting instruction card for only those Board nominees for whom authority has not been withheld.

How Shares Will Be Voted

The shares represented by your proxy will be voted in accordance with your instructions indicated on the proxy and voting instruction card or with the instructions you provided by telephone or over the Internet. If you return an executed proxy and voting instruction card without any such instructions, the shares represented by your proxy will be voted in accordance with the Board of Directors’ recommendations.

Required Vote

The presence at the Annual Meeting, either in person or by proxy, of the holders of not less than 25% of the total voting power of American Greetings on the record date will represent a quorum, permitting the conduct of business at the meeting. If a quorum is present at the meeting, the nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote will be elected directors. Abstentions with respect to one or more of the nominees will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote. Similarly, shares that brokers do not have the authority to vote in the absence of timely instructions from the beneficial owners (commonly referred to as “broker non-votes”), if any, will be treated as present for purposes of determining a quorum but will not be counted as votes cast and, accordingly, will not affect the outcome of the vote in the election of directors.

Proposal Two requires approval of two-thirds of the total voting power of American Greetings on each subproposal. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the proposals to amend the Articles of Incorporation. The adoption or rejection of any single subproposal will not affect the adoption or rejection of another subproposal.

Proposal Three requires approval of a majority of the total voting power of American Greetings on each subproposal, except for Subproposal No. 3, which must receive approval of two-thirds of the total voting power of American Greetings. Abstentions and broker non-votes will have the same effect as a vote against the proposals to amend the Code of Regulations. The adoption or rejection of any single subproposal will not affect the adoption or rejection of another subproposal.

Voting Securities and Record Date

As of May 1, 2008, there were outstanding, excluding treasury shares which cannot be voted, [45,331,634] Class A common shares entitled to one vote per share and [3,432,619] Class B common shares entitled to ten votes per share upon all matters presented to the shareholders.

Holders of record of such shares at the close of business on May 1, 2008, are the only shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

Shares Included on the Proxy and Voting Instruction Card

If you are both a registered shareholder of American Greetings and hold shares through the Retirement Profit Sharing and Savings Plan, you may have received one proxy and voting instruction card that shows all American Greetings common shares registered in your name, including all shares you have (based on the units credited to your account) under the Retirement Profit Sharing and Savings Plan. Accordingly, your proxy and voting instruction card also serves as your voting directions to the independent trustee of the Retirement Profit Sharing and Savings Plan.

Please note, however, that unless the identical name or names appeared on all your accounts, we were not able to consolidate your share information. If that was the case, you received more than one proxy and voting instruction card and must vote each separately.

If your shares are held through a broker, trustee, bank or other nominee, you will receive either a voting form or a proxy card from the nominee with specific instructions about the voting methods available to you.

CORPORATE GOVERNANCE

Shareholders elect the Board of Directors to oversee their interest in the long-term health and the overall success and financial strength of our business. The Board serves as our ultimate decision-making body, except for those matters reserved to or shared with the shareholders. The Board selects and oversees the members of senior management who are charged by the Board with conducting our business.

The Board follows, both formally and informally, corporate governance principles designed to assure that, through its membership, composition, and committee structure, the Board is able to provide us informed, competent and independent oversight. The Board has reviewed our corporate governance policies and committee charters to assure that the Board continues to meet fully its responsibilities to our shareholders. Below is a description of the measures in place to assure that objective is achieved.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines, which may be found in the investors section of our Web site at www.corporate.americangreetings.com and will be made available in print upon request by any shareholder to our Secretary. These corporate governance guidelines are intended to assure that director qualifications, committee structure and overall Board processes provide good corporate governance and independent oversight of management.

Code of Business Conduct and Ethics

The Board has adopted a code of business conduct and ethics to govern our directors, executive officers and employees, including the principal executive officer and the senior financial officers. A current copy of the code is available on the investors section of our Web site at www.corporate.americangreetings.com and will be made available in print upon request by any shareholder to our Secretary. We will disclose any future amendments to, or waivers from, certain provisions of the code of business conduct and ethics for executive officers and directors on our Web site.

Independent Directors

The New York Stock Exchange rules require listed companies to have a Board of Directors with at least a majority of independent directors. Under the New York Stock Exchange rules, a director qualifies as “independent” upon the Board’s affirmative determination that the director has no material relationship with American Greetings (either directly or as a partner, shareholder or officer of an organization that has a relationship with American Greetings). In assessing the materiality of a relationship, the Board has not adopted categorical standards beyond the New York Stock Exchange criteria, but rather broadly considers all relevant facts and circumstances. The Board of Directors has determined that Drs. Cowen and Thornton and Messrs. Dunn, Hardin, Hardis, MacDonald and Ratner are independent under the New York Stock Exchange standards.

In the course of the Board’s determination regarding the independence of each non-management director, the Board considered the following transactions, relationships and arrangements in determining that the director is independent:

1.	Dr. Cowen is a director of, and Mr. Ratner is a director, a greater than 10% shareholder and the President and Chief Executive Officer of, Forest City Enterprises. A subsidiary of Forest City Enterprises rents retail store space in various shopping malls to us pursuant to lease agreements in the ordinary course of business. In addition, Mr. Ratner has a 14% indirect ownership interest, through a trust, in a Cleveland, Ohio shopping mall that leases space to us for one retail store. That shopping mall is managed by RMS Investment Corporation (“RMS”). Each of Mr. Ratner’s four children has a 4.28% ownership interest in RMS.

2.

Dr. Thornton and Mr. Morry Weiss are members of the board of directors of, and until December 31, 2006, Mr. MacDonald was an executive officer of, National City Corporation, the holding company of National City Bank. National City Bank and its affiliates have provided various services to us in the ordinary course of business, including (1) as lender, joint lead arranger, joint bookrunner and the global agent under our revolving credit facility; (2) as an underwriter in our May 2006 offering of 7 3/8% senior notes due 2016; and (3) as our transfer agent.

3.	Dr. Cowen is a member of the board of directors of Jo-Ann Stores, Inc., a company that in the ordinary course of business purchases our products. Dr. Thornton is a member of the board of directors of Applied Industrial Technologies, Inc., a company from which we purchase products and services from time to time in the ordinary course of business. Mr. Dunn is the Chief Executive Officer of HIT Entertainment Limited, a company from which we license certain character properties in the ordinary course of business.

4.	Mr. Hardin has a consulting agreement with us under which in fiscal 2007 he provided us consulting services, primarily relating to general management and strategy consulting, including without limitation supply chain, retailer relationships, product design and production.

5.	We made discretionary charitable contributions to charitable organizations where each of Messrs. Hardin, Hardis, MacDonald and Ratner, and Drs. Cowen and Thornton serves as an executive officer, director or trustee.

All of the transactions, relationships or arrangements listed above were entered into, and payments were made or received by us, in the ordinary course of business and on competitive terms. Aggregate payments that were made to, or that we received from, each of the relevant organizations, including charitable organizations, did not exceed the greater of $1 million or 2% of that organization’s consolidated gross revenues for each of the most recent three completed fiscal years. Accordingly, the Board has determined that these transactions, relationships and arrangements are not material, do not create a material relationship between American Greetings and any of Messrs. Dunn, Hardin, Hardis, MacDonald and Ratner, or Drs. Cowen or Thornton and that the independent judgment of these directors has not been and will not be compromised by such transactions, relationships and arrangements.

In addition, based on the New York Stock Exchange independence standards, the Board determined that (1) Messrs. Zev, Jeffrey and Morry Weiss are not independent because they are executive officers of American Greetings, and (2) Mr. Merriman is not independent because he has served as an executive officer of American Greetings within the past three years.

Board of Directors and Committees

Mr. Stephen Hardis’s term as a director will expire at the Annual Meeting. In accordance with our Corporate Governance Guidelines, due to his age, Mr. Hardis is no longer eligible to serve as a director and will not be standing for re-election to the Board. Mr. Hardis has served on the Board with distinction since 1999. We will miss his wise counsel in helping direct our growth and wish him well in the future.

The Board met seven times during fiscal 2008. The Board has a standing Executive Committee, Audit Committee, Nominating and Governance Committee, and Compensation and Management Development Committee (which we also refer to herein as the “Compensation Committee”). Each member of the Audit, Nominating and Governance, and Compensation and Management Development Committees is independent as defined under the current listing standards of the New York Stock Exchange.

Executive Committee

Morry Weiss (Chairman)	Jerry Sue Thornton
Stephen R. Hardis	Jeffrey Weiss
William E. MacDonald, III	Zev Weiss
Charles A. Ratner

The Executive Committee has the same power and authority as the Board between meetings of the Board except that it may not fill vacancies on the Board or on committees of the Board. The Executive Committee met three times during fiscal 2008.

Audit Committee

Stephen R. Hardis (Chairman)	William E. MacDonald, III
Scott S. Cowen	Jerry Sue Thornton

The Board of Directors has determined that each Audit Committee member is financially literate under the current listing standards of the New York Stock Exchange. The Board also determined that Mr. Hardis qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission rules. In addition, under the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange rules mandated by the Securities and Exchange Commission, members of the Audit Committee must have no affiliation with the issuer, other than their board seats, and receive no compensation in any capacity other than as a director or committee member. Each member of the Audit Committee meets this additional independence standard applicable to Audit Committee members of New York Stock Exchange listed companies.

The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities by: (1) monitoring the integrity of our financial statements; (2) monitoring the integrity of our auditing, accounting and financial reporting processes generally; (3) monitoring the independence and performance of our independent registered public accounting firm and our internal audit department; (4) monitoring our compliance with legal and regulatory requirements; (5) reviewing the adequacy of and compliance with our financial policies and procedures and systems of internal control; (6) preparing the Audit Committee Report to be included in this Proxy Statement; and (7) making regular reports to the Board and keeping written minutes of its meetings. The Audit Committee is also responsible for reviewing and approving or ratifying transactions with related persons, as described below in the “Certain Relationships and Related Transactions” section of this Proxy Statement. The Audit Committee has the sole authority to engage and replace the independent registered public accounting firm. The Audit Committee met six times during fiscal 2008, and took action by unanimous written consent in lieu of a meeting one time. A current copy of the Audit Committee charter is available on the investors section of our Web site at www.corporate.americangreetings.com and will be made available in print upon request by any shareholder to our Secretary.

Nominating and Governance Committee

Charles A. Ratner (Chairman)	Joseph S. Hardin, Jr.
William E. MacDonald, III	Jerry Sue Thornton

The purposes of the Nominating and Governance Committee are to (1) assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for each annual meeting of shareholders; (2) review and recommend to the Board qualifications for committee membership and committee structure and operations; (3) recommend to the Board directors to serve on each committee and a chairperson for such committee; (4) develop and recommend to the Board a set of corporate governance policies and procedures; and (5) lead the Board in its annual review of the Board’s performance. The Committee met five times during fiscal 2008. A current copy of the Nominating and Governance Committee charter is available on the investors section of our Web site at www.corporate.americangreetings.com and will be made available in print upon request by any shareholder to our Secretary.

It is the policy of the Nominating and Governance Committee to consider individuals recommended by shareholders for membership on the Board. If a shareholder desires to recommend an individual for membership on the Board, then that shareholder must provide a written notice on or before January 16 to our Chairman, Chief Executive Officer or Secretary at American Greetings Corporation, One American Road, Cleveland, Ohio 44144, for consideration by the Committee for that year’s election of directors at the Annual Meeting. It is the policy of the Committee not to evaluate candidates recommended by shareholders any differently from candidates recommended from other sources.

The Nominating and Governance Committee determines, and reviews with the Board on an annual basis, the desired skills and characteristics for directors as well as the composition of the Board as a whole. This assessment considers the nominee’s qualification as independent under the New York Stock Exchange’s listing standards, as well as diversity, age, skill and experience in the context of the needs of the Board of Directors. The Committee will recommend prospective Board members who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who the Committee believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the shareholders. When seeking candidates for the Board, the Committee may consider candidates proposed by our Chairman or Chief Executive Officer and may also solicit suggestions from incumbent directors, management and third-party search firms, although the Board has not engaged a third-party search firm at this time.

Compensation and Management Development Committee

Scott S. Cowen (Chairman)	Stephen R. Hardis
Joseph S. Hardin, Jr.	Charles A. Ratner

The Compensation and Management Development Committee of the Board reviews and approves the compensation for our executive officers generally and reviews and approves our executive and employee compensation plans (including the plans for our named executive officers identified in the Summary Compensation

Table in the “Information Concerning Executive Officers” section below and our other executive officers); reviews and approves grants and awards to executive officers and other participants under our equity-based compensation plans; and oversees the annual evaluation of management. The Committee is also responsible for producing the Report of the Compensation and Management Development Committee included in this Proxy Statement. The Compensation Committee met nine times during fiscal 2008. A current copy of the Compensation Committee’s charter is available on the investors section of our Web site at www.corporate.americangreetings.com and will be made available in print upon request by any shareholder to our Secretary.

From time to time, the Compensation Committee uses outside compensation consultants to work with the Committee and management. During fiscal 2008, Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”), a global human resources consulting firm, was engaged to provide industry data and assist management in making recommendations regarding the compensation of our executive officers and non-employee directors. The use of an independent consultant provides additional assurance that our executive compensation programs are reasonable and consistent with company objectives. Although management, particularly the Senior Vice President of Human Resources, works closely with Towers Perrin, the consultant is ultimately accountable to the Compensation Committee on engagements relating to the compensation of our executive officers and our outside directors. During fiscal 2008, Towers Perrin periodically participated in Compensation Committee meetings and advised the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. From time to time Towers Perrin has assisted management in evaluating the broad based compensation programs that we provide to all of our employees, specifically with respect to compensation trends, best practices and plan design. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation is included in the “Compensation Discussion and Analysis” section below and for consideration of non-employee director compensation is included in the “Director Compensation” section below.

Attendance

During fiscal 2008 each incumbent director attended 75% or more of the aggregate number of meetings of the Board and the respective committees on which he or she serves. We have established a formal policy requiring director attendance at all Board meetings (and committee meetings of which the director is a member), absent unusual circumstances. We expect our directors to attend the annual meetings of shareholders (which are usually held the same day as a meeting of the Board). Each director attended the 2007 Annual Meeting of Shareholders.

Communications to the Board of Directors

The Board of Directors believes that it is important for shareholders and other interested parties to have a process to send communications to the Board. Accordingly, shareholders and interested parties who wish to communicate with the Board of Directors, an individual director, the presiding director of non-management executive sessions, or the non-management directors as a group can mail a letter to the Board of Directors, individual director, presiding director, or group of non-management directors (as applicable) c/o Secretary, American Greetings Corporation, One American Road, Cleveland, Ohio 44144. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must identify the author and clearly state the intended recipients. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors; however, the Secretary will not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. The individual directors are not spokespeople for American Greetings and people should not expect a response or reply to any communication.

Executive Sessions

In accordance with New York Stock Exchange rules, non-management directors meet in regularly scheduled executive sessions without management. Mr. Ratner has been appointed as the presiding director by the non-management directors to preside at these sessions.

PROPOSAL ONE

ELECTION OF DIRECTORS

Pursuant to our Code of Regulations, the Board of Directors comprises three classes of directors, each class consisting of not less than three directors and having a three-year term. Class I members are to be elected at the June 27, 2008 Annual Meeting, and it is proposed that in accordance with our Code of Regulations that the number of Class I directors be fixed at four.

It is proposed that the shareholders re-elect the following nominees for Class I directors: Jeffrey D. Dunn, Michael J. Merriman, Jr. and Morry Weiss. The term of office to be served by each nominee in Class I, if elected, will be three years, until the 2011 Annual Meeting of Shareholders, or until his successor is duly elected and qualified. Each of these nominees for Class I director has agreed to stand for election. The Board is nominating three directors but the number of directors remains fixed at four, in accordance with our Code of Regulations, to accommodate additional qualified directors who are brought to the Board’s attention during the next three years.

If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by the Nominating and Governance Committee; provided, however, proxies cannot be voted for a greater number of persons than the number of nominees named.

Vote Required

The nominees who receive the greatest number of votes cast for the election of directors at the Annual Meeting by the shares present in person or by proxy and entitled to vote will be elected directors.

The Board recommends that you vote “FOR” all of the following nominees.

Nominees for Election to Term Expiring 2011

(Class I)

Jeffrey D. Dunn (52)

Director (2007)

Mr. Dunn is President and Chief Executive Officer of HIT Entertainment Limited (a children’s entertainment company), a position he has held since February 2008. Mr. Dunn was formerly a private investor, and was employed by MTV Networks as Chief Operating Officer of the Nickelodeon Networks Group and the President of Nickelodeon Film Enterprises from 1993 to 2006. Prior to that time, Mr. Dunn was employed as Director of Marketing, Arthur D. Little, management consultancy, from 1991 to 1993, Director of Marketing, Bank of Boston from 1986 to 1991, and Associate International Director, Time Magazine and General Manager, Discover Magazine from 1977 to 1986.

Michael J. Merriman, Jr. (52)

Director (2006)

Mr. Merriman has been a business consultant for Product Launch Ventures, LLC (a company which he founded in 2004 to pursue consumer product opportunities and provide business advisory services) since November 2007. From November 2006 until its sale in November 2007, Mr. Merriman served as Chief Executive Officer of The Lamson & Sessions Co. (a manufacturer of thermoplastic conduit, fittings and electrical switch and outlet boxes). Prior to joining Lamson & Sessions, Mr. Merriman served as the Senior Vice President and Chief Financial Officer of American Greetings from September 2005 until November 2006. He served as the President and Chief Executive Officer of Royal Appliance Mfg. Co. (a publicly-held manufacturer and marketer of Dirt Devil vacuum cleaners), from 1995 until April 2004 and was its Chief Financial Officer from 1992 to 1995. Mr. Merriman is a director of RC2 Corporation (a manufacturer of pre-school toys and infant products) and OMNOVA Solutions Inc. (an innovator of emulsion polymers, specialty chemicals, and decorative and functional surfaces). Mr. Merriman is also a director of Students in Free Enterprise.

Morry Weiss (68)

Director (1971), Chairman of the Board of Directors, Chairman of the Executive Committee

Morry Weiss joined American Greetings in 1961 and has had various responsibilities with American Greetings including Group Vice President of Sales, Marketing and Creative. In June 1978, Mr. Weiss was appointed President and Chief Operating Officer. From October 1987 until June 1, 2003, Mr. Weiss was Chief Executive Officer of American Greetings. In February 1992, Mr. Weiss became our Chairman. Mr. Weiss serves as a director of National City Corporation (a financial holding company), a member of the advisory board of Primus Venture Partners (equity investor in companies requiring growth capital), and a member of the board of directors of Dots (a young women’s clothing retailer). Mr. Weiss participates in a number of professional, educational and non-profit organizations, including as a member of the board of directors of United Way Services of Cleveland, Chairman of the Yeshiva University Board of Trustees, and a trustee of the Cleveland Clinic Foundation. Morry Weiss is the father of Jeffrey Weiss, a director and the President and Chief Operating Officer of American Greetings; the father of Zev Weiss, a director and the Chief Executive Officer of American Greetings; and the brother of Erwin Weiss, our Senior Vice President, Enterprise Resource Planning.

Continuing Directors with Term Expiring in 2009

(Class II)

Joseph S. Hardin, Jr. (63)

Director (2004), member of the Nominating and Governance Committee and Compensation and Management Development Committee

Mr. Hardin was President, Chief Executive Officer and a director of Kinko’s, Inc. (digital document solutions provider, now known as FedEx Kinko’s) from May 1997 until he retired in January 2001. Prior to joining Kinko’s, Mr. Hardin was President and Chief Executive Officer of SAM’s Club, the wholesale division of Wal-Mart Stores, Inc. Mr. Hardin currently serves as a director for Dean Foods (manufacturer and distributor of foods and beverages) and Petsmart, Inc. (retailer specializing in pet-related products and services). Mr. Hardin also serves on the Advisory Board of d’essence, an LMS Fragrance Company.

Jerry Sue Thornton (61)

Director (2000), member of the Audit Committee, Nominating and Governance Committee and Executive Committee

Dr. Thornton is the President of Cuyahoga Community College, Cleveland, Ohio, the largest community college in Ohio, a position she has held since 1992. Dr. Thornton is a member of the board of National City Corporation (a financial holding company), Applied Industrial Technologies, Inc. (a distributor of industrial products and services), RPM International, Inc. (a specialty coatings manufacturer) and American Family Insurance (an insurance company). Dr. Thornton participates in a number of professional, civic, educational, health care, and non-profit organizations, including as a board member of Playhouse Square Foundation, Rock and Roll Hall of Fame and Museum – Cleveland and New York, Cleveland Municipal School District, University Hospitals Health System, United Way Services of Cleveland, The Quadrangle, The Greater Cleveland Partnership, Cleveland Downtown Partnership and Clear Channel Radio.

Jeffrey Weiss (44)

Director (2003), member of the Executive Committee

Mr. Weiss is President and Chief Operating Officer of American Greetings, a position he has held since June 2003. Prior to becoming President and Chief Operating Officer, Mr. Weiss has had various responsibilities with American Greetings since joining in 1988, including most recently, Executive Vice President, North American Greeting Card Division of American Greetings from March 2000 until June 2003. Mr. Weiss participates in a number of civic and non-profit organizations, including as a board member of WVIZ/PBS. Jeffrey Weiss is the son of Morry Weiss, our Chairman of the Board; the brother of Zev Weiss, a director and our Chief Executive Officer; and the nephew of Erwin Weiss, our Senior Vice President, Enterprise Resource Planning.

Continuing Directors with Term Expiring in 2010

(Class III)

Scott S. Cowen (61)

Director (1989), Chairman of the Compensation and Management Development Committee, member of the Audit Committee

Dr. Cowen is President and Seymour S Goodman Professor of Management and Professor of Economics, Tulane University, a position he has held since 1998. Prior to that, Dr. Cowen served as Dean and Albert J. Weatherhead, III Professor of Management, Weatherhead School of Management at Case Western Reserve University. Dr. Cowen serves as a director of Jo-Ann Stores, Inc. (specialty store retailer), Forest City Enterprises, Inc. (conglomerate corporation engaged in real estate development, sales, investment and construction) and Newell Rubbermaid Inc. (consumer home products). Dr. Cowen is also a Commissioner of the New Orleans Redevelopment Authority as well as being a member of the New Orleans Business Council, New Orleans Regional Chamber of Commerce, United Way of Greater New Orleans and Committee for a Better New Orleans.

William E. MacDonald, III (61)

Director (2007), member of the Audit Committee, Executive Committee and Nominating and Governance Committee

Mr. MacDonald was Vice Chairman and member of the Office of the Chairman of National City Corporation (a financial holding company) from 2001 until his retirement on December 31, 2006. Prior to that, Mr. MacDonald held various management positions within National City over more than 30 years. Mr. MacDonald is a member of the board of directors of Lincoln Electric Holdings, Inc. (manufacturer and reseller of welding and cutting products) and MTC Technologies, Inc. (provider of computer, systems and related services and solutions to the Department of Defense and the intelligence community). Mr. MacDonald participates as a board member of a number of civic, health care and non-profit organizations including WVIZ/PBS and 90.3 Ideastream, The Cleveland Clinic Foundation, Great Lakes Theater Festival, The Diversity Center and Leadership Cleveland Class of 1987.

Charles A. Ratner (66)

Director (2000), Chairman of the Nominating and Governance Committee, member of the Compensation and Management Development Committee and Executive Committee

Mr. Ratner’s principal occupation is Chief Executive Officer and President of Forest City Enterprises, positions he has held for nine and eleven years, respectively. Mr. Ratner serves on the board of directors for RPM International, Inc. (a specialty coatings manufacturer). In addition, Mr. Ratner participates in a number of professional, civic, educational, health care and non-profit organizations, including as a board member of the Greater Cleveland Partnership, University Hospitals Case Medical Center, the Mandel Associated Foundations, David and Inez Myers Foundation, University Hospital and the Musical Arts Association as well as on the Board of Governors for The National Association of Real Estate Investment Trusts, on the Executive Committee for United Way Services of Cleveland and as a Trustee-for-Life for the Jewish Community Federation of Cleveland.

Zev Weiss (41)

Director (2003), member of the Executive Committee

Mr. Weiss became Chief Executive Officer of American Greetings in June 2003. Prior to becoming Chief Executive Officer, Mr. Weiss has had various responsibilities with American Greetings since joining in 1992, including most recently, Executive Vice President, A.G. Ventures and Enterprise Management from December 2001 to June 2003. He is currently on the board of Yeshiva University (educational institution). Zev Weiss is the son of Morry Weiss, our Chairman of the Board; the brother of Jeffrey Weiss, a director and our President and Chief Operating Officer; and the nephew of Erwin Weiss, our Senior Vice President, Enterprise Resource Planning.

PROPOSALS TWO AND THREE TO APPROVE AMENDMENTS TO THE ARTICLES OF INCORPORATION AND CODE OF REGULATIONS

General Discussion of Anti-Takeover Devices

Anti-takeover devices, which generally arise either as a product of state law or are implemented by a corporation, may have the effect of discouraging certain third parties from acquiring or attempting to acquire control of a corporation, and may prevent consummation of a proposed acquisition or other transaction that the Board of Directors or shareholders believe to be in the best interests of the corporation. Therefore, some shareholders view anti-takeover devices as inappropriate devices that limit investor value or entrench management at the expense of shareholders. Currently, our Articles of Incorporation provide for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. Furthermore, our Class B common shares have ten votes per share. In addition, under state law, we are subject to the provisions of Ohio’s Merger Moratorium Statute and Control Share Acquisition Act, which, as described below, are forms of state-adopted anti-takeover legislation. The classification of the Board of Directors expands the time required to change the composition of a majority of directors and makes it more difficult to remove incumbent management. These provisions may also discourage a proxy contest or other takeover bid for American Greetings.

In this Proxy Statement, we are proposing that shareholders approve amendments to our Articles of Incorporation to, among other things, “opt out” of Ohio’s Merger Moratorium Statute and eliminate cumulative voting, and amendments to our Code of Regulations to, among other things, “opt out” of Ohio’s Control Share Acquisition Act and set forth procedures for shareholders to propose business to be considered at an annual meeting and to nominate directors for election to the Board of Directors. As described below, the elimination of cumulative voting and the implementation of procedures for shareholder proposals and nominations of directors may be considered as adopting anti-takeover protections, while opting out of the Merger Moratorium Statute and the Control Share Acquisition Act (summarized following each respective subproposal), may be considered as eliminating anti-takeover protections. However, because of American Greetings’ dual class capital structure, where Class B common shares are entitled to ten votes per share and Class A common shares are entitled to one vote per share, together with the fact that the Class B common shares are predominately owned by a small number of holders, opting out of the Merger Moratorium and Control Share Acquisition statutes may be viewed differently. In the case of American Greetings, opting out removes a barrier to existing shareholders in acquiring a greater ownership interest in the company, thereby strengthening their ability to block, and discourage, hostile advances. Nevertheless, when viewed in absolute terms, the “opting out” applies equally to all shareholders and would-be shareholders. Removing these barriers to a takeover will apply to all shareholders equally, and will remove a significant impediment to any investor wishing to increase their ownership interest in, or to engage in other transactions with, American Greetings.

Although investor consensus has focused on limiting anti-takeover devices, a careful balance of anti-takeover protections can be a valuable tool to enable a board of directors to negotiate with potential bidders to obtain the highest return to shareholders and limit the ability of minority shareholders to take disruptive actions to the detriment of the corporation and its shareholders. By opting out of the Merger Moratorium Statute and the Control Share Acquisition Act, as balanced against eliminating cumulative voting, implementing an orderly process for shareholder proposals and nominations, and maintaining the classified board, American Greetings and its Board of Directors have tools available to them to maximize shareholder value in the face of hostile tactics and disruptive shareholder actions. Accordingly, when viewed in their entirety, we believe that these changes will present a balanced approach to corporate governance. These amendments are not in response to any specific effort by a shareholder, a group of shareholders, or American Greetings to engage in transactions that would otherwise trigger these anti-takeover devices, nor are they part of a plan by management to adopt a series of such amendments.

PROPOSAL TWO

APPROVAL OF AMENDMENTS TO THE ARTICLES OF INCORPORATION

The Board of Directors approved and recommends that shareholders approve the amendments to our Articles of Incorporation described below. The proposed amendments are separated into three subproposals to allow shareholders to focus and vote on each significant change. Each subproposal will be voted on separately, and the adoption or rejection of one subproposal will not affect the adoption or rejection of another subproposal. Each subproposal must receive the approval of two-thirds of the total voting power of the company. The proposed amendments are incorporated in the Articles of Incorporation, a copy of which is attached as Annex A and marked to show the proposed amendments. The description below of the three subproposals and the material changes to the Articles of Incorporation effected by the three subproposals are qualified in their entirety by reference to Annex A. We encourage you to carefully read Annex A in its entirety.

Board Recommendation

The Board of Directors believes that the adoption of the amendments to the Articles of Incorporation will provide flexibility to the Board to respond to the needs of the company and its shareholders and is in the best interest of American Greetings and its shareholders. Accordingly, the Board of Directors recommends approval of Proposal Two.

Subproposal No. 1: Approval of Amendment to the Articles of Incorporation to Opt Out of the Ohio Merger Moratorium Statute

We propose to amend the Articles to “opt out” of Chapter 1704 of the Ohio Revised Code, known as the “Merger Moratorium Statute.” The full text of the amendment is set forth in Article Eighth on Annex A.

The Merger Moratorium Statute, enacted in 1990, prohibits a wide range of transactions between a corporation and an interested shareholder for three years after that person becomes an “interested shareholder.” After the initial three-year prohibition, two-thirds vote of shareholders is required to proceed with the prohibited transactions. Furthermore, for 12 months after the adoption of the proposed amendment “opting out” of these requirements, a corporation must refrain from interested shareholder transactions that would have been prohibited. The Merger Moratorium Statute does not apply to a corporation that has amended its articles of incorporation to opt out of the Merger Moratorium Statute by a vote of two-thirds of all outstanding shares entitled to vote in the election of directors and by the holders of two-thirds of all outstanding disinterested shares.

The Merger Moratorium Statute may discourage a third party from acquiring or attempting to acquire control of the company, may prevent consummation of an acquisition, and may have a negative effect on share price when no acquisition proposal is pending. As a result, opting out of the Merger Moratorium Statute will remove a significant impediment to any investor wishing to acquire large blocks of our common shares. Please see “General Discussion of Anti-Takeover Devices” above for additional information regarding anti-takeover devices.

Summary of Merger Moratorium Statute

Under Ohio’s Merger Moratorium Statute, a corporation is prohibited from entering into specified transactions with certain direct or indirect beneficial owners of ten percent or more of the shares of such corporation (an “interested shareholder”) for at least three years after the interested shareholder attains his ten percent ownership unless, before the interested shareholder attains his ten percent ownership, the board of directors of the corporation approves either the transaction or the purchase of shares resulting in his ten percent ownership. In addition to obtaining prior board approval of the transaction or purchase of shares resulting in ten percent or greater beneficial ownership, there are several other exceptions to a person becoming subject to the prohibitions of the Merger Moratorium Statute based on how a person became an “interested shareholder.” For example, even if a shareholder acquires beneficial ownership of ten percent or more of a corporation’s common shares, the shareholder will not be deemed an “interested shareholder” if the shares were acquired as a result of a gift or inheritance, or the shares were acquired as compensation for services rendered to the corporation. We do not believe that we have any shareholders that meet the definition of “interested shareholders” at this time and therefore, do not believe that transactions with any of our current shareholders would be subject to provisions of the Merger Moratorium Statute.

If a person (an “acquirer”) becomes the beneficial owner of ten percent or more of an issuer’s shares, without the prior approval of its board of directors or otherwise in an exempt transaction, the Merger Moratorium Statute prohibits, subject to certain exceptions, the following types of transactions for at least three years if they involve the issuer and either the acquirer or anyone affiliated or associated with the acquirer:

•	the disposition or acquisition of an interest in assets owned or controlled by the issuer or such acquirer meeting thresholds specified in the statute;
•	mergers, consolidations, combinations and majority share acquisitions;
•	a voluntary dissolution;
•

the issuance or transfer of shares or any rights to acquire shares of the issuer having a fair market value at least equal to five percent of the aggregate fair market value of the issuer’s outstanding shares;

•	a transaction that increases the acquirer’s proportionate ownership of the issuer; and
•	the provision of any other benefit to the acquirer that is not shared proportionately by all shareholders.

With respect to transactions with existing interested shareholders, unless an exemption applies, the prohibition imposed by Chapter 1704 continues indefinitely after the initial three-year period unless the transaction is approved by the holders of at least two-thirds of the total voting power of the issuer (and the holders of at least a majority of disinterested shares for purposes of the Merger Moratorium Statute) or satisfies statutory conditions relating to the fairness of the consideration to be received by the shareholders. This subproposal is not in response to any effort by a shareholder, a group of shareholders, or American Greetings to engage in a transaction that is subject to the Merger Moratorium Statute, nor is it being recommended in response to any specific effort, of which we are aware, to permit a transaction that would otherwise be prohibited by the Merger Moratorium Statute.

Subproposal No. 2: Amend the Articles of Incorporation to Eliminate Cumulative Voting

We propose to amend the Articles of Incorporation to eliminate the right of shareholders to vote cumulatively in the election of directors. The new provision is set forth in its entirety in Article Tenth.

Our shareholders currently have cumulative voting rights in the election of directors under Ohio law. Cumulative voting enables a shareholder to cumulate votes for the election of a nominee by casting a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder is entitled. The shareholder also may distribute his or her votes between or among two or more nominees on the same basis. As a result, cumulative voting is generally perceived as a tool that minority shareholders can use to gain a board seat.

Depending on the share ownership at any given time, a shareholder or group of shareholders, even though owning shares representing less than a majority, could theoretically propose their own director nominee and cumulate their votes to elect one director. Such an individual or group may have special interests and goals that are not consistent with and might be in conflict with, those of a majority of shareholders. We believe that each director should represent the interests of all shareholders, rather than the interests of any special constituency. For a board of directors to work effectively for all shareholders, each director should feel a responsibility to the shareholders as a whole and not to any special group of minority shareholders. Minority shareholders voting cumulatively could result in a relatively small number of shares being responsible for the election of one or more directors whose loyalty would be primarily to the minority group responsible for their election, rather than to the company and all its shareholders. Notwithstanding, because of American Greetings’ dual class capital structure where Class B common shares are entitled to ten votes per share and Class A common shares are entitled to one vote per share, together with the fact that the Class B common shares are predominantly owned by a small number of holders, eliminating cumulative voting will have the effect of concentrating more voting control in the election of directors in such holders. Please see “General Discussion of Anti-Takeover Devices” above for additional information regarding anti-takeover devices.

We believe it is very common and an accepted practice for companies not to provide for cumulative voting in the election of directors. This subproposal is not in response to any effort by a shareholder, or a group of shareholders, to remove any director or otherwise gain representation for any special interest on the Board. This amendment is not being recommended in response to any specific effort, of which we are aware, to accumulate our common shares or to obtain control of American Greetings or our Board of Directors by means of a solicitation in opposition to management or otherwise. The recommendation to eliminate cumulative voting in the election of directors is not part of a plan by management to adopt a series of such amendments. Additionally, Proposal Three, Subproposal No. 2 (relating to process for nominating directors) provides a comprehensive procedure for all shareholders to nominate a candidate for director positions and will give a minority shareholder a forum to present a candidate who represents his or her views. Accordingly, we are proposing the amendment to the Articles of Incorporation to eliminate cumulative voting. If this amendment is approved, we will also conform the Code of Regulations by deleting the provision that provides for cumulative voting in the election of directors.

Subproposal No. 3: Modernization and Clarification Amendments – Amend the Articles of Incorporation to Allow American Greetings to Engage in any Lawful Activity Authorized by Ohio Law; Conform Permitted Interested Transactions Provisions to Ohio Law; and Make Minor Terminology, Numbering and Other Conforming Language Changes.

Under the existing Articles of Incorporation, we may not be able to take advantage of corporate opportunities that are in the interests of American Greetings and its shareholders and are permissible under applicable law. Ohio law provides that a corporation may engage in any purpose for which individuals lawfully may associate themselves. Article Third, while broad enough to permit all activities in which the company is engaged, does not contain a “general purpose” clause as contemplated by Ohio law. A general purpose clause will provide us with additional flexibility to enter into new lines of business and allow us to take advantage of the flexible corporate purpose provisions of Ohio law. Accordingly, we are proposing to amend Article Third of the Articles of Incorporation to allow American Greetings to engage in any lawful activity authorized by law. There are no current intentions to alter the company’s purpose. This amendment merely provides flexibility for the future.

We are proposing to amend Article Seventh of the Articles of Incorporation to revise the language defining what constitutes a permitted related-party transaction (sometimes referred to as an “interested transaction”) to track more closely what Ohio law permits. This change is designed to make clear that if American Greetings enters into a contract with an entity with which we share common directors, it should not be considered void or prohibited by this fact alone if it is otherwise on terms that are fair to American Greetings. Currently, however, the language contemplates only contracts with a subsidiary that shares a common director. Consistent with the charter documents at other companies and with what Ohio law actually allows, we propose revising the language to provide that the other contractual party is not required to be a subsidiary.

Furthermore, there are several sections of the Articles of Incorporation that need to be amended to correct typographical errors or internal inconsistencies in the Articles of Incorporation. Accordingly, we are proposing to amend the Articles of Incorporation to modernize and clarify certain provisions as marked in the attached Annex A.

PROPOSAL THREE

APPROVAL OF AMENDMENTS TO THE CODE OF REGULATIONS

The Board of Directors approved and recommends that shareholders approve the amendments to our Code of Regulations described below. The proposed amendments are separated into five subproposals to allow shareholders to focus and vote on each significant change. Each subproposal will be voted on separately, and the adoption or rejection of one subproposal will not affect the adoption or rejection of another subproposal. Each subproposal must receive the approval of the majority of the total voting power of the company, except for Subproposal No. 3, which must receive approval of two-thirds of the total voting power. The proposed amendments are incorporated in the amended Code of Regulations, a copy of which is attached as Annex B and marked to show the proposed amendments. The description below of the five subproposals and the material changes to the Code of Regulations effected by the five subproposals are qualified in their entirety by reference to Annex B. We encourage you to carefully read Annex B in its entirety.

Board Recommendation

The Board of Directors believes that the adoption of the amendments to the Code of Regulations will modernize the Regulations, provide flexibility to the Board to respond to the needs of the company and its shareholders and is in the best interest of American Greetings and its shareholders. Accordingly, the Board of Directors recommends approval of Proposal Three.

Subproposal No. 1: Modernization and Clarification Amendments

Except to amend the Code of Regulations in 1998 to incorporate a change in the New York Stock Exchange rules relating to the quorum required when listing new or additional securities with the New York Stock Exchange, the last time we updated and amended our Code of Regulations was nearly twenty years ago. Since that time, there have been numerous changes in Ohio law, federal securities law and New York Stock Exchange regulations that have increased flexibility for corporations in communicating with and conducting meetings of directors and shareholders, among other corporate governance matters. Many of the changes that have been made to these laws and regulations and that are proposed for future adoption relate to significant advances made in the area of electronic communications that permit notices, voting, proxy authorization and meeting attendance to occur electronically.

Under the existing Code of Regulations, we may not be able to take advantage of certain of these changes or may not have sufficient flexibility to take advantage of subsequent changes in the evolving corporate governance landscape. In other instances, we would like to expressly include provisions that are permissible under applicable law. Furthermore, there are several sections of the Code of Regulations that need to be amended to correct typographical errors and internal inconsistencies, or revised to reflect the current practices of the company that have evolved since the Code of Regulations was last updated.

Accordingly, the amended Code of Regulations would provide for the following material changes to modernize and clarify the existing Code of Regulations:

•

The existing Code of Regulations requires the annual shareholder meeting to be held at 2:30 p.m. on the fourth Friday in June. The proposed amendments would provide flexibility in setting the time and date of the meeting on any day during the month of June. See Article I, Section 1 of the amended Code of Regulations.

•

The existing Code of Regulations contains out of date officer titles and timelines for calling a special meeting of the shareholders. The proposed amendments reflect the current officer structure of the company, as well as update the deadlines for calling a special meeting to conform to Ohio law. See Article I, Section 2 of the amended Code of Regulations.

•

The existing Code of Regulations requires the company to issue a written notice to shareholders of record, by service or mail, setting forth the time, place and purposes of each shareholder meeting and does not address notice by more modern means of communication, such as e-mail or fax. The proposed amendments to the Code of Regulations would expressly allow notice of shareholder meetings to be given by personal delivery, mail, overnight delivery service or other means of communication authorized by law (which means could include e-mail or fax). This change is intended to reflect changes in technology, federal proxy rules, and Section 1701.41(A) of the Ohio Revised Code, which allows for notice of shareholder meetings to be delivered in this manner. The proposed amendments also update the deadlines for sending notice of shareholder meetings. See Article I, Section 4 of the amended Code of Regulations.

•

The existing Code of Regulations contains record date provisions that are more restrictive than what is permitted under Ohio law. The proposed amendments conform to Ohio law and more clearly define the parameters for setting the record date. See Article I, Section 5 of the amended Code of Regulations.

•

The existing Code of Regulations does not address the means of appointing a proxy. The proposed amendments to the Code of Regulations would expressly set forth in the Code of Regulations what is authorized under Ohio law, specifically, to permit shareholders to appoint a proxy using a modern form of verifiable communication, such as e-mail, over the Internet or by telephone. Shareholders will still have the right, if they so choose, to appoint a proxy in writing. This change is intended to reflect changes in technology, new Securities and Exchange Commission electronic proxy rules, and Section 1701.48(A) of the Ohio Revised Code, which allows for a proxy to be appointed by a writing or appointed by a verifiable communication authorized by the shareholder. See Article I, Section 7 of the amended Code of Regulations.

•

The existing Code of Regulations requires presence in person or by proxy in order to constitute a quorum. The proposed amendments permit presence by communications equipment as permitted by Ohio law. See Article I, Section 8 of the amended Code of Regulations.

•

The existing Code of Regulations does not contain procedures for the orderly conduct of business at shareholder meetings. Under Ohio law, the directors generally have the authority to set rules and procedures governing the conduct of meetings. Accordingly, the proposed amendments to the Code of Regulations expressly provide for the adoption by the Board of Directors of such rules and regulations regarding the orderly conduct of meetings. In addition, the changes clarify how a matter may be properly brought before an annual meeting of shareholders, as discussed below in Subproposal No. 2. See Article I, Section 12 (A), (B) and (D) of the amended Code of Regulations.

•

The existing Code of Regulations does not expressly state that meetings of the Board of Directors may occur outside the state of Ohio as authorized by Ohio law. The proposed amendments to the Code of Regulations clarify that regular meetings of the Board may be held at such times and places, within or without the state of Ohio, as may be fixed by the Board. See Article II, Section 2 of the amended Code of Regulations.

•

The existing Code of Regulations requires the company to issue notice of the time and place of any special meeting of the Board of Directors by serving the notice or telephoning the director and does not address notice by more modern means of communication, such as e-mail or fax. The proposed amendments to the Code of Regulations would expressly allow notice of director meetings to be given by personal delivery or by mail, telephone, electronic mail or any other similar means of communication. This change is intended to incorporate changes in technology and Section 1701.61(C) of the Ohio Revised Code, which allows for notice of Board meetings to be delivered in this manner. See Article II, Section 2 of the amended Code of Regulations.

•

The existing Code of Regulations permits five directors to constitute a quorum. The proposed amendments require a majority of the directors then in office to constitute a quorum. We believe this change reflects better corporate governance practices and the current practices of the company. The proposed amendments also state that the action of a majority of the quorum is the act of the entire Board, making express what is authorized under Ohio law. See Article II, Section 3 of the amended Code of Regulations.

•

The existing Code of Regulations is silent as to how a director may participate in meetings of the Board. The proposed amendments expressly set forth in the Code of Regulations what is authorized under Ohio law, specifically, to allow a director to participate in a meeting through communications equipment by which all participants can hear each other. See Article II, Section 4 of the amended Code of Regulations.

•

The existing Code of Regulations provides that the Board of Directors may appoint certain of its members to act as a committee or committees, specifically authorizing an Executive Committee of not less than three members. The proposed amendments to the Code of Regulations provide for the appointment of any committee deemed appropriate by the Board, and that a committee of the Board may consist of one or more directors. This change is intended to expressly set forth in the Code of Regulations what is authorized under Ohio law, specifically, to provide the Board with additional flexibility to authorize action by a subset of its members and reflect changes in Section 1701.63(A) of the Ohio Revised Code, which now only requires committees to consist of one or more directors. This section has also been updated to reflect participation in committee meetings via communications equipment, as authorized under Ohio law. See Article II, Section 5 of the amended Code of Regulations.

•

The indemnification and insurance provisions of the existing Code of Regulations authorizing the company to indemnify its officers and directors require updating and clarification. The proposed amendments to the Code of Regulations clarify and update the provisions governing the ability of the company to indemnify its directors, officers and agents, including expressly allowing American Greetings to enter into indemnification agreements with such individuals. See Article IV of the Code of Regulations.

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The existing Code of Regulations did not provide a process for filling vacancies on the Board. The proposed amendments expressly set forth in the Code of Regulations what is authorized under Ohio law, specifically, to permit the remaining directors or the shareholders at a meeting to fill the vacancy. See Article II, Section 6 of the amended Code of Regulations.

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The existing Code of Regulations does not prohibit, but also does not contain express terms providing for, the use of uncertificated shares. The proposed amendments to the Code of Regulations would expressly permit the company to issue uncertificated shares and contain provisions relating to the registration and transfer of such shares. These amendments are intended to reflect New York Stock Exchange rules requiring listed companies to cause their shares to be eligible for inclusion in a direct registration system (“DRS”) by January 1, 2008. We became DRS-eligible in November 2007. To be eligible for inclusion in a DRS, we permit our shares to be evidenced by records in the DRS without physical (paper) certificates evidencing those shares. The existing Code of Regulations allowed us to comply with this requirement, since uncertificated shares are permitted under the Ohio Revised Code; however, the amended Code of Regulations would contain express provisions regarding the issuance of uncertificated shares in accordance with the requirements set forth in the Ohio Revised Code in addition to the provisions governing certificated shares. Except as may otherwise be required by law, the rights and obligation of holders of uncertificated shares and holders of physical shares for a particular class and series of shares would be identical. Under the New York Stock Exchange requirements, we are not required to issue uncertificated shares. Whether or not we elect to issue uncertificated shares, the proposed amendments would not affect shareholders who choose to hold their shares through a brokerage or other account in “street” name. See Article VI, Section 1 of the amended Code of Regulations.

Subproposal No. 2: Notice of Shareholder Business and Director Nominations

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The existing Code of Regulations does not expressly provide any procedural requirements regarding a shareholder’s ability to bring business before an annual meeting of shareholders. The proposed amendments to the Code of Regulations would expressly set forth the time period in which a shareholder must provide notice to the company and the procedure to be followed in order to submit a proposal for consideration at a meeting. Under the amended Code of Regulations, a shareholder would be required to submit notice of a proposal to our principal executive offices no later than 60 days nor more than 90 days prior to the annual meeting. The proposed amendments to the Code also specify the information that is required to be set forth in any such notice. The proposed amendments would supplement the existing requirements regarding the submission of shareholder proposals for inclusion in the company’s proxy statement set forth in Rule 14a-8 under the Securities Exchange Act of 1934. See Article I, Section 12(C), and Article I, Section 1 of the amended Code of Regulations.

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The existing Code of Regulations does not expressly provide procedural requirements regarding a shareholder’s ability to nominate a candidate for election to the Board at an annual meeting of shareholders called for the election of directors. The proposed amendments to the Code of Regulations would expressly set forth the time period in which a shareholder must provide notice to the company and the procedure to be followed in order to nominate a candidate for election to the Board at an annual meeting. Under the amended Code of Regulations, a shareholder would be required to submit notice of a nomination to our principal place of business no later than 60 days nor more than 90 days prior to the annual meeting. The proposed amendments to the Code of Regulations also specify the information that is required to be set forth in any such notice of a nomination for director. The proposed amendments would supplement the existing requirements regarding the submission of shareholder proposals for inclusion in the company’s proxy statement set forth in Rule 14a-8 under the Securities Exchange Act of 1934. See Article II, Section 7 of the amended Code of Regulations.

We believe that these amendments will facilitate an orderly process for shareholder proposals and nominations, allowing shareholders to be represented at a meeting while ensuring that shareholders have sufficient time to consider the matter prior to voting on it. However, because they create an additional procedure that must be followed, these amendments may be viewed as anti-takeover devices that have the effect of discouraging a third party from acquiring or attempting to acquire control of the company, may prevent consummation of an acquisition, and may have a negative effect on share price when no acquisition proposal is pending. Please see “General Discussion of Anti-Takeover Devices” above for additional information regarding anti-takeover devices.

Subproposal No. 3: Authority of the Board to Fix the Number of Directors

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The existing Code of Regulations fixes the Board at 12 members divided into three classes, unless shareholders exercising a majority of the voting power at a meeting to elect directors change the number or a lesser number is actually elected. The proposed amendment sets the size of the board from nine to and including fifteen directors, and the Board can then fix a number within that range. Currently, our shareholders must set the number of directors in the Class being elected. This proposal would authorize the Board of Directors to set or change the number of directors between nine and fifteen directors. We believe that this amendment will enable us to identify, appoint and nominate for election additional qualified individuals to serve as directors, as the opportunity or need presents itself. In addition, the duties and complexity of serving on a public company’s board of directors and its committees have increased substantially in recent years, and we believe that this amendment will allow the Board to better allocate committee assignments and other duties. The proposed change will give greater flexibility to the Board to add directors as qualified candidates become available without having to go to the shareholders to increase the size of a class. This revision will also allow the Board to reduce the number of directors in the event of a vacancy and a qualified candidate is not available. These changes are consistent with Section 1701.56(A)(2) of the Ohio Revised Code, which provides that a corporation’s articles of incorporation or code of regulations may authorize directors to change the number of directors, and are intended to provide greater flexibility to the Board in managing its size and membership in accordance with Securities and Exchange Commission and New York Stock Exchange independence and committee requirements and corporate governance considerations. Pursuant to the requirement set forth in the current Code of Regulations, Subproposal No. 3 must receive the affirmative vote of two-thirds of the total voting power of the company’s common shares. See Article II, Section 1 of the amended Code of Regulations.

Subproposal No. 4: Amendment to the Code of Regulations to Opt Out of the Ohio Control Share Acquisition Act

We propose to amend the Code of Regulations to “opt out” of coverage of an Ohio anti-takeover statute, which is commonly referred to as the “Control Share Acquisition Act.” The full text of the amendment is set forth in its entirety in Article V on Annex B.

The Control Share Acquisition Act provides that notice and information filings, and special shareholder meeting and voting procedures, must occur prior to any person’s acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within specified ranges of share ownership. The Control Share Acquisition Act requires that “control share acquisitions” (as further described below) be approved by shareholders of an issuing public corporation. As a result, the Control Share Acquisition Act may discourage a third party from acquiring or attempting to acquire control of the company, may prevent consummation of an acquisition, and may have a negative effect on share price when no acquisition proposal is pending. The Control Share Acquisition Act does not apply to a corporation whose articles of incorporation or code of regulations provides that it does not apply. If the proposed amendment to our Code of Regulations is adopted, you are waiving this veto power for future transactions involving the company. Therefore, opting out of the Control Share Acquisition Act will remove a significant impediment to any investor wishing to acquire large blocks of our common shares. However, we believe that other provisions of our Articles of Incorporation and Code of Regulations will adequately and more effectively protect the interests of American Greetings and its shareholders against the acquisition of controlling share interests that are not approved by the Board of Directors. Please see “General Discussion of Anti-Takeover Devices” above for additional information regarding anti-takeover devices.

The Control Share Acquisition Act, together with federal proxy rules, is intended to assure that shareholders are given adequate notice and opportunity to review a “control share acquisition” and consent to the resulting effects of the acquisition. This process was intended to prevent the unfettered ability of an acquirer to obtain a substantial block of shares, which could result in significant changes in corporate circumstances, and to avoid the coercive environment that the legislature found was often present in tender offers. In adopting the Control Share Acquisition Act, the Ohio General Assembly further limited the coercive nature of the shareholder vote by not permitting the proposed acquirer to vote on the transaction, although it is still permitted to solicit proxies at the mandatory special shareholders meeting to approve the proposed transaction.

There may be circumstances, however, in which the strict limitations imposed by the Control Share Acquisition Act are not in a corporation’s best interest or the best interests of its shareholders. For example, even if the Board approves a tender offer and recommends it to shareholders, the tender offer may not be completed without first calling a special meeting and obtaining shareholder approval in accordance with the Control Share Acquisition Act’s provisions. In addition, since the Control Share Acquisition Act applies to all shareholders equally, existing shareholders who simply desire to increase their ownership in the company with no desire or intention of acquiring “control” could trigger the provisions of the statute. Further, an inadvertent acquisition could trigger the procedures required by the Control Share Acquisition Act, all of which could become a significant distraction to management. This subproposal is not in response to any effort by a shareholder, a group of shareholders, or American Greetings to engage in a transaction that is subject to the Control Share Acquisition Act, nor is it being recommended in response to any specific effort, of which we are aware, to permit a transaction that would otherwise be prohibited by the Control Share Acquisition Act.

Summary of Control Share Acquisition Act

Important definitions under the Control Share Acquisition Act:

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A “control share acquisition” is a direct or indirect acquisition by any person or entity of such number of voting shares of a corporation which, when added to those shares that the person or entity already owns or with respect to which the person or entity may exercise or direct the exercise of the voting power, would give the person or entity voting power within any of the following ranges: one-fifth or more but less than one-third of such voting power; one-third or more but less than a majority of such voting power; or a majority or more of such voting power. There are several exceptions to transactions that may otherwise be deemed a “control share acquisition,” including shares acquired in a transaction prior to 1982, and the acquisition of shares in good faith by gift or inheritance. We do not believe that we have any shareholder who has purchased shares in a “control share acquisition.”

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An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no valid close corporation agreement exists. American Greetings is an issuing public corporation.

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“Interested shares” are those shares of the corporation in respect of which any of the following persons may exercise or direct the exercise of the voting power of the corporation in the election of directors: (i) the acquiring person; (ii) any officer of the corporation; (iii) any employee of the corporation who is also a director of the corporation; or (iv) any person who acquires shares for valuable consideration during the period beginning with the date of the first public disclosure of a proposed control share acquisition, or any proposed merger, consolidation, or other transaction that would result in a change in control of the corporation or in the sale of all or substantially all of its assets, and ending on the date of any special meeting of the corporation’s shareholders held thereafter for the purpose of voting on a control share acquisition proposed by an acquiring person, if either of the following applies: (a) the aggregate consideration paid for all such shares exceeds $250,000, or (b) the number of shares acquired by the person exceeds one-half of one percent of the outstanding shares entitled to vote in the election of directors.

Procedures required under Control Share Acquisition Act

The Control Share Acquisition Act gives shareholders who are not holders of interested shares a veto power over certain acquisitions of shares of an issuing public corporation. A person or entity that proposes to make a control share acquisition must provide notice of the proposal to the corporation in accordance with specific requirements. The board of directors must then call a special meeting of the shareholders within 50 days for the purpose of voting on the proposed control share acquisition. A quorum for this meeting is achieved only if there is present at the meeting, in person or by proxy, a majority of the voting power of the corporation in the election of directors. A control share acquisition may be consummated only if the acquisition is approved by both holders of a majority of the quorum at the special meeting, and holders of a majority of the disinterested shares. A proposed control share acquisition, which receives approval in the manner described, must be consummated no later than 360 days following shareholder authorization.

Subproposal No. 5: Future Amendments to the Code of Regulations

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The existing Code of Regulations provides that an amendment to the Code of Regulations may be adopted by written consent of a simple majority of the voting power without a meeting. The proposed amendments to the Code of Regulations require that future amendments to the Code of Regulations must be approved by a majority of the voting power of the company at a meeting, but will follow Ohio law with respect to action without a meeting, which requires written consent of two-thirds of the voting power to amend the Code of Regulations. We believe this to be a better practice from a corporate governance perspective. See Article VI, Section 5 of the amended Code of Regulations.

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The existing Code of Regulations provides that only shareholders may amend the Code of Regulations. The proposed amendments to the Code of Regulations add a provision that allows the Board of Directors to also amend the Code of Regulations without shareholder approval, unless a provision of the Ohio Revised Code reserves such authority to the shareholders. Accordingly, the Board would be able to make ministerial and other changes to the Code of Regulations without the time and expense of seeking shareholder approval. This change is intended to reflect changes in Section 1701.11 of the Ohio Revised Code that now permit directors to make certain amendments to a corporation’s code of regulations without shareholder approval so long as such amendments do not divest or limit the shareholders’ power to adopt, amend or repeal the regulations of the corporation. The amendment to the Ohio Revised Code aligns Ohio with many other jurisdictions, such as Delaware, that also permit similar flexibility. Under the Ohio Revised Code and the proposed amendments to the Code of Regulations, the Board will be required to promptly provide notice of such amendments to the shareholders. The amended Code would not affect the shareholders’ ability to amend the Code of Regulations. See Article VI, Section 5 of the amended Code of Regulations.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

In fiscal 2008, we continued with the same executive compensation philosophy that we have had in place for several years. We use this philosophy to determine the compensation programs and practices for all our executive officers, including our named executive officers who are listed in the Summary Compensation Table. The fundamental principle of this philosophy is performance – performance of the organization and its business units, and performance of the individual – compared to financial goals, compared to strategic initiatives and compared to individual goals. The compensation decisions we made in fiscal 2008 were based on this principle.

In fiscal 2008, in addition to our financial goals, we measured our executive officers’ performance based, in part, on their contributions to achieving our major corporate initiatives, which were:

•	our strategic card initiative, through which we seek to enhance our product offerings and the merchandising of the product;
•	optimization of our capital structure;
•	our business process redesign, where we continue to redesign the processes and systems we use to develop, source and deliver our products;
•	exploitation of growth opportunities in areas that are either directly in, or adjacent to, our existing businesses;
•	rationalization of certain business units and product lines, where we critically assess the roles of certain products and product lines in our business portfolio; and
•	the implementation of new operating strategies for certain business units and product lines.

We did not make any significant changes to the structure of our compensation programs for fiscal 2008 from the programs in place in fiscal 2007. Although we adjusted certain of our named executive officers’ base salaries, we did not change their target stock option grant levels or their target cash incentive levels from the prior year. However, because the actual cash incentive payments are based on financial performance compared to the goals for that fiscal year, the actual payments we made to our named executive officers under the Key Management Annual Incentive Plan were different from the payments we made in fiscal 2007. The fiscal 2008 payments were based on the fiscal 2008 financial performance, which exceeded our goals for earnings before interest and taxes and earnings per share.

Our fiscal 2008 financial performance resulted in payouts to the named executive officers under the corporate and business unit components of the Key Management Annual Incentive Plan at 161.2% and 144.4% of the target incentive percentages for their specific positions, respectively. The actual number of stock options granted to our named executive officers was at the target level or higher, which was determined by the individual’s performance rating for fiscal 2008 and the target grant size for their position.

General Philosophy

We believe that our executive compensation program should enable us to attract, reward and retain those talented executives we need in our organization to achieve our objectives. We also believe that our compensation program should reward our executives for achieving their goals. We believe that these goals should include components from corporate-wide, business unit and individual performance initiatives and that these goals should align the efforts and interests of the executives with the interests of American Greetings, and most importantly, the interests of our shareholders. Under our programs, executives who achieve their individual performance goals and who play a role in achieving the corporate and appropriate business unit goals may be awarded both cash and equity-based incentives.

We believe the elements of our compensation program, individually and collectively, should be competitive with compensation programs offered by other employers of similar size and in similar industries. We also believe that the compensation granted to any one individual executive should be differentiated from that granted to our other executives, based on the executive’s skills and experience, overall performance contributions, and performance compared to specific goals and objectives.

Board Processes

Although many compensation decisions are made in the first quarter of the fiscal year, our compensation planning process neither begins nor ends with any particular Compensation Committee meeting. Compensation decisions are designed to encourage and reward for accomplishing our fundamental business objectives and strategic goals, within the principles of our compensation philosophy. Business planning, succession planning, evaluation of management performance and consideration of the business environment are year-round processes. Consequently, our compensation process is also a year-round process.

In establishing the compensation for fiscal 2008 and 2009, the Compensation Committee conducted a review of the compensation and performance of the Chief Executive Officer and, after reviewing market data on similar positions in the marketplace, the Compensation Committee established the Chief Executive Officer’s compensation levels. The Chief Executive Officer and/or the President and Chief Operating Officer conduct reviews of the performance of the remaining executive officers (other than the Chairman). They make initial determinations of each executive officer’s performance rating and changes to base salary, subject to the review and approval of the Compensation Committee (which from time to time consults with the Senior Vice President of Human Resources). The Compensation Committee approves all management incentive and equity programs, all equity grants, all retirement benefit programs in which executive officers or directors participate, and any modification to a benefit or compensation program that has a material economic impact on American Greetings, an executive officer or a director. Management recommends for approval of the Compensation Committee all business performance targets upon which payments to executive officers are based. The Chief Executive Officer, Senior Vice President and General Counsel, and the Senior Vice President of Human Resources work with the Compensation Committee chair in establishing the agenda for Compensation Committee meetings. Management also prepares meeting information for each Compensation Committee meeting. From time to time, executive officers, including the Chief Executive Officer, the President and Chief Operating Officer and the Chairman participate in Compensation Committee meetings to provide:

•	background information regarding the compensation of our employees;
•	evaluations of the performance of executive officers; and
•	recommendations with respect to compensation proposals and as to the compensation of executive officers.

Setting Compensation

Compensation of Executive Officers Generally

To set the actual compensation levels for each of our executive officers, generally we first collect information from the marketplace on how other employers compensate people in similar positions. We use overall industry data, consumer products industry data and, depending on the position, data from industry segments or specific companies. We usually rely more heavily on data from consumer products companies because: (1) our core business is consumer products focused – we create, manufacture, market and distribute social expression products sold to consumers; and (2) we often recruit employees from consumer product companies, or from companies that support or otherwise service the consumer products industry. Generally, for both the overall industry and consumer products market data, we look at companies with revenue that approximates our revenue. We typically obtain this data from broad-based surveys that are published by such nationally recognized consulting firms such as Towers Perrin and Mercer Human Resource Consulting (“Mercer”). Alternatively, we may commission a custom study by one of these consulting firms, using data held in their databases or information included in the proxy statements and other public filings of companies similar to

us. While information developed solely from public filings covers only those individuals for whom compensation information is disclosed publicly, generally these positions correlate to our Chief Executive Officer, President and Chief Operating Officer and certain of our Senior Vice Presidents.

To determine the compensation to be paid to new executive officers, we take into account the market data for their specific position (to the degree it is available), their relevant experience and expected contribution to our business, and the compensation we believe will be required to attract and retain that individual. In general, compensation realized by executives from prior awards or grants made by us, such as gains from previously awarded stock options or equity awards, are not taken into account in setting current compensation levels. We believe that our executive officers should be fairly compensated each year compared to market pay levels, internal equity among other executive officers, and their own individual performance contributions.

Compensation of Chief Executive Officer and President and Chief Operating Officer

To determine the overall amount of compensation to pay our Chief Executive Officer and our President and Chief Operating Officer, we consider compensation related information for similar positions in industry in general as well as in a select group of consumer products companies that we consider to be our peer group. To assist us in this evaluation, we engaged Towers Perrin to provide compensation related information from its proprietary databases for similar positions in industry in general and in companies that we consider to be our peer group. As it relates to the compensation decisions we made in April 2007 concerning the compensation paid to our Chief Executive Officer and our President and Chief Operating Officer during fiscal 2008, the peer group (the “2007 Peer Group”) that we evaluated consisted of: Avon Products Inc.; Brown Forman Corp.; Columbia Sportswear Co.; Foot Locker, Inc.; Hasbro, Inc.; Hershey Co. (formerly Hershey Foods Corp.); Jones Apparel Group, Inc.; Linens N Things, Inc.; Mattel, Inc.; Petsmart, Inc.; Phillips-Van Heusen Corporation; Retail Ventures, Inc. (formerly Value City Department Stores, Inc.); Reynolds American Inc.; Scotts Miracle-Gro Company; Sherwin Williams Co.; Tiffany & Co.; Tupperware Brands Corporation; and Wrigley (Wm) Jr. Co. For certain areas of comparison where information was available from Towers Perrin’s proprietary surveys, the Consumer Product Peer Group also included Hallmark Cards, Inc., Mary Kay, Inc., L.L. Bean, Inc., and Jostens, Inc., each of which is a privately held company. In consultation with Towers Perrin, we chose these companies for our Peer Group because the nature of their businesses is similar to ours and they are considered representative of the companies with which we compete for executive talent. With respect to compensation decisions that we made in April 2008 concerning the compensation paid to our Chief Executive Officer and our President and Chief Operating Officer, we used a different peer group (the “2008 Peer Group”) consisting of the following companies: Callaway Golf Company, Columbia Sportswear Company, Revlon, Inc., Aeropostale, Inc., L.L. Bean, Inc., La-Z-Boy Incorporated, Bob Evans Farms, Inc., Tupperware Brands Corporation, The Warnaco Group, Inc., Phillips-Van Heusen Corporation, The J.M. Smucker Company, Brown-Forman Corporation, Mary Kay, Inc., AnnTaylor Stores Corporation, Brown Shoe Company, Inc., Wendy’s International, Inc., Coach, Inc., Tiffany & Co., Jack In The Box Inc., The Scotts Miracle-Gro Company, and Hasbro, Inc. Similar to the 2007 Peer Group, the 2008 Peer Group was selected in consultation with Towers Perrin and chosen because the nature of their businesses is similar to ours and they are considered representative of the companies with which we compete for executive talent. The 2008 Peer Group companies, however, were updated to ensure that the companies with which we compare ourselves for compensation purposes consist of companies that more closely resemble American Greetings in revenue size – having revenues generally between one-half and two and one-half times those of American Greetings. This required us to eliminate some of the companies that were included in the 2007 Peer Group and consider additional companies that were not part of the 2007 Peer Group.

Elements of Executive Compensation

The compensation program for our executive officers consists of the following elements:

•	Base salaries;
•	Annual cash incentive awards;

•	Long-term equity compensation, principally stock options;
•	Benefits;
•	Perquisites; and
•	Termination and/or change in control protection.

We have selected these compensation elements to create a flexible package that bases much of its payout on the performance of the individual executive, the business unit to which that executive is assigned, and the total corporation.

Allocation Among Elements

Under our compensation structure, the mix of base salary, annual cash incentive and equity compensation as a percentage of total direct compensation varies depending upon the position’s level in management. However, we target the market median for each component, and we target the market median for the total compensation paid to our executive officers. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. In allocating compensation among these elements, we believe that the compensation of our senior most levels of management – the levels of management having the greatest ability to influence American Greetings’ performance – should have a significant portion of their compensation at risk, and should be paid only on the accomplishment of pre-established goals and objectives. We believe that lower levels of management should receive a greater portion of their compensation in base salary – with less variability – because they have less of an ability to significantly affect the financial performance of the business. In applying the principle of compensation at risk to the compensation of our Chief Executive Officer and our President and Chief Operating Officer, we used information gathered from our peer group of companies described above. For our other named executive officers we used information gathered from overall industry data, consumer products industry data and, depending on the officer, specific industry segments or companies.

Base Salaries

General. Base salaries are provided to compensate the executive for performing the essential responsibilities of the job. To determine individual base salaries, we consider:

•	the market data on comparable positions;
•	the executive officer’s qualifications, relevant experience and future potential;
•	the executive officer’s accomplishment of goals and objectives; and
•	internal pay equity.

The market data on comparable positions is based on overall industry data, consumer products industry data and, depending on the executive officer, data from industry segments or specific companies. We do not perform comprehensive studies of total compensation programs in the market every year. However, we do gather data on incremental changes occurring in the industry segments described above annually, primarily changes to base salaries. We evaluate each executive officer’s base salary annually, and when making changes – increases or decreases – we consider:

•	the executive’s individual annual performance, compared to pre-established goals and objectives;
•	any changes in responsibilities and roles;
•	any significant differences between the executive officer’s base salary and the base salaries of comparable executives in the market; and
•	any changes in base salaries that other consumer products companies generally are making for their executives in comparable positions.

Salary adjustments, if any, normally take effect on May 1st of each year.

Named Executive Officers. In April 2007, the Compensation Committee approved base salary increases for Mr. Zev Weiss, our Chief Executive Officer, and Mr. Jeffrey Weiss, our President and Chief Operating Officer, of approximately 9.1% and 6.1%, respectively, to $894,620 for Mr. Zev Weiss and $700,260 for Mr. Jeffrey Weiss effective May 1, 2007. These salary increases were based on their individual performance during fiscal 2007, their roles in achieving our overall corporate goals for fiscal 2007 and, as described above under the heading “Setting Compensation,” the compensation data we gathered with respect to companies in the 2007 Peer Group. In fiscal 2006, the Compensation Committee determined to move their base salaries closer to the market median of comparable consumer product companies over several years. Following the April 2007 salary increases, the base salary for each of Messrs. Zev and Jeffrey Weiss remained below the median base salary for comparable positions of companies in the 2007 Peer Group. However, as described above, for 2008, we revised the peer group, adding some companies and removing others, so that the peer group consists of companies that more closely resemble American Greetings in revenue size. After changing the peer group, Mr. Zev Weiss’s salary was at a level slightly below and Mr. Jeffrey Weiss’s salary was at a level above the median base salary of comparable positions in the 2008 Peer Group.

When Messrs. Goulder and Willensky were hired in November 2002 and July 2002, respectively, their annual base salaries were set in their respective employment agreements at minimum levels of $330,000 and $335,000, respectively, subject to increases based on their performance and/or increased responsibilities. Since that time, Messrs. Goulder and Willensky have received increases in their salaries based on performance and increased responsibilities. In April 2007, we increased Messrs. Goulder’s and Willensky’s base salaries to $454,985 and $445,185, respectively, based on their overall individual performance and achievement of individual performance goals during fiscal 2007 as well as competitive salary practices. In connection with his promotion to Senior Vice President and Chief Financial Officer, Mr. Stephen Smith’s base salary was increased to $325,000, effective November 15, 2006. In setting Mr. Smith’s base salary, we considered both specific market and industry data, and his additional responsibilities, skills and prior experience. Effective May 1, 2007, Mr. Smith’s salary was increased by 10%, bringing his salary to $357,500. This increase was based on Mr. Smith’s overall individual performance and achievement of individual performance goals during fiscal 2007, as well as market data on comparable positions with other employers.

In assessing the base salary to be paid to the Chief Executive Officer in fiscal 2009, as well as in determining his individual performance rating for the individual performance component under the Key Management Annual Incentive Plan and his option grant level, the Compensation Committee assessed the Chief Executive Officer’s performance during fiscal 2008 and his contributions to our results in fiscal 2008. In particular, the Compensation Committee considered the Chief Executive Officer’s contributions to the achievement of our strategic goals described above, as well as the following:

•	Our financial performance, including our earnings per share and cash flow performance;
•	The successes of our strategic card initiative and the associated point of sale improvements seen at our retail customers;
•	Driving continued savings through our supply chain and business process redesign efforts; and
•	Exploiting growth opportunities in areas that are either directly in, or adjacent to, our existing businesses, including the successful acquisitions of the Webshots and PhotoWorks businesses.

The Committee determined that for fiscal 2008, Mr. Zev Weiss met or exceeded all of these objectives.

Also, in assessing the base salary to be paid to the Chief Executive Officer and the President and Chief Operating Officer in 2009, the Compensation Committee considered the compensation information of companies in the 2008 Peer Group where it found that as to comparable positions, Mr. Zev Weiss’s salary is at a level slightly below and Mr. Jeffrey Weiss’s salary is above the median. In addition, the Committee considered compensation information for companies included in proprietary databases provided by Towers Perrin, where it found that for the five most highly paid executives at companies in general industry, average base salaries generally increased by approximately 3.8%.

Based on Mr. Zev Weiss’s performance, information from the 2008 Peer Group, and general industry compensation trends, effective May 1, 2008, the Committee increased Mr. Zev Weiss’s base salary by 3%, bringing his salary to $921,459.

In assessing the base salaries to be paid in fiscal 2009 to the named executive officers other than the Chief Executive Officer, as well as in determining such officer’s individual performance rating for the individual performance component under the Key Management Annual Incentive Plan and their option grant level, the Compensation Committee considered the Chief Executive Officer’s proposed salary change for each named executive officer together with his assessment of each other named executive officer’s performance during fiscal 2008 relative to the officer’s performance objectives established at the beginning of the year. Our named executive officers’ individual performance goals are developed to ensure that the officers and the business units for which they are responsible are driving those results that will ensure that the business units and the corporation achieve their short-term financial objectives and their long-term strategic goals. These goals are designed to be internally consistent across business units, and to collectively drive the achievement of our short-and long-term goals and strategies. The fiscal 2008 goals for Mr. Jeffrey Weiss included objectives based on achieving the Corporate EPS goal and the Corporate EBIT goal described below under the heading “Key Management Annual Incentive Plan,” as well as restructuring certain underperforming businesses, and increasing revenues. The goals for Mr. Smith included financial restructuring of the business, including reducing debt, productively deploying capital, and buying back common shares. The goals for Mr. Goulder included further streamlining of, and cost reduction in, the supply chain, improving productivity while decreasing costs, and implementing strategies to improve the operations components of certain underperforming businesses. The goals for Mr. Willensky included increasing revenues and improving the commercial aspects of certain underperforming businesses.

In April 2008, the Compensation Committee approved base salary increases for each of Messrs. Jeffrey Weiss, Stephen Smith and Michael Goulder. Because Mr. Willensky announced his retirement on March 31, 2008, his base salary was not increased. Effective May 1, 2008, Mr. Jeffrey Weiss’s salary was increased by 3%, bringing his salary to $721,270, Mr. Smith’s salary was increased by 8%, bringing his salary to $386,100, and Mr. Goulder’s salary was increased by 5%, bringing his salary to $477,734. These increases were based on the assessment of each individual’s overall performance and meeting or exceeding their individual performance goals described above during fiscal 2008 as well as competitive salary practices and base salary increases granted by other employers for comparable positions. In addition, Mr. Jeffrey Weiss’s increase was based on the results of the consideration of the compensation information of companies in the 2008 Peer Group described above.

Key Management Annual Incentive Plan

General. Consistent with our emphasis on pay for performance, we have established the American Greetings Corporation Key Management Annual Incentive Plan, under which our executive officers, including our named executive officers, are eligible to receive awards based on performance against annually established performance goals. These goals include financial measures for individual business units and the entire corporation, and individual performance objectives. This plan is an important component of our compensation package because it is designed to focus our executive officers’ efforts on, and reward executive officers for, annual operating results that help create value for our shareholders. At its target level, in fiscal 2008 the Key Management Annual Incentive Plan award represents between 31% and 44% of a named executive officer’s total cash compensation, depending on the executive’s position.

The corporate performance goals for the Key Management Annual Incentive Plan are determined through our annual planning process, which generally begins in the December that precedes the beginning of the fiscal year. During this process, management develops an annual operating plan that is consistent with our strategic plan, and that contains specific, quantifiable annual financial goals. These goals are established for each business unit and for the corporation as a whole. Around the beginning of each fiscal year, the full Board of Directors meets with senior management and discusses and approves the operating plan for the subsequent fiscal year. The operating plan goals form the basis for the annual incentive performance measures and goals. The Board of

Directors approves the annual operating plan, and its financial goals and objectives, for each year. Similarly, the Compensation Committee approves the financial objectives for both the corporate and business unit components of the incentive plan for executive officers each year.

Any awards granted under the Key Management Annual Incentive Plan are determined at year-end based on actual performance against the pre-established specific corporate, business unit, and individual goals. The Chief Executive Officer reviews each executive officer’s individual performance (other than the Chairman’s) and recommends the performance rating to the Compensation Committee for its approval. The Committee itself evaluates the performance of, and determines the performance rating for, the Chief Executive Officer. The incentive plan award payments to any named executive officer must be reviewed and approved by the Compensation Committee prior to payment. The Compensation Committee may modify the individual performance ratings given to any named executive officer by the Chief Executive Officer, which in turn affects payment under the individual performance component of the Key Management Annual Incentive Plan. The Compensation Committee must approve any adjustments to the financial goals applicable to executive officers for purposes of determining if a business unit or the corporation has achieved its goals. Except as otherwise determined by the Committee, permitted adjustments are determined at the same time that the financial goals are initially established at the beginning of each year. These adjustments are described in a manner that can be objectively determined and are intended to account for events or changes in the business or its plans that may occur during the year, such that the goals established at the beginning of the year would not be a meaningful measure of performance without taking into account these events or other changes. When made, these adjustments apply to all managers, including the named executive officers, who are assigned to the business unit for which the adjustment is being granted or, in the case of an adjustment to a corporation goal, these adjustments apply to all managers, including the named executive officers. With respect to the corporate and business unit goals established under the Key Management Incentive Plan for fiscal 2008, these goals are calculated in accordance with generally accepted accounting principles. However, at the beginning of the fiscal year when the goals were established, the Committee determined that the following items or events, if they occur, should be excluded if they were not otherwise previously factored into the financial goals:

•	Charges related to management bonus plans;
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Gains, losses or expenses for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment or business or related to a change in accounting principle, all as determined in accordance with applicable standards established by the Accounting Principles Board;

•	Gains, losses or expenses for the fiscal year related to restructuring charges, discontinued operations and fixed asset sales;
•	Gains or losses arising from changes in foreign exchange rates;
•	Non-cash long-lived asset impairment charges;
•	Gains, losses or expenses associated with plant closings;
•	One-time inventory buy-back expenses incurred in connection with the conversion of a customer to a scan-based trading relationship;
•	The effect of acquisitions and dispositions;
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The amount by which upfront payments, investments or other expenditures incurred in connection with new or amended retail contracts are in excess of revenue that are generated from such contracts during the fiscal year;

•	The impact of repurchases of the company’s capital stock in the open market or otherwise; and
•	The effect of capital restructuring initiatives.

Performance Measures. The terms (other than the actual performance goals, which vary from year to year, and certain other changes made to the plan) of the fiscal 2008 Key Management Annual Incentive Plan for our named executive officers are generally the same as the terms of the Key Management Annual Incentive Plan that was in effect for fiscal 2007. Under the plan, incentives are awarded to our named executive officers based on three components: (1) corporate performance (weighted at 30%), (2) business unit performance (weighted at

40%), and (3) individual performance (weighted at 30%). Consistent with our pay for performance philosophy, for fiscal 2008 the Compensation Committee decreased the weighting for executive officers of the business unit performance component from 50% to 40% to increase the weight of the individual performance component from 20% to 30%. Additionally, within the individual performance component, the Committee created a new “Satisfactory” rating for executive officers who performed at a level below the “Meets Expectations” level, but who performed at a level higher than the “Improvement Expected” level. These changes were designed to enable the Compensation Committee to provide greater flexibility to grant different levels of compensation among executive officers based on different levels of individual performance.

For the named executive officers:

•	the corporate component is based on performance compared to an earnings per share goal;
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the business unit component is based on performance compared to a consolidated corporate earnings before interest and taxes (Corporate EBIT) goal, after adjustments for variations in net capital employed compared to the financial plan, with a charge/credit at the weighted average cost of capital; and

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the individual component is based on the officer’s individual performance compared to pre-established performance goals and objectives, goals that are designed to ensure the achievement of the business unit and corporate goals, as well as any longer term strategic initiatives.

The measure for performance under the corporate component of our Key Management Annual Incentive Plan is earnings per share, or EPS. Because of its direct correlation to the interests of our shareholders, we believe the goal is a good measure of overall management performance. We measure EPS at the end of the fiscal year. It is calculated as the annual corporate net income divided by the planned total number of shares outstanding as calculated on a fully diluted basis, adjusted for any shares repurchased during the fiscal year.

The performance measure under the business unit component of the incentive plan for our named executive officers is consolidated corporate earnings before interest and taxes, or Corporate EBIT. We believe Corporate EBIT is a good way to measure the operating performance of our business as a whole, a measure that also is in the direct interest of our shareholders. In determining performance against the Corporate EBIT goal, we adjust the performance to reflect any variance from the planned net capital employed. We believe it is important to include such an adjustment for net capital employed because it ensures an appropriate emphasis on balance sheet management. Under the business unit performance measure used in fiscal 2007, the earnings goal was calculated on an after tax basis in an effort to reward effective management of tax policies in operating our business. In establishing the business unit component of the incentive plan for fiscal 2008, the Committee determined to measure the goal on a pre-tax basis because: (1) Corporate EBIT is a much better measure than Net Operating Profit After Taxes (NOPAT) of actual operating performance; (2) despite planning efforts, tax payments and refunds can be somewhat unpredictable; as a result, including tax as an operating metric can lead to wide swings in performance relative to goal; and (3) not all of our executives are in a position to control variables that are key to the tax component of the NOPAT measure.

For our named executive officers, other than the Chief Executive Officer and President and Chief Operating Officer, the performance rating for the individual performance component is based on both the executive’s accomplishment of specific goals and objectives, and a comparison of the executive’s performance with that of other executive officers. The performance ratings for the Chief Executive Officer and President and Chief Operating Officer are based on the achievement of our corporate financial goals, and their achievement of their individual goals and objectives. The fiscal 2008 goals for the named executive officers are described above under the heading “Base Salaries.”

In April 2008, the Compensation Committee approved the Key Management Annual Incentive Plan for fiscal 2009. Except as described below, the terms of the fiscal 2009 Key Management Annual Incentive Plan for our named executive officers are generally the same as the terms of the Key Management Annual Incentive Plan that were in effect for fiscal 2008. To provide an incentive for the profitable growth of corporate revenue, the Corporate EPS performance measure under the fiscal 2009 plan incorporates a revenue component that provides that even if the Corporate EPS goal is attained, the payout will be increased or decreased based on whether the company achieves certain revenue growth goals. To further focus our executives on achieving the corporate and business unit goals, for fiscal 2009 the Compensation Committee also increased the weighting for executive officers of the business unit performance component from 40% to 50% and decreased the weighting of the individual performance component from 30% to 20%. Additionally, within the individual performance component, the Compensation Committee eliminated the “Satisfactory” rating for executive officers, aligning the measures to the manner in which all associates are rated, either at an “Improvement Expected,” “Meets Expectations” or “Exceeds Expectations” level. These changes were designed to ensure that the ratings of our executive officers are the same as that applied to all of the company’s employees eligible to participate in the Key Management Annual Incentive Plan.

Target Incentive and Calculation of Awards. The Key Management Annual Incentive Plan target award levels, as a percentage of base salary, for executive officers of American Greetings are listed below. We target these incentives at the median of the market data.

Position	Target Incentive
Chairman	50%
Chief Executive Officer	100%*
President and Chief Operating Officer	90%*
Senior Vice President Level	70-80%
Vice President Level	60-70%

*	As discussed below, the target cash incentive that can actually be earned by Messrs. Zev and Jeffrey Weiss is 50% and 45%, respectively. In lieu of the remaining portion, each of Messrs. Zev and Jeffrey Weiss may earn up to 34,208 and 25,656 Class B performance shares, respectively.

The target incentive level is 80% for Messrs. Goulder and Willensky, and 70% for Mr. Smith. The target incentive level is higher for Messrs. Goulder and Willensky to recognize their contributions as significant advisors to the Chief Executive Officer and the President and Chief Operating Officer, as well as their significant responsibilities and resulting ability to impact the long-term strategic direction and success of our business.

Under the Key Management Annual Incentive Plan, an incentive equal to a multiple of the executive officer’s target incentive percentage will be paid depending on the level of performance achieved compared to the performance measures described above. The maximum bonus opportunity is 200% of the target incentive award. To earn this maximum, both the entire corporation and the business unit must achieve 125% of their financial goals, and the executive officer must receive the highest individual performance rating. If any of these thresholds is not met, the incentive payable will vary depending on the performance under each performance component. If exactly 100% of each of the corporate and business unit performance goals is met, and the officer achieves a “Meets Expectations” performance level, 100% of the target incentive is earned. However, if the percentage of financial goal actually achieved for either the business unit component or the corporate component falls more than 10% below the goal, there are no earnings under that particular component. If both corporate performance and the participant’s business unit performance falls more than 10% below the financial goals, no incentive compensation is earned for either the corporate or business unit component, and no incentive is earned for the individual performance component unless the executive officer receives an “Exceeds Expectations” rating, the highest individual performance rating. To retain and reward top performers, the plan provides that if the executive officer receives the highest individual performance rating, then notwithstanding the failure to meet corporate and business unit performance goals, one-half of the individual performance component of the incentive will be earned.

Except for incentive compensation earned by the Chief Executive Officer and the President and Chief Operating Officer, incentive compensation earned by executive officers under the Key Management Annual Incentive Plan is paid entirely in cash. As described below, a portion of up to 50% of the target bonus award levels of the incentive compensation that may be earned by the Chief Executive Officer and the President and Chief Operating Officer is paid in Class B common shares of American Greetings in accordance with their respective performance share award agreements dated August 2, 2005.

Awards to Named Officers Generally. For fiscal 2008, each named executive officer earned an incentive under the Key Management Annual Incentive Plan based on achieving (1) at least a “Meets Expectations” performance rating for his individual performance based on the assessment described above under the heading “Base Salaries,” (2) 111.1% of the Corporate EBIT goal, and (3) 115.3% of the Corporate EPS goal, resulting in a payout as a percentage of the target incentive of at least 100% for the individual performance rating, and 144.4% and 161.2% for the Corporate EBIT and EPS target incentive, respectively. The fiscal 2008 financial goals under the Key Management Annual Incentive Plan were approved by the Compensation Committee as part of the annual operating plan. Awards made to named executive officers under the Key Management Annual Incentive Plan for performance in fiscal 2008 are reflected in the Summary Compensation Table below.

The EPS and Corporate EBIT goals are set in alignment with our annual operating plan and expectations regarding company performance. Over the past five years, we did not meet the threshold financial targets in one year, have achieved performance in excess of the target level in four years, and have never achieved the maximum performance level. As a result, the payout percentage over the past five years has ranged from zero (in the year that we did not reach the threshold financial targets) to 136.1% of the participant’s target award opportunity, with an average approximate payout percentage over the past five years of 104.9% of the target award opportunity. Similar to fiscal 2007, for fiscal 2008 the financial goals reflected the significant spending that we have been making in our strategic card and other corporate initiatives, as well as our expectations of what we should be able to accomplish in the challenging business environment in which we operate. Generally, the financial goals on which incentives are determined are set by the Compensation Committee to be identical to the financial goals in the business operating plan that has been approved by the full Board of Directors. The operating plan normally sets forth management’s realistic expectations of what can and will be achieved during the upcoming fiscal year, and, where possible, taking into consideration such factors as: changes in the marketplace; effects of our strategic initiatives; actions of our retail partners; business realignments; competitors’ actions; and consumer reaction to new products and product lines.

Awards to the Chief Executive Officer and President and Chief Operating Officer. To align a portion of the performance-based incentive compensation for Messrs. Zev and Jeffrey Weiss more closely with the long-term interests of our shareholders, in March 2003, the Compensation Committee established the formula for payment of the Chief Executive Officer’s and President and Chief Operating Officer’s eligible incentive under the Key Management Annual Incentive Plan by requiring that one-half of payment of any incentive compensation earned (based on a funding level not to exceed 100% of the target incentive and based on their base salaries in effect on March 3, 2003 – $600,000 for Mr. Zev Weiss and $500,000 for Mr. Jeffrey Weiss) be paid in our Class B common shares. As a result, for up to the target incentive award levels that may be earned under the Key Management Annual Incentive Plan, Messrs. Zev and Jeffrey Weiss are each eligible to receive the following amounts: (1) cash in an amount equal to one-half of the incentive compensation earned under the Key Management Annual Incentive Plan and (2) a number of our Class B common shares determined by dividing the dollar value of one-half of the incentive compensation earned, at their base salaries in effect on March 3, 2003, (not to exceed 100% of the target incentive) by the closing price of our Class A common shares as of March 3, 2003, discounted by one-third, which equates to $8.77 per share. The Compensation Committee determined that it was appropriate to base the number of shares received on a discount to the actual trading price because (a) Messrs. Zev and Jeffrey Weiss are not eligible to receive more than the target number of shares even if performance exceeds 100% of the target incentive (thus forfeiting potential compensation upside if performance exceeds 100% of the target incentive) and (b) if the stock price declined further than the price on March 3, 2003, the value of any shares received would be less than the dollar value of one-half of the incentive compensation earned. Under this formula, if we exceed our EPS and Corporate EBIT performance goals, Messrs. Zev and Jeffrey Weiss are entitled to receive cash in an amount equal to more than one-half of the incentive compensation earned, with the level of earning based on the actual payout levels, based on performance compared to financial goals; however, they only receive the number of performance shares calculated as described above (which is based on achieving 100% of the target incentive).

The Compensation Committee intended in its March 2003 determination to grant at that time to Messrs. Zev and Jeffrey Weiss a number of performance shares to cover awards for financial performance goals for five fiscal years. Messrs. Zev and Jeffrey Weiss may earn those shares over fiscal years 2004 through 2008 if performance goals are met in each of those years. If these shares have not all been earned by the end of fiscal 2008, Messrs. Zev and Jeffrey Weiss have the ability to earn a portion of any unearned shares during fiscal 2009 and 2010. In each of the five fiscal years through fiscal 2008, Messrs. Zev and Jeffrey Weiss are each eligible to earn up to one-fifth of the total number of performance shares contemplated by the Compensation Committee in 2003, which equals his annual target amount of Class B common shares. If he does not earn the full one-fifth of the total number of performance shares granted in a particular year during the initial five-year period, he is entitled to earn those shares, up to the annual target amount, in each of fiscal 2009 and 2010. As part of and to implement this program, on August 2, 2005, upon the approval of the Compensation Committee, we granted 102,624 performance shares to Mr. Zev Weiss and 76,968 performance shares to Mr. Jeffrey Weiss, pursuant to the 1997 Equity and Performance Incentive Plan and performance share grant agreements entered into in connection therewith.

Based on the consideration of the company’s fiscal 2008 results and their individual performance as described above under “Base Salaries,” the Compensation Committee determined to rate each of Messrs. Zev and Jeffrey Weiss as “Meeting Expectations” for fiscal 2008. Based on these ratings, together with the company achieving 111.1% of its Corporate EBIT goal and 115.3% of its Corporate EPS goal, Messrs. Zev and Jeffrey Weiss were paid $600,414 and $424,827 in cash, respectively, under the Key Management Annual Incentive Plan, and earned 34,208 and 25,656 performance shares, representing the remaining number of performance shares that can be earned under the August 2005 grant. Each of Messrs. Zev and Jeffrey Weiss has elected to defer receipt of such shares under our Executive Deferred Compensation Plan. A description of these deferrals is included in the section below entitled “Nonqualified Deferred Compensation for Fiscal 2008.” The performance shares earned in fiscal 2008 are reflected in the Summary Compensation Table. Also, because none of the performance shares were earned in fiscal 2004, as part of and to implement the final year of this program, on April 22, 2008, upon approval of the Compensation Committee, we granted 34,208 performance shares to Mr. Zev Weiss and 25,656 performance shares to Mr. Jeffrey Weiss, pursuant to the 2007 Omnibus Incentive Compensation Plan and performance share grant agreements entered into in connection therewith. The April 2008 performance share grants represent the right to receive Class B common shares upon the achievement of management objectives in fiscal 2009. The number of performance shares actually earned will be based on the percentage of each of Messrs. Zev and Jeffrey Weiss’s target incentive award, if any, that he achieves under the Key Management Annual Incentive Plan. Messrs. Zev and Jeffrey Weiss will each be entitled to payment of a portion of his performance shares equal to the percentage of his target incentive award, if any, that he achieves under the Key Management Annual Incentive Plan for fiscal 2009. If they earn a portion but less than 100% of the performance shares with respect to fiscal 2009, they will forfeit the remaining portion of the shares not earned. If Messrs. Zev and Jeffrey Weiss do not earn any performance shares in fiscal 2009, they will be able to earn those shares in fiscal 2010 based on the percentage of the target incentive award they achieve under the Key Management Annual Incentive Plan for fiscal 2010.

All of the performance shares granted in April 2008 not otherwise previously earned or forfeited will be deemed earned and shall be issued upon a change in control of American Greetings or death or disability. See the section below entitled “Potential Payments Upon Termination or Change in Control” for a more detailed description of these post-change in control and termination provisions.

Long-Term Incentive Compensation

General. Our long-term incentive compensation program currently consists primarily of stock options. These awards are consistent with our pay for performance principles because stock options: align the interests of executives with those of the shareholders; foster employee stock ownership; reflect the market’s assessment of our level of goal achievement; and focus the management team on increasing value for the shareholders. In addition, stock options are inherently performance based in that all the value received by the recipient from a stock option is based on the growth of the stock price above the option price. We also use stock options as our long-term incentive vehicle because we believe that stock options help to provide a balance between long-term and short-term awards in our total compensation package. The Key Management Annual Incentive Plan focuses on the achievement of annual performance targets, while the two year vesting for stock options (and three years for the Chief Executive Officer and President and Chief Operating Officer) creates incentive for increases in shareholder value over a longer term. Finally, we believe that the vesting period encourages ongoing executive retention and the preservation of shareholder value. While the 2007 Omnibus Incentive Compensation Plan allows for other forms of equity compensation, the Compensation Committee and management believe that stock options are currently the appropriate vehicle to provide long-term incentive compensation to our executive officers. Other types of long-term equity incentive compensation may be considered in the future as our business strategy evolves.

The Compensation Committee reviews and approves the amount of each award to be granted to each executive officer. As described above under “Key Management Annual Incentive Plan,” we have also granted performance shares to our Chief Executive Officer and President and Chief Operating Officer, which generally provide that they will receive a portion of their incentive under the Key Management Annual Incentive Plan in shares rather than cash.

Grant Terms. Stock option awards provide our executive officers with the right to purchase our common shares at a fixed exercise price for a period of up to ten years. Stock options are earned on the basis of continued service to us and generally vest in equal increments over two years following the date of grant. To further align their interests with those of our shareholders, options granted to our Chief Executive Officer and President and Chief Operating Officer vest in equal increments over three years following the date of grant. In addition, to align their interests with those of our shareholders, from time to time we grant our executive officers options with vesting provisions that accelerate if our share price reaches specified levels. Please refer to the section below entitled “Potential Payments Upon Termination or Change in Control” for a discussion of the change in control provisions related to stock options. Historically, all of the options we have granted have included option reload rights. Option reload rights provide for the automatic grant of additional stock options upon the exercise of stock options using then-owned common shares or other awards. Option reload rights were provided as a means to provide an additional opportunity for our executives to increase their equity ownership in American Greetings. Commencing with grants made in fiscal 2008, we discontinued granting options with reload rights. In addition, the 2007 Omnibus Incentive Compensation Plan approved by our shareholders at the 2007 Annual Meeting of Shareholders prohibits the provision of reload rights.

Grant Timing. Our named executive officers and other executive officers receive an initial grant of stock options when joining the company or when being promoted into a position eligible for such grants. Thereafter, our executive officers and other employees are eligible to receive annual awards of stock options as well as awards in connection with promotions to higher level positions. During fiscal 2008, the exercise price of each stock option granted was based on the fair market value of our common shares on the grant date. In September 2006, the Compensation Committee adopted a stock option grant policy designed to ensure that stock options are granted at such times after we have publicly released our quarterly or annual financial information. Under the policy, the date of grant for annual stock option awards will be the second trading day (a day that the New York Stock Exchange is open for trading) following the filing of our Annual Report on Form 10-K. The date of grant for an individual newly hired or promoted into an eligible position is based on the month of hire or promotion, and is either granted with the annual stock option grant or on the second trading day following a quarterly earnings release.

Generally, we do not consider an executive officer’s stock holdings or previous stock option grants in determining the number of stock options to be granted. We believe that our executive officers should be fairly compensated each year relative to market pay levels of our peer group and relative to our other executive officers. Moreover, we believe that our long-term incentive compensation program furthers our significant emphasis on pay for performance compensation. We do not have any requirement that executive officers hold a specific amount of our common shares or stock options.

While the majority of stock option awards to our executive officers have been made pursuant to our annual grant program or in connection with their hiring or promotion, the Compensation Committee retains discretion to make stock option awards to executive officers at other times, including to reward executive officers for exceptional performance, for retention purposes or for other circumstances recommended by management to the Compensation Committee. The exercise price of any such grant is the closing price of our common shares on the grant date.

Grants to the Named Executive Officers. Like our other pay components, long-term equity incentive award grants are determined based on an analysis of competitive market levels. The number of options granted depends upon the level of the position and level of individual performance achieved by the executive, based on the executive’s achievement of individual goals and objectives. Senior Vice Presidents, including the named executive officers who are Senior Vice Presidents, annually receive options to purchase an aggregate of 22,000 Class A common shares or 35,000 Class A common shares, depending on their level of responsibility. These actual grant sizes may be increased or decreased based on individual performance. An executive, including a named executive officer, who receives the lowest performance rating, or an “Improvement Expected” performance rating, is eligible for a grant of stock options ranging from 0% to 100% of the target grant size for his position for that fiscal year. An executive, other than the Chairman, Chief Executive Officer and President and Chief Operating Officer, who is rated above the “Meets Expectations” level is eligible for a grant of stock options of either 115% or 125% of the target grant size for his position. The Chairman, Chief Executive Officer and President and Chief Operating Officer may only be rated at the “Meets Expectations” level or the “Improvement Expected” level for purposes of determining their stock option grant. Consequently, they are not eligible to receive a stock option grant at more than 100% of the target grant size for their respective positions.

The target option grant level for Messrs. Goulder and Willensky is 35,000 and the target grant for Mr. Smith is 22,000. The annual target option grant amount for the Chief Executive Officer, President and Chief Operating Officer and Chairman is set at options to purchase an aggregate of 100,000, 75,000 and 18,000 Class B common shares, respectively.

The Compensation Committee set the target grant size for certain of its Senior Vice Presidents in December 2003 at options to purchase 22,000 Class A common shares. With the assistance of Mercer, the Compensation Committee determined that this grant size was appropriate based on the median value of options granted to comparable positions in the marketplace, consistent with our philosophy of targeting compensation at the median of the competitive data. The target grant size for Messrs. Goulder and Willensky was set at options to purchase 35,000 Class A common shares to recognize their contributions as significant advisors to the Chief Executive Officer and the President and Chief Operating Officer, as well as their significant responsibilities and resulting ability to impact the long-term strategic direction and success of our business. With respect to the options granted to our Chief Executive Officer and our President and Chief Operating Officer, the target grant size was set in connection with their appointments to their current positions in 2003.

The options granted to the named executive officers in fiscal 2008 were granted in May 2007 and are reflected in the Grants of Plan-Based Awards Table in the “Information Concerning Executive Officers” section below. The size of the award was based on the officer’s target grant size and his performance rating received for his individual performance during fiscal 2007. The May 2007 grant size to each of Messrs. Smith and Willensky was based on receiving a “Meets Expectations” performance rating, and the grant size to Mr. Goulder was based on his receiving an “Exceeds Expectations” performance rating in fiscal 2007 for performance against their respective individual performance goals. Each of Messrs. Zev and Jeffrey Weiss’s grant was at the target grant level described above based on a “Meets Expectations” level as they may only be rated at the “Meets Expectations” or “Improvement Expected” level for purposes of determining their stock option grants.

The annual option grants to our named executive officers based on fiscal 2008 performance were made on May     , 2008. Messrs. Zev and Jeffrey Weiss were granted options to purchase 100,000 and 75,000 Class B common shares, respectively, based on a “Meets Expectations” individual performance rating and Messrs. Smith and Goulder were granted options to purchase 22,000, and 43,750 Class A common shares, respectively. The size of the grants was based on each individual’s target annual stock option grant size and his individual performance rating based on the assessment of the officer’s individual performance described above under the heading “Base Salaries.” Because the options to each of the named executive officers were granted in fiscal 2009, they are not reflected in the Grants of Plan-Based Awards Table below. Due to Mr. Willensky’s retirement, he was not eligible to receive an additional stock option grant in fiscal 2009.

Benefits

To offer competitive compensation packages, we provide our executive officers a Supplemental Executive Retirement Plan, a Retirement Profit Sharing and Savings Plan, and an Executive Deferred Compensation Plan. The Supplemental Executive Retirement Plan is designed to provide benefits that are competitive with those offered by other comparable companies, while requiring a meaningful tenure as an officer before becoming eligible to receive benefits. Although all of our employees meeting the requisite service requirements are entitled to participate in the Retirement Profit Sharing and Savings Plan, for officers at the Vice President level and above, which includes all of the named executive officers, we offer a benefit that permits those officers to contribute more than the statutory maximum ($15,500 for 2007) under the 401(k) savings component of the plan, and receive a corresponding match on the additional contributions (40% of the first 6% of compensation deferred). Similarly, for our executives at the Vice President level and above, which includes our named executive officers, we offer a benefit under which participants in the profit sharing component of the plan will receive an additional profit sharing contribution based on a portion of the executive’s base salary that exceeds the statutory compensation limits. Both of these benefits are intended to enable officers to take full advantage of the ability to earn profit sharing contributions toward the executive’s retirement, and to save on a tax deferred basis and receive matching contributions, notwithstanding the limits imposed by the Internal Revenue Code on compensation that can be taken into account for purposes of determining contributions to a qualified retirement plan, such as our Retirement Profit Sharing and Savings Plan. Officers at the Vice President level and above are also eligible to participate in our Executive Deferred Compensation Plan, where officers are entitled to defer compensation on a tax deferred basis. The cost of the benefit provided under the deferred compensation program is de minimis. Consequently, we generally do not consider the value of the deferred compensation program in calculating the total compensation provided to our named executive officers. These plans are described in more detail in the narrative accompanying the disclosure tables in the “Information Concerning Executive Officers” section below.

Our executive officers also participate in other benefit plans provided by American Greetings including medical, dental and life insurance. Except as described below under “Perquisites and Other Benefits,” their participation is generally on the same terms as other employees.

Perquisites and Other Benefits

We provide our executive officers with certain personal benefits and perquisites. The value of personal benefits and perquisites, and the related incremental cost to American Greetings, has historically been de minimis. The primary personal benefits and perquisites for our executive officers are:

•	Company provided car – for both business and personal use, where we also pay the operating costs, including maintenance and insurance.
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Company products – allowing executive officers to purchase certain company products from our company store for personal use at no cost (all non-officer employees may purchase company products at a significant discount from the retail cost).

•	Executive life insurance – providing the executive officers with a universal life insurance policy of three times their annual base salary, and reimbursing them for the payment of taxes on income attributed to the executive for the value of universal life insurance premiums paid by us. Upon termination of employment, each officer may assume his or her insurance policy, including premium payment obligations, in which case such officer will be entitled to any cash surrender value attributable to the policy.

•

Accidental death and dismemberment insurance – providing each executive officer with a supplemental accidental death and dismemberment policy of the lesser of (1) three times his or her annual salary or (2) $3 million subject to a minimum of $250,000 for the officer, and in certain instances, $75,000 for the officer’s spouse and $25,000 for each of the officer’s dependent children.

•	Personal liability policy – providing a personal liability policy ranging from $3 million to $5 million for catastrophic coverage in excess of the officer’s personal coverage.

In addition to the personal benefits and perquisites described above, we also pay the membership dues for our Chairman’s membership in a local business dining club. In connection with hiring new executive officers who must be relocated, we provide financial assistance associated with such relocation, including paying for moving expenses as well as for the executive officer’s temporary housing. During fiscal 2008, none of the named executive officers received any such financial assistance.

Severance and Change in Control Agreements

We do not offer separate change in control agreements for our officers. However, certain of our named executive officers, including Messrs. Goulder and Willensky, have provisions in their employment agreements providing for certain compensation and other benefits if they separate employment upon or following a change in control. In addition, when we retained Mr. Smith as our Vice President and Treasurer in April 2003, we agreed to provide him certain severance benefits if he was terminated by us without cause. We also have a general severance policy under which executive officers are entitled to severance benefits if they are terminated involuntarily. To encourage their retention until completion of, and to reduce distractions associated with, a change in control, and because of the increased risk that they will have to rely on the decisions and management of the acquiring company to earn the benefit to which they were granted following a change in control, any unvested performance shares and restricted stock granted to each of our Chief Executive Officer and our President and Chief Operating Officer vest and are deemed fully earned upon a change in control. These arrangements for our named executive officers are described in more detail in the section below entitled “Potential Payments Upon Termination or Change in Control.”

To attract the highest caliber of officers, from time to time we have found it necessary to offer severance arrangements that compensate our officers upon a change in control or their termination by us for reasons other than cause. Additionally, when offering arrangements entitling our officers to compensation upon separation following a change in control, we have considered the nature of the position, the need to fill the position and the ability to attract the senior executive officer. These severance arrangements following a change in control have been structured with a “double trigger,” meaning the severance is only paid if (1) we undergo a transaction that is deemed a change in control and (2) the officer is terminated or constructively terminated. We believe this double trigger requirement maximizes shareholder value because it ensures the officer does not receive an unintended windfall by receiving a severance payment while maintaining his salaried position. We believe these arrangements are reasonable means to protect them in the event of a change in control and align their interests with our shareholders in that providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of shareholders. Relative to the overall value of American Greetings, we believe that these potential change in control and severance benefits are minor.

Tax Deductibility of Executive Compensation

Limitations on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code, which generally limits the tax deductibility of compensation paid by a public company to its Chief

Executive Officer and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive officer. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. We believe that achieving our compensation objectives set forth above is more important than the benefit of tax deductibility, and we reserve the right to maintain flexibility in how we compensate our executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Compensation and Management Development Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in American Greetings’ Annual Report on Form 10-K for the year ended February 29, 2008.

The Compensation and Management

Development Committee

Scott S. Cowen (Chairman)
Stephen R. Hardis	Charles A. Ratner
Joseph S. Hardin, Jr.

Except for the American Greetings’ Annual Report on Form 10-K for the year ended February 29, 2008 or as expressly set forth by specific reference in any future filing, the foregoing Report of the Compensation and Management Development Committee shall not be incorporated by reference into any previous or future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Summary Compensation

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended February 29, 2008. Amounts listed under the “Non-Equity Incentive Plan Compensation” column below were determined by the Compensation Committee at its April 2008 meeting and, to the extent not deferred by the executive, were paid out shortly thereafter.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)

Zev Weiss	2008	$882,183	—	$779,543	$504,382	$600,414		$4,918	$57,758	$2,829,198
Chief Executive Officer	2007	$790,000	—	$709,626	$678,974	$518,082		$85,145	$46,456	$2,828,283

Stephen J. Smith	2008	$352,084	—	—	$112,189	$335,479		$13,960	$36,097	$849,808
Senior Vice President and Chief Financial Officer	2007	$248,208	—	—	$52,458	$205,811	(7)	$14,304	$29,082	$549,863

Jeffrey Weiss	2008	$693,550	—	$584,657	$401,158	$424,827		—	$49,519	$2,153,711
President and Chief Operating Officer	2007	$638,750	—	$532,220	$488,516	$377,003		$90,656	$44,323	$2,171,468

Michael L. Goulder	2008	$451,375	—	—	$189,707	$599,859		$19,020	$52,066	$1,312,026
Senior Vice President and Executive Supply Chain Officer	2007	$429,880	—	—	$296,338	$519,846		$34,221	$37,323	$1,317,609

Steven S. Willensky	2008	$443,024	—	—	$162,994	$482,435		$28,669	$44,012	$1,161,134
Senior Vice President and Executive Sales and Marketing Officer	2007	$428,141	—	—	$271,794	$449,240		$43,531	$40,235	$1,232,941

(1)	The amounts included in this column reflect the base salaries actually paid or earned by the named executive officer during the respective fiscal years. As described in the “Compensation Discussion and Analysis” section, during fiscal 2008, base salaries were increased on May 1, 2007 for the named executive officers. With respect to fiscal 2007, base salaries were increased on May 1, 2006 for the named executive officers other than Messrs. Zev and Jeffrey Weiss, whose base salaries were increased effective June 1, 2006.

(2)	The amounts reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123(R)”), excluding the impact of estimated forfeitures related to service-based vesting conditions of performance shares that were previously awarded in August 2005 to Messrs. Zev and Jeffrey Weiss. Assumptions used in calculating the amounts are included in footnote 14 to our audited financial statements for fiscal 2008, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 29, 2008. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(3)

The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fair value of stock options granted to each of the named executive officers in the fiscal year as well as prior fiscal years, in accordance with SFAS 123(R), excluding the impact of estimated forfeitures related to service-based vesting conditions. There were no option forfeitures for the named executive officers in either fiscal year. Assumptions used in calculating amounts for fiscal 2008 are included in footnote 14 to our audited financial statements for fiscal 2008, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 29, 2008. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(4)	The amounts in this column reflect the cash awards to the named individuals under the Key Management Annual Incentive Plan, which is discussed in further detail in the “Compensation Discussion and Analysis” section under “Key Management Annual Incentive Plan.” As described therein, the total cash incentive that each of Messrs. Zev and Jeffrey Weiss may receive upon achieving the performance goals was reduced and, in lieu thereof, each of Messrs. Zev and Jeffrey Weiss may earn up to, and did in fact earn, 34,208 and 25,656 Class B performance shares, respectively, upon the achievement of such performance goals.

(5)	The amounts in this column reflect the actuarial change in the present value of the named executive officer’s benefits under our Supplemental Executive Retirement Plan during the respective fiscal year. Mr. Jeffrey Weiss’s actuarial change in present value is not reflected in the column because it was a negative number. The amounts include benefits that the named executive officer may not currently be entitled to receive because such amounts are not vested. Other than the Supplemental Executive Retirement Plan, none of the named executive officers participate in any defined benefit or actuarial pension plan. See the “Pension Benefits in Fiscal 2008” section for additional information with respect to fiscal 2008, including the present value assumptions used in this calculation.

(6)	The following table describes each other component of the amount included under the “All Other Compensation” column with respect to fiscal 2008:

Name	Tax Payments (a)	Matching and Profit Sharing Contributions (b)	Maximizer and Restoration Benefits (c)	Value of Life Insurance Premiums (d)	Other Benefits (e)

Zev Weiss	$3,688	$9,865	$16,576	$9,076	$18,553

Stephen J. Smith	$1,906	$9,865	$6,552	$4,990	$12,783

Jeffrey Weiss	$3,436	$9,865	$12,066	$8,341	$15,811

Michael L. Goulder	$2,865	$9,865	$6,812	$6,584	$25,939

Steven S. Willensky	$3,622	$9,865	$9,385	$8,273	$12,867

(a)	Reflects amounts reimbursed for the payment of taxes on income attributed to the officer for the value of universal life insurance premiums paid by American Greetings.

(b)	This column reports (i) company matching contributions with respect to fiscal 2008 to the named executive officer’s 401(k) savings account under our Retirement Profit Sharing and Savings Plan of 40% of the first 6% of pay up to the limitations imposed under the Internal Revenue Code; and (ii) profit sharing contributions with respect to fiscal 2008 under our Retirement Profit Sharing and Savings Plan of 1.9843% of credited compensation.

(c)	This column reports the maximizer and restoration benefits contributed by us with respect to fiscal 2008 to the named executive officer’s account under the Executive Deferred Compensation Plan. Refer to the discussion of the maximizer and restoration benefits under the “Nonqualified Deferred Compensation for Fiscal 2008” section.

(d)	This column represents premiums paid by American Greetings with respect to universal life insurance polices for the benefit of the named executive officer. Upon termination of employment, each officer may assume his insurance policy, including premium payment obligations, in which case such officer will be entitled to any cash surrender value attributable to the policy.

(e)	This column includes the aggregate incremental cost to American Greetings of the following perquisites or benefits for each named executive officer during the respective fiscal year, none of which individually exceeded the greater of $25,000 or 10% of the total perquisites provided to the named executive officer: the personal use of a company car, purchases of company products at no cost, accidental death and dismemberment insurance, and insurance under a personal liability umbrella policy. From time to time, the named executive officers have used company tickets for sporting events and other entertainment venues with a guest or family member. There was no incremental cost to us for these tickets.

(7)	The amount of the cash incentive paid to Mr. Smith under the Key Management Annual Incentive Plan included in the “Non-Equity Incentive Plan Compensation” column reflects that for the period from March 1, 2006 until October 31, 2006, his incentive was calculated based on a target incentive at the Vice President level (60%), and, due to his promotion, thereafter it was calculated at the Senior Vice President level (70%), in each case based on the salary amount actually earned during such periods.

Grants of Plan-Based Awards in Fiscal 2008

The table below provides the following information about equity and non-equity awards granted to the named executive officers in fiscal 2008: (1) the grant date; (2) the date the grant was approved by our Compensation Committee; (3) the estimated future payouts under non-equity incentive plan awards, which consist of potential payouts under our Key Management Annual Incentive Plan for the fiscal 2008 performance period; (4) all other option awards, which consist of the number of shares underlying stock options awarded to the named executive officers; (5) the exercise price of the stock option awards, which reflects the closing price of American Greetings’ stock on the date of grant; and (6) the grant date fair value of each equity award computed under SFAS 123(R).

Grants of Plan-Based Awards Table

Name	Grant Date	Approval Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Zev Weiss	N/A	—	$92,629	$441,092	$882,183	—	—	—	—
	5/2/07	4/20/07								100,000	$25.57	$490,832

Stephen J. Smith	N/A		$51,756	$246,459	$492,917	—	—	—	—
	5/2/07	4/20/07								22,000	$25.57	$96,087

Jeffrey Weiss	N/A	—	$65,540	$312,098	$624,195	—	—	—	—
	5/2/07	4/20/07								75,000	$25.57	$364,093

Michael L. Goulder	N/A	—	$75,831	$361,100	$722,199	—	—	—	—
	5/2/07	4/20/07								43,750	$25.57	$191,083

Steven S. Willensky	N/A	—	$74,428	$354,419	$708,838	—	—	—	—
	5/2/07	4/20/07								35,000	$25.57	$152,866

(1)	Reflects the date on which the option awards were approved by the Compensation Committee. The May 2, 2007 annual stock option grant was set in advance to follow the filing of our Annual Report on Form 10-K. For a description of the stock option grant policy, refer to the description of our option grant program in the “Compensation Discussion and Analysis” section under “Long-Term Incentive Compensation.” The stock option grant to Zev Weiss was contingent on shareholder approval of the 2007 Omnibus Incentive Compensation Plan under which the options were granted, which the shareholders approved on June 22, 2007.

(2)

These columns show the potential value of the payout for each named executive officer under our Key Management Annual Incentive Plan if the threshold, target or maximum goals are satisfied for all of the performance measures. For purposes of (a) the threshold goals we have assumed the officer received the lowest individual performance rating, or an “Improvement Expected” rating, (b) the target goals we have assumed the officer has achieved the “Meets Expectations” performance rating, and (c) the maximum goals we have assumed the officer has achieved the highest individual performance rating, or an “Exceeds Expectations” rating. The amounts are based on the individual’s actual base salary earned during fiscal 2008. The amounts actually paid for fiscal 2008 are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. As described in the “Compensation Discussion and Analysis” section, the total cash incentive that each of Messrs. Zev and Jeffrey Weiss may receive upon achievement of the performance goals was reduced and, in lieu thereof, each of Messrs. Zev and Jeffrey Weiss may earn up to 34,208 and 25,656 performance shares, respectively, upon the achievement of such performance goals. The Key Management Annual Incentive Plan, including the target levels, business measurements, and performance goals, is described in the “Compensation Discussion and Analysis” section under “Key Management Annual Incentive Plan.”

(3)	The amounts in this column reflect the annual stock option grant made to each named executive officer. Messrs. Zev and Jeffrey Weiss received options to purchase Class B common shares, vesting 34% on the first anniversary of the date of grant and 33% on each of the second and third anniversaries of the date of grant. Messrs. Smith, Goulder and Willensky received options to purchase Class A common shares, vesting in equal amounts on each of the first and second anniversaries of the date of grant. All options have an exercise price equal to the closing market price of the Class A common shares on the date of grant. The annual stock option grants are described in the “Compensation Discussion and Analysis” section under “Long-Term Incentive Compensation.”

(4)	This column shows the full grant date fair value of stock options under SFAS 123(R) granted to named executive officers in fiscal 2008. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. The fair value shown for option awards are accounted for in accordance with SFAS 123(R). Assumptions used in calculating these amounts are included in footnote 14 to our audited financial statements for fiscal 2008 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 29, 2008. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers.

Employment Agreements

We have entered into agreements with each of our named executive officers. In addition to the matters described below, each of these agreements provide for certain compensation to be paid to the named executive officer following the termination of his employment under certain circumstances. A description of these provisions is contained in the “Potential Payments Upon Termination or Change in Control” section below.

Mr. Zev Weiss’s employment agreement, dated May 1, 1997, provides for an annual base salary of not less than $70,716 plus additional compensation as the Board of Directors, Executive Committee or the Chairman of the Executive Committee may determine. Mr. Zev Weiss’s base salary as of February 29, 2008 was $894,620. Mr. Jeffrey Weiss’s employment agreement, dated June 1, 1991, provides for an annual base salary of not less than $70,000 plus additional compensation as the Board of Directors, Executive Committee or the Chairman of the Executive Committee may determine. Mr. Jeffrey Weiss’s base salary as of February 29, 2008 was $700,260. Mr. Stephen Smith’s employment agreement, dated August 14, 2003, provides for an annual base salary of not less than $175,000 plus additional compensation as the Board of Directors, Executive Committee or the Chairman of the Executive Committee may determine. Mr. Smith’s base salary as of February 29, 2008 was $357,500. Under the terms of their agreements, each of Messrs. Zev and Jeffrey Weiss and Mr. Smith agreed, after leaving American Greetings for any reason, that he will not work, directly or indirectly, for any of our competitors in the United States or Canada for a period of twelve months. The agreements also contain customary confidentiality provisions.

Mr. Michael Goulder’s agreement, dated October 17, 2002, provides for an annual base salary of at least $330,000, which salary may be increased based on Mr. Goulder’s performance. Mr. Goulder’s base salary as of

February 29, 2008 was $454,985. Mr. Steven Willensky’s agreement, dated September 9, 2002, provides for an annual base salary of at least $335,000, which salary may be increased based on Mr. Willensky’s performance. Mr. Willensky’s base salary as of February 29, 2008 was $445,185. During their employment, each agreement provides that Messrs. Goulder and Willensky will be entitled to participate in our Key Management Annual Incentive Plan at the Senior Vice President level; our stock option plan at the Senior Vice President level with at least 10,000 options to be granted annually; our flexible benefits program; and the Retirement Profit Sharing and Savings Plan. Messrs. Goulder and Willensky are also entitled to receive other benefits normally provided to other Senior Vice Presidents including use of a company car. Under the terms of their respective employment agreements, each of Messrs. Goulder and Willensky also received two supplemental option grants in connection with their hiring. Each of Messrs. Goulder and Willensky received an option grant to purchase 20,000 Class A common shares, with 15,000 of the options vesting one year from the date of grant and 5,000 of the options vesting two years from the date of grant. They also received an option grant to purchase 40,000 Class A common shares that were to vest on the earlier of the fourth anniversary of the date of grant or upon our stock price trading at specified levels. Because these prices were not reached, all of these options vested during fiscal 2007, the fourth anniversary of their date of grant.

In connection with his retirement on April 30, 2008, Mr. Willensky’s employment agreement terminated and, on March 31, 2008, we entered into a retirement agreement with him. As consideration for Mr. Willensky releasing any claims he has against American Greetings arising out of or related to his employment relationship with American Greetings, under the terms of his retirement agreement Mr. Willensky will be entitled to the following benefits:

•

Continued health care coverage through April 30, 2011, at rates otherwise available to active employees at the Senior Vice President level. Thereafter, until the later of Mr. Willensky or his wife reaching the age of 65, continued health care coverage at the Senior Vice President level, at the full age-adjusted rate, as it may be changed from time-to-time, with no contribution by American Greetings.

•	Continued use of his company car through June 30, 2008.
•	Maintaining his ownership interest in the executive life insurance policy provided by American Greetings until the assets in such policy are depleted.
•	Continued vesting and exercisability of options granted to Mr. Willensky prior to April 30, 2008 through April 30, 2011. Thereafter, any options not exercised as of April 30, 2011 will be forfeited.

The benefits that the named executive officers will receive upon a termination of their employment or a change in control are discussed below under “Potential Payments Upon Termination or Change in Control.” A description of the terms of stock options and performance shares awarded to our named executive officers is included in the “Compensation Discussion and Analysis” section.

Outstanding Equity Awards at Fiscal 2008 Year-End

The following table provides information on the holdings of stock options and stock awards by the named executive officers as of February 29, 2008. This table includes unexercised and unvested stock option awards; unvested shares of restricted stock; and unvested performance shares with performance conditions that have not yet been satisfied. Each equity grant is shown separately for each named executive officer. The vesting schedule for each unvested grant is shown in the footnotes to this table, based on the option or stock award grant date. Except as otherwise noted, the options represent options to purchase our Class A common shares. The market value of the stock awards is based on the closing market price of American Greetings’ Class A common shares as of February 29, 2008, which was $18.82. The performance shares are subject to specified performance objectives over the performance period. The market value as of February 29, 2008, shown below, assumes the satisfaction of these objectives.

Outstanding Equity Awards Table

	Option Awards									Stock Awards
Name	Option Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)			(b)	(c)		(d)	(e)	(f)			(g)		(h)	(i)		(j)
Zev Weiss	3/1/1999		12,000				$23.56	3/1/09		5/12/05	28,571	(7)	$537,706
	3/3/2003		33,334				$13.15	3/3/13		8/2/05				34,208	(8)	$643,795
	4/2/2004		7,081				$22.26	4/4/11
	4/2/2004	(1)	5,694				$22.26	4/4/11
	5/3/2004	(1)	66,666				$20.51	5/3/14
	5/16/2005	(1)	66,667	33,333	(2)		$24.73	5/15/16
	7/5/2005	(1)	25,473				$26.84	5/3/14
	5/15/2006	(1)	33,334	66,666	(3)		$22.65	5/15/06
	5/2/2007	(1)		100,000	(4)		$25.57	5/2/17

Stephen J. Smith	4/28/2003		7,000				$14.45	11/28/13
	5/3/2004		7,700				$20.51	5/3/14
	5/16/2005		8,750				$24.73	5/16/15
	12/26/2006		7,500	7,500	(5)		$23.98	12/26/16
	5/15/2006		4,025	4,025	(5)		$22.65	5/15/16
	5/2/2007			22,000	(6)		$25.57	5/2/17

Jeffrey Weiss	3/1/1999		30,000				$23.56	3/1/09		5/12/05	21,429	(7)	$403,294
	3/3/2003		25,000				$13.15	3/3/13		8/2/05				25,656	(8)	$482,846
	4/2/2004	(1)	5,215				$22.26	5/3/14
	5/13/2004	(1)	61,500				$20.51	5/3/14
	5/16/2005	(1)	50,000	25,000	(2)		$24.73	5/15/16
	7/5/2005	(1)	10,317				$26.84	5/3/14
	5/15/2006	(1)	25,000	50,000	(3)		$22.65	5/15/16
	5/2/2007	(1)		75,000	(4)		$25.57	5/2/17

Michael L. Goulder	5/3/2004		22,000				$20.51	5/3/14
	7/26/2004		13,000				$22.82	7/26/14
	5/16/2005		43,750				$24.73	5/16/15
	5/15/2006		20,125	20,125	(5)		$22.65	5/15/16
	5/2/2007			43,750	(6)		$25.57	5/2/17

Steven S. Willensky	5/3/2004		22,000				$20.51	5/3/14	(9)
	7/26/2004		13,000				$22.82	7/26/14	(9)
	5/16/2005		35,000				$24.73	5/16/15	(9)
	5/15/2006		20,125	20,125	(5)		$22.65	5/15/16	(9)
	5/2/2007			35,000	(6)		$25.57	5/2/17	(9)

(1)	Represents options to purchase Class B common shares.

(2)	These options vest on the third anniversary date of grant.

(3)	50% of these options will vest on each of the second and third anniversary dates of grant.

(4)	These options vest with respect to 34% of the shares on the first anniversary date of grant, and with respect to 33% of the shares on the second and third anniversary dates of grant.

(5)	These options will vest on the second anniversary date of grant.

(6)	50% of these options vest on each of the first and second anniversary dates of grant.

(7)	Represent restricted Class B common shares, which vest in full on May 12, 2008. Messrs. Zev and Jeffrey Weiss are entitled to voting rights and dividends paid on the restricted Class B common shares.

(8)	Represent unearned performance shares outstanding as of February 29, 2008, which are subject to specified performance goals over the performance period. The market value as of February 29, 2008, shown above, assumes the satisfaction of the goals at the maximum level. Of the amount shown, on April 22, 2008, Messrs. Zev and Jeffrey Weiss each earned (vested in) 34,208 and 25,656 performance Class B common shares, respectively, which represent the maximum number of shares that they may earn with respect to fiscal 2008. Further detail on the performance share awards is included in the “Compensation Discussion and Analysis” section under “Key Management Annual Incentive Plan.”

(9)	In connection with his Retirement Agreement entered into on March 31, 2008, all of Mr. Willensky’s unexercised options will expire on April 30, 2011.

Option Exercises and Stock Vested in Fiscal 2008

The following table provides information for the named executive officers regarding option exercises and vesting of stock during fiscal 2008, together with the associated value realized, each before payment of any applicable withholding tax.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Zev Weiss	—	—	34,208	(2)	$875,041	(2)

Stephen J. Smith	—	—	—		—

Jeffrey Weiss	—	—	25,656	(3)	$656,280	(3)

Michael L. Goulder	70,000	$796,302	—		—

Steven S. Willensky	70,000	$712,150	—		—

(1)	Represents the difference between the exercise price and the fair market value of our Class A common shares on the date of exercise.

(2)	Represents Class B performance shares that were earned and issued to Mr. Zev Weiss on April 20, 2007 relating to fiscal 2007 performance. Mr. Weiss elected to defer receipt of all of these shares under our Executive Deferred Compensation Plan. During the deferral period, Mr. Weiss will be credited with dividend equivalents in the form of Class B common shares and at the end of the deferral period, Mr. Weiss will only be entitled to receive the shares, together with any dividend equivalents issued with respect thereto.

(3)	Represents Class B performance shares that were earned and issued to Mr. Jeffrey Weiss on April 20, 2007 relating to fiscal 2007 performance. Mr. Weiss elected to defer receipt of all of these shares under our Executive Deferred Compensation Plan. During the deferral period, Mr. Weiss will be credited with dividend equivalents in the form of Class B common shares and at the end of the deferral period, Mr. Weiss will only be entitled to receive the shares, together with any dividend equivalents issued with respect thereto.

Pension Benefits in Fiscal 2008

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under our Supplemental Executive Retirement Plan based on the assumptions described in footnote one.

The Supplemental Executive Retirement Plan provides retirement benefits to officers at the Vice President level and above named as participants by the Board, which currently includes the named executive officers and all of our other executive officers. As of February 29, 2008, there were 27 actively employed participants in the Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan is designed to provide benefits that are competitive with those offered by other comparable companies, while requiring a meaningful tenure as an officer before a participant is eligible to receive benefits. Accordingly, to have a vested benefit in the Supplemental Executive Retirement Plan, a participant must have at least ten years of service with us, five of which must be as a participant in the plan.

A Supplemental Executive Retirement Plan participant with a vested benefit who retires at 65, which is considered normal retirement, will receive 1% of final average compensation for each year of service with us, up to a maximum of 20%. Therefore, a participant who retires at age 65 with 20 years of service (at least five of which are as a participant) will receive 20% of final average compensation annually for life. Participants with a vested benefit who terminate service with us after attaining the age of 55 receive that benefit prior to 65; however, benefits received prior to age 65 are reduced by .24% for each month prior to age 65. A participant with a vested benefit will receive benefits upon attaining the age of 55 if the participant separates from American Greetings prior to age 55 but after his or her 45th birthday, and he or she (1) is unilaterally terminated by American Greetings; (2) is among a class of executives who are no longer eligible to participate in the Supplemental Executive Retirement Plan; (3) is demoted to a class not eligible to participate in the Supplemental Executive Retirement Plan; or (4) separates after a change in control of American Greetings occurs. Final average compensation under the Supplemental Executive Retirement Plan is defined as the average of the two highest years of annual compensation during the participant’s employment. Annual compensation is defined as actual annual base salary paid to the participant (calculated on a calendar year basis rather than on a fiscal year basis as salary is calculated for purposes of the Summary Compensation Table) plus the incentive that would have been paid under any annual incentive plan then in effect if the participant had been paid exactly 50% of his or her target incentive compensation. As a result of limiting the incentive compensation component to 50% of target compensation for purpose of determining pensionable bonus, the current covered compensation under the Supplemental Executive Retirement Plan for purposes of the calculations set forth in the table below for Messrs. Zev Weiss, Jeffrey Weiss, Smith, Goulder and Willensky were $1,341,930, $1,015,377, $482,625, $636,980 and $623,259, respectively. Benefits are payable in a single life annuity form, provided that benefits will be payable to the participant’s beneficiary in the event of the participant’s death until a total of 180 monthly payments have been made under the Supplemental Executive Retirement Plan to or on behalf of such participant. Benefits are not subject to offset for Social Security or other payments.

None of the named executive officers are vested in the Supplemental Executive Retirement Plan as of February 29, 2008. We do not have a policy for granting extra pension service but may do so based on individual situations on rare occasions.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Zev Weiss	Supplemental Executive Retirement Plan	16	$454,200	—
Stephen J. Smith	Supplemental Executive Retirement Plan	5	$52,257	—
Jeffrey Weiss	Supplemental Executive Retirement Plan	20	$527,818	—
Michael L. Goulder	Supplemental Executive Retirement Plan	5	$116,640	—
Steven S. Willensky	Supplemental Executive Retirement Plan	5	$157,053	—

(1)	The accumulated benefit is based on service and compensation, as described above, considered by the plan for the period through February 29, 2008. The present value has been calculated assuming the named executive officers will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the assumptions as described in footnote 12 to our audited financial statements for fiscal 2008 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 29, 2008.

Nonqualified Deferred Compensation for Fiscal 2008

Officers at the Vice President level and above, including the named executive officers, may participate in our Executive Deferred Compensation Plan and defer all or a portion of their base salary and any cash incentive that they receive under the Key Management Annual Incentive Plan. In addition, the Internal Revenue Service places a limit on the compensation that can be used for contributions to a qualified retirement plan such as the 401(k) component of our Retirement Profit Sharing and Savings Plan. As a result, officers at the Vice President level and above, including the named executive officers, are permitted to contribute more than the statutory maximum ($15,500 for 2007) under the 401(k) component of our Retirement Profit Sharing and Savings Plan, and receive a corresponding match on the additional contributions (40% of the first 6% of compensation deferred). We refer to these contributions in excess of the statutory maximum and the associated company match as the “maximizer benefit.” Similarly, our executives at the Vice President level and above, which includes our named executive officers, receive an additional profit sharing contribution, based on that portion of the executive’s base salary that exceeds the statutory compensation limits ($225,000 for 2007), which we refer to as the “restoration benefit.” The restoration benefit is calculated by determining the amount of profit sharing contributions made to all employees, expressed as a percentage of compensation, and multiplying that by a portion of the executive’s compensation in excess of the compensation limit imposed by the profit sharing plan. Any maximizer benefit or restoration benefit is credited to the officer’s account in the Executive Deferred Compensation Plan. Any such compensation that is deferred into the Executive Deferred Compensation Plan is credited to the officer’s account and invested at the officer’s direction in one or more of the following mutual funds: PRIMECAP Fund Investor Shares, Wellington Fund Investor Shares, Vanguard 500 Index Investor Shares, and Vanguard Prime Money Market Fund. The named executive officer’s earnings and account balance reflected below with respect to such deferred cash compensation is based on the return on the mutual funds in which the officer is invested.

Under our 2007 Omnibus Incentive Compensation Plan and our Executive Deferred Compensation Plan, executives may defer all or a portion of earned and vested equity awards. Any such equity awards that are deferred must be held in share equivalents of American Greetings. Each participant is credited with dividend equivalents with respect to any dividends paid on American Greetings common shares during the deferral period. The deferred shares, together with dividend equivalents, will be paid to the officer in the form of shares at the end of their deferral period. The named executive officer’s earnings and account balance reflected below with respect to deferred American Greetings shares are based on the annual return on such shares and the value of such shares as of February 29, 2008.

The payment of a named executive officer’s benefits under our Executive Deferred Compensation Plan will begin within thirty days after the earlier of:

•	the expiration of the deferral period provided under the named executive officer’s deferral;
•	the date that he incurs an unforeseeable emergency;
•	the date that he terminates service with us for any reason;
•	the date his service is terminated by us for any reason other than cause; or
•

the date that he incurs a separation from service, which means an officer’s termination from employment with us as a result of the officer’s death, permanent and total disability, retirement or other such termination of employment.

If the named executive officer is terminated by us for cause, no benefits will be payable to the named executive officer other than amounts representing negotiated contributions as determined under the agreement that is in effect for each plan year and earnings thereon. If a named executive officer incurs an unforeseeable emergency, the early withdrawal of benefits is limited to the amount necessary to meet the emergency. In the case of any distribution payable as a result of a separation from service by a named executive officer, the distribution will begin no earlier than six months from the date of the separation from service, or if earlier, the date of the named executive officer’s death.

Nonqualifed Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings (Loss) in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)
Zev Weiss	$910,484	(3)	$13,376	$(386,702)	—	$1,556,352

Stephen J. Smith	$10,725	(4)	$2,576	$(682)	—	$18,135

Jeffrey Weiss	$680,534	(3)	$10,376	$(295,230)	—	$1,190,315

Michael L. Goulder	$11,375	(4)	$6,810	$2,152	—	$80,673

Steven S. Willensky	$171,700	(5)	$6,735	$(7,340)	—	$628,620

(1)	Reflects the maximizer and restoration benefit contributions made by us and credited to the account of the named executive officers in fiscal 2008. See footnote 6(c) to the Summary Compensation Table for the maximizer and restoration benefits related to fiscal 2008 that will be credited in fiscal 2009.

(2)	Reflects earnings on each type of deferred compensation listed above. The earnings are calculated based on (a) the total number of units credited to the account multiplied by the price of American Greetings common shares or the applicable mutual fund as of February 29, 2008, less (b) the total number of units credited to the account multiplied by the price of American Greetings common shares or the applicable mutual fund as of February 28, 2007. No portion of these earnings was included in the Summary Compensation Table because there were no “above-market” or preferential earnings as defined in applicable rules of the Securities and Exchange Commission.

(3)	Of the amount reported, includes 34,208 and 25,656 Class B common shares in which each of Messrs. Zev and Jeffrey Weiss vested in fiscal 2008, respectively. These amounts are included in the table in the “Option Exercises and Stock Vested in Fiscal 2008” section, but were awarded based on prior year performance. The remainder of the amount reported represents $35,784 and $24,509 for each of Messrs. Zev and Jeffrey Weiss, respectively, relating to their employee contributions under the maximizer benefit, which are included in the “Salary” column of the Summary Compensation Table.

(4)	Represents employee contributions under the maximizer benefit, which is included in the “Salary” column of the Summary Compensation Table.

(5)	Of the amount reported, $59,390 represents salary deferrals and employee contributions under the maximizer benefit, which is included in the “Salary” column of the Summary Compensation Table. The remainder represents contributions made during fiscal 2008 relating to incentives paid under the Key Management Annual Incentive Plan for fiscal 2007, which was paid in April 2007 and is reflected as “Non-Equity Incentive Plan Compensation” paid in fiscal 2007 in the Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

We do not offer separate change in control agreements for our officers. However, we provide for the payment of severance and certain other benefits to our named executive officers upon certain types of terminations of employment and upon a change in control, as described below. These benefits are in addition to benefits generally available to all salaried employees.

Employment Agreements. Pursuant to their employment agreements, dated May 1, 1997 and June 1, 1991, respectively, if each of Messrs. Zev or Jeffrey Weiss, as applicable, is terminated by us for any reason other than a gross violation of his obligations to us, we must pay him a continuing salary at a rate of the highest base salary paid to him during the preceding six months for a period equivalent to one-half month for each year of his employment with us, but in no event will such payment be less than three months or greater than twelve months. The agreements each contain a customary confidentiality provision and prohibit Messrs. Zev or Jeffrey Weiss, as applicable, from working for any of our competitors in the United States or Canada for a period of twelve months following their employment with us. In addition, if Messrs. Zev or Jeffrey Weiss, as applicable, sign a waiver and release agreement at the time of his termination of employment, he will receive the greater of the benefits provided in his employment agreement or the benefits provided under our American Greetings Severance Benefits Plan (Officers), which is described in greater detail below under “Severance Benefits Plan.”

Pursuant to his employment agreement, dated April 14, 2003, if Mr. Smith is terminated by us for any reason other than a gross violation of his obligations to us, we are required to pay him the highest base salary paid to him during the preceding six months for a period of twelve months. The agreement contains a customary confidentiality provision and prohibits Mr. Smith from working for any of our competitors in the United States or Canada for a period of twelve months following his employment with us. In addition, if Mr. Smith signs a waiver and release agreement at the time of his termination of employment, he will receive the greater of the benefits provided in his employment agreement or the benefits provided under our American Greetings Severance Benefits Plan (Officers) described below.

Messrs. Willensky and Goulder each have an agreement with us, dated September 9, 2002 and October 17, 2002, respectively. Each agreement provides that if, as applicable, (1) he is involuntarily terminated for reasons other than a gross violation of his obligations to us; (2) his duties are reduced to a position below that of a Senior Vice President; or (3) there is a change of control in our ownership, Messrs. Willensky or Goulder, as applicable, will be entitled to:

•	twelve months base salary at the salary in effect at the time of separation, which will not be less than $335,000, in the case of Mr. Willensky, and $330,000, in the case of Mr. Goulder;
•

if he has completed six months of active employment in the fiscal year of separation, continued participation in our Key Management Annual Incentive Plan for that fiscal year, which, in the case of Mr. Willensky, will be at the Senior Vice President level and, in the case of Mr. Goulder, will be the job level at the time of separation, with the payout based on the actual payout percentage earned and base salary earnings for the fiscal year up to the separation date;

•

continued vesting of any stock options that would otherwise vest during the twelve months following termination and the ability to exercise any vested options for up to 90 days following the end of the twelve months following termination;

•	participation in our health care and life insurance programs for twelve months following termination (at premiums and rates otherwise available to active employees); and

•	continued use of a company car for 90 days after his termination (all other executive officers receive continued use of a company car for 30 days following termination by us without cause).

In connection with his retirement on April 30, 2008, Mr. Willensky’s employment agreement terminated and, on March 31, 2008, we entered into a retirement agreement with him. The terms of Mr. Willensky’s retirement agreement are described above under “Employment Agreements.” Because Mr. Willensky was a named executive officer as of February 29, 2008, for purposes of the tables below we have assumed that the terms of his employment agreement remain in effect.

Severance Benefits Plan. The American Greetings Severance Benefits Plan (Officers) provides severance benefits to our U.S. executive officers who lose their positions involuntarily other than as a result of a gross violation of their obligations to us. Upon a change in control there is no payment to an officer unless there is a subsequent termination due to the fact that the officer is not offered a comparable position. If an officer does not sign a waiver and release agreement at the time of termination, the officer will receive one-half of one month’s base salary (exclusive of bonus, commission or other incentives). If an officer signs a waiver and release agreement at the time of termination, the officer will receive (a) one month’s base salary (exclusive of bonus, commission or other incentives) for each year of continuous service completed with us, with a minimum total benefit of at least twelve months and a maximum total benefit of 24 months and (b) outplacement services for six months to assist the officer in seeking employment. In addition, each officer will receive continued health care coverage concurrently with COBRA in the plan in which the officer was enrolled at the time of termination at the employee payroll deduction rate through the end of the applicable severance period, and we will deduct the monthly premium from the severance payment. We will make the severance payments on a monthly basis or in a lump sum, at our discretion. Messrs. Willensky and Goulder do not participate in the American Greetings Severance Benefits Plan (Officers) and receive severance according to the terms of their agreements described above.

Supplemental Executive Retirement Plan. The named executive officers participate in our Supplemental Executive Retirement Plan, which is described above under “Pension Benefits in Fiscal 2008.” As a result of certain age and length of employment requirements set forth in our Supplemental Executive Retirement Plan, our named executive officers’ benefits under the plan have not vested and the only benefits that our named executive officers are currently eligible to receive under the plan are benefits in the event of their disability. If a named executive officer becomes disabled and is eligible for and receiving benefits under our Long-Term Disability Plan, the named executive officer may begin receiving a disability retirement benefit under the Supplemental Executive Retirement Plan on the later of the first day of the month coinciding with or next following: (a) the date the named executive officer stops receiving benefit payments under the Long-Term Disability Plan and (b) the date the named executive officer reaches age 65. The benefit payable to a named executive officer will be his accrued benefit determined as of the date he began receiving benefits under the Long-Term Disability Plan. If the named executive officer is not eligible to receive benefits under our Long-Term Disability Plan, his accrued benefit will be determined as of the date he is determined to have a disability under Section 409A of the Internal Revenue Code.

Limitations on Benefits. During a named executive officer’s participation in the Supplemental Executive Retirement Plan and for a period of two years following the date he separates from employment with us, each named executive officer must comply with certain obligations, including confidentiality, non-solicitation and non-disparagement obligations, obligations to disclose business opportunities to us, and obligations to refrain from engaging in criminal conduct. If a named executive officer violates one or more of the foregoing items, he will immediately forfeit any and all rights to benefits under the plan. In addition, for a period of ten years following the date a named executive officer separates from employment with us, he must (a) refrain from engaging in certain competitive activities; (b) provide consulting services to us upon our request; and (c) not commence or threaten to commence an action seeking recovery of a benefit under the plan that has been completely or partially denied or to enforce the terms of the plan without first signing a confidentiality agreement regarding the claim. If the named executive officer violates one or more of the foregoing items, we will not be required to pay any benefits to him.

Under the plan, each named executive officer must assign and transfer to us any and all discoveries, inventions and improvements that he has conceived, or may make, conceive, acquire or suggest, whether solely or jointly with others during his employment by us, and which relate to any subject matter within the field in which he provides personal services to us and involves the use of resources belonging to us.

Committee Discretion to Impose Lesser Sanctions. If the Compensation and Management Development Committee determines that the financial impact on us from a violation of any of the requirements set forth in the “Limitations on Benefits” described above is expected to be less than $250,000 in the aggregate, in lieu of the complete forfeiture of the named executive officer’s benefit the Committee may impose a limited monetary sanction equal to the lesser of (a) one-half of the present value of his benefit under the plan (determined as of the date of the violation) or (b) $100,000, as a set off against the plan benefit otherwise payable.

Executive Deferred Compensation Plan. The named executive officers participate in our Executive Deferred Compensation Plan described above under “Nonqualified Deferred Compensation for Fiscal 2008.” Please see the narrative and the table in that section for information regarding the circumstances in our Executive Deferred Compensation Plan that will trigger payments or the provision of benefits and the calculation of those benefits.

Key Management Annual Incentive Plan. The named executive officers participate in our Key Management Annual Incentive Plan. Please see the “Key Management Annual Incentive Plan” section in the “Compensation Discussion and Analysis” section for a more detailed description of our Key Management Annual Incentive Plan. If Messrs. Zev Weiss, Stephen Smith or Jeffrey Weiss voluntarily or involuntarily leaves us before the completion of a plan year, which coincides with our fiscal year, the officer will forfeit his award for that fiscal year. Pursuant to their employment agreements, if Messrs. Willensky or Goulder separates from employment with us under certain circumstances and have completed six months of active employment in that fiscal year of separation, the officer will receive a payment based on his earnings for that portion of the fiscal year. If a named executive officer’s employment with us ends during a plan year because the named executive officer (a) elects to retire after age 60; (b) takes a leave of absence; or (c) suffers a permanent disability or dies, the incentive payout will be prorated to the nearest full month based on the actual period the officer participated in the plan during the fiscal year.

Equity Incentive Plans. Each of our named executive officers has one or more grants of options outstanding under our American Greetings Corporation 1997 Equity and Performance Incentive Plan, our 2007 Omnibus Incentive Compensation Plan, or both.

According to the terms of their stock option agreements, all options become immediately exercisable in full if the named executive officer dies, becomes permanently disabled or incompetent, or has ten or more years of continuous service with us and terminates employment at age 65. In addition, options granted to our named executive officers terminate on the earliest of the following dates: (a) ten years from the date of grant; (b) nine months from the date of permanent disability of the named executive officer if the same was the cause of, or occurred within three months after, termination of the named executive officer’s employment with us; (c) immediately, on the date the Grantee’s employment is terminated for cause (in the case of the 2007 Omnibus Incentive Compensation Plan), or on the date of an act by the officer that is intentionally committed and materially inimical to our interests (in the case of the 1997 Equity and Performance Incentive Plan); or (d) three months from the date of termination of employment in all other cases.

Under the terms of the restricted share grant agreements and the August 2005 performance share grant agreements that we have entered into with each of Messrs. Zev and Jeffrey Weiss, all of the restricted stock and performance shares not otherwise previously vested, earned or forfeited will be deemed vested or earned, as applicable, and shall be issued upon (a) our change in control (as defined in our 1997 Equity and Performance Incentive Plan, a copy of which is attached as Exhibit 10 to our Form S-8 (Registration No. 333-121982) filed on January 12, 2005); (b) the named executive officer’s death or disability (as defined in our 1997 Equity and

Performance Incentive Plan); or (c) a termination without cause, which includes their resignation for good reason. Any of the performance shares not earned as of the end of the performance period will be forfeited. Each of the terms “disabled” and “without cause” are defined in the respective restricted share grant agreements (the form of which is attached as Exhibit 10(xxxii) to our Annual Report on Form 10-K for fiscal 2005) and performance share grant agreements (copies of which are attached as Exhibits 10.7 and 10.8 to our Quarterly Report on Form 10-Q for the quarter ended August 31, 2005).

Life Insurance Benefits. For a description of the executive life insurance that provides coverage to the named executive officers, see footnote 6(d) to the above Summary Compensation Table. We provide this coverage, together with any associated tax reimbursement, for six months following the termination of an executive officer by us without cause. We provide each named executive officer with accidental death and dismemberment insurance, which entitles the beneficiaries of each named executive officer to receive supplemental accidental death and dismemberment proceeds in an amount equal to the lesser of (1) three times his annual salary or (2) $3 million, subject to a minimum of $250,000 for each named executive officer.

Quantitative Disclosure. The tables below reflect the amount of compensation that would be paid to each of the named executive officers in the event of termination of such executive’s employment or following a change in control. The amounts shown assume that such termination was effective as of February 29, 2008, and thus include amounts earned through such date. The actual amounts to be paid out can only be determined at the time of such executive’s actual separation. As necessary for purposes of calculations, we have used the closing price of our Class A common shares on the New York Stock Exchange on February 29, 2008, which was $18.82. The amounts shown do not include benefits and payments that are generally available to all employees on a non-discriminatory basis.

Zev Weiss (Chief Executive Officer)

Benefits and Payments	Resignation without Good Reason	Resignation with Good Reason	Termination by us without Cause		Termination by us for Cause	Termination Following Change in Control		Change in Control (no termination)	Death	Disability		Early Retirement (Rule of 65)

Base Salary	—	—	$1,118,275	(1)	—	$1,118,275	(1)	—	—	—		—

Key Management Annual Incentive Plan (2)	$600,414	$600,414	$600,414		$234,043	$600,414		—	$600,414	$600,414		$600,414
Performance Shares	—	$643,795	$643,795		—	$643,795		$643,795	$643,795	$643,795		—
Restricted Stock	—	$537,706	$537,706		—	$537,706		$537,706	$537,706	$537,706		—
Stock Options	—	—	—		—	—		—	—	—		—
Supplemental Executive Retirement Plan	—	—	—		—	—		—	—	$454,200	(3)	—
Deferred Compensation	$1,556,352	$1,556,352	$1,556,352		$1,512,759	$1,556,352		—	$1,556,352	$1,556,352		$1,556,352
Health Care	—	—	$10,516		—	$10,516		—	—	—		—
Life Insurance Proceeds (4)	—	—	—		—	—		—	$7,366,000	—		—
Outplacement Services (5)	—	—	$15,000		—	$15,000		—	—	—		—
Life Insurance Premiums	—	—	$14,120		—	$14,120		—	—	—		—
Company Car	—	—	$1,382		—	$1,382		—	—	—		—

Total	$2,156,766	$3,338,267	$4,497,559		$1,746,802	$4,497,559		$1,181,501	$10,704,267	$3,792,467		$2,156,766

Stephen J. Smith (Senior Vice President and Chief Financial Officer)

Benefits and Payments	Resignation without Good Reason	Resignation with Good Reason	Termination by us without Cause	Termination by us for Cause	Termination Following Change in Control	Change in Control (no termination)	Death	Disability		Early Retirement (Rule of 65)

Base Salary	—	—	$357,500	—	$357,500	—	—	—		—

Key Management Annual Incentive Plan (2)	$335,479	$335,479	$335,479	$130,771	$335,479	—	$335,479	$335,479		$335,479
Stock Options	—	—	—	—	—	—	—	—		—
Supplemental Executive Retirement Plan	—	—	—	—	—	—	—	$52,257	(3)	—
Deferred Compensation	$18,135	$18,135	$18,135	$10,478	$18,135	—	$18,135	$18,135		$18,135
Health Care	—	—	$8,579	—	$8,579	—	—	—		—
Life Insurance Proceeds (4)	—	—	—	—	—	—	$2,910,002	—		—
Outplacement Services (5)	—	—	$15,000	—	$15,000	—	—	—		—
Life Insurance Premiums (6)	—	—	$7,833	—	$7,833	—	—	—		—
Company Car	—	—	$909	—	$909	—	—	—		—

Total	$353,614	$353,614	$505,101	$141,249	$505,101	—	$3,263,616	$405,871		$353,614

Jeffrey Weiss (President and Chief Operating Officer)

Benefits and Payments	Resignation without Good Reason	Resignation with Good Reason	Termination by us without Cause		Termination by us for Cause	Termination Following Change in Control		Change in Control (no termination)	Death	Disability		Early Retirement (Rule of 65)
Base Salary	—	—	$1,108,650	(1)	—	$1,108,650	(1)	—	—	—		—
Key Management Annual Incentive Plan (2)	$424,827	$424,827	$424,827		$165,599	$424,827		—	$424,827	$424,827		$424,827
Performance Shares	—	$482,846	$482,846		—	$482,846		$482,846	$482,846	$482,846		—
Restricted Stock	—	$403,294	$403,294		—	$403,294		$403,294	$403,294	$403,294		—
Stock Options	—	—	—		—	—		—	—	—		—
Supplement Executive Retirement Plan	—	—	—		—	—		—	—	$527,818	(3)	—
Deferred Compensation	$1,190,315	$1,190,315	$1,190,315		$1,129,154	$1,190,315		—	$1,190,315	$1,190,315		$1,190,315
Health Care	—	—	$11,116		—	$11,116		—	—	—		—
Life Insurance Proceeds (4)	—	—	—		—	—		—	$4,251,560	—		—
Outplacement Services (5)	—	—	$15,000		—	$15,000		—	—	—		—
Life Insurance Premiums (6)	—	—	$12,989		—	$12,989		—	—	—		—
Company Car	—	—	$1,057		—	$1,057		—	—	—		—

Total	$1,615,142	$2,501,282	$3,650,093		$1,294,753	$3,650,093		$886,140	$6,752,842	$3,029,100		$1,615,142

Michael L. Goulder (Senior Vice President and Executive Supply Chain Officer)

Benefits and Payments	Resignation without Good Reason	Resignation with Good Reason	Termination by us without Cause	Termination by us for Cause	Termination Following Change in Control	Change in Control (no termination)	Death	Disability		Early Retirement (Rule of 65)
Base Salary	—	$454,985	$454,985	—	$454,985	—	—	—		—
Key Management Annual Incentive Plan (2)	$599,859	$599,859	$599,859	$191,599	$599,859	—	$599,859	$599,859		$599,859
Stock Options	—	—	—	—	—	—	—	—		—
Supplement Executive Retirement Plan	—	—	—	—	—	—	—	$116,640	(3)	—
Deferred Compensation	$80,673	$80,673	$80,673	$62,804	$80,673	—	$80,673	$80,673		$80,673
Health Care	—	—	$6,652	—	$6,652	—	—	—		—
Life Insurance Proceeds (4)	—	—	—	—	—	—	$2,779,914	—		—
Life Insurance Premiums (6)	—	$10,286	$10,286	—	$10,286	—	—	—		—
Company Car	—	$3,053	$3,053	—	$3,053	—	—	—		—

Total	$680,532	$1,148,856	$1,155,508	$254,403	$1,155,508	—	$3,460,446	$797,172		$680,532

Steven S. Willensky (Senior Vice President and Executive Sales and Marketing Officer)

Benefits and Payments	Resignation without Good Reason	Resignation with Good Reason	Termination by us without Cause	Termination by us for Cause	Termination Following Change in Control	Change in Control (no termination)	Death	Disability		Early Retirement (Rule of 65)
Base Salary	—	$445,185	$445,185	—	$445,185	—	—	—		—
Key Management Annual Incentive Plan (2)	$482,435	$482,435	$482,435	$188,055	$482,435	—	$482,435	$482,435		$482,435
Stock Options	—	—	—	—	—	—	—	—		—
Supplement Executive Retirement Plan	—	—	—	—	—	—	—	$157,053	(3)	—
Deferred Compensation	$628,620	$628,620	$628,620	$607,192	$628,620	—	$628,620	$628,620		$628,620
Health Care	—	—	$6,550	—	$6,550	—	—	—		—
Life Insurance Proceeds (4)	—	—	—	—	—	—	$3,166,110	—		—
Life Insurance Premiums (6)	—	$12,885	$12,885	—	$12,885	—	—	—		—
Company Car	—	$2,761	$2,761	—	$2,761	—	—	—		—

Total	$1,111,055	$1,571,886	$1,578,436	$795,247	$1,578,436	—	$4,277,165	$1,268,108		$1,111,055

(1)	Assumes that the named executive officer signed the requisite waiver and release agreement contemplated by the American Greetings Severance Benefit Plan (Officers) as described above, entitling him to 15 months of severance in the case of Mr. Zev Weiss and 19 months of severance in the case of Mr. Jeffrey Weiss. If the officer does not sign such waiver and release agreement, he would have been entitled to receive seven and one half months in the case of Mr. Zev Weiss and eight and one-half months in the case of Mr. Jeffrey Weiss, in accordance with their employment agreements.

(2)	If Messrs. Zev Weiss, Stephen Smith or Jeffrey Weiss voluntarily or involuntarily separate from employment before the completion of a plan year, which coincides with our fiscal year, the officer will forfeit his award for that fiscal year. Pursuant to their employment agreements, if Messrs. Willensky or Goulder separate from employment with us under certain circumstances and having completed six months of active employment in that fiscal year of separation, the officer will receive a payment based on the earnings for that portion of the fiscal year. For purposes of this table, we have assumed the officer terminates employment as of the close of business on February 29, 2008 and completion of the plan year. For purposes of this table, we have also assumed the named executive officer received his actual individual performance rating for fiscal 2008 for all separation events other than termination by us for cause, which assumes the named executive officer received the lowest individual performance rating.

(3)	Represents the present value of the accrued benefit.

(4)	Assumes that the officer’s death occurred as the result of an accident covered under our accidental death and dismemberment insurance policy. The amounts represent the proceeds to be paid by the applicable insurance company to which we have made premium payments.

(5)	Assumes that the named executive officer signs the requisite waiver and release agreement contemplated by the American Greetings Severance Benefit Plan (Officers) as described above, entitling him to six months of outplacement services, the value of which we estimate to be equal to $15,000 as of February 29, 2008. If the officer does not sign such waiver and release agreement, he will not be entitled to any outplacement services.

(6)	Includes amounts reimbursed for the payment of taxes on income attributed to the officer for the value of universal life insurance premiums paid by American Greetings.

DIRECTOR COMPENSATION

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. The compensation we pay our non-employee directors is designed to fairly pay directors for work required for a company of our size and scope, to align directors’ interests with the long-term interests of shareholders, and to attract and retain qualified individuals to serve on our Board. In setting director compensation, we consider the significant amount of time that directors spend in fulfilling their duties to American Greetings, the skill level we require of members of the Board, and the compensation paid to directors of companies of our size and structure. Employees of American Greetings who are also directors are not compensated for serving on the Board of Directors.

Cash Compensation Paid to Board Members

During fiscal 2008, each non-employee director was entitled to receive the following cash compensation with respect to his or her service on the Board:

•	An annual retainer of $40,000;
•

$1,500 for each Board or committee meeting attended in person (75% of the applicable meeting fee if the meeting is conducted telephonically), with the members of the Audit Committee to receive an additional $500 (for a total of $2,000) for attending each Audit Committee meeting (including from time to time, in each case, for conferences with management regarding Board or committee-related matters);

•	$7,000 annual retainer fee to respective chairs of the Nominating and Governance and the Compensation and Management Development Committees;
•	$10,000 annual retainer fee to the chair of the Audit Committee; and
•	Reimbursement of expenses related to attending Board and committee meetings.

Directors may make an election to receive American Greetings’ Class A or Class B common shares in lieu of all or a portion of the fees due to such directors as compensation for serving on the Board of Directors. All of such shares are fully vested. For purposes of determining the number of shares to be issued in lieu of such fees, the shares are valued based on the closing price of the American Greetings Class A common shares on the last trading day of the calendar quarter prior to the payment of such fees.

Stock Option Program

In addition to cash compensation, to further align non-employee directors’ interests with our shareholders, each year non-employee directors receive an annual grant of options to purchase our Class A common shares. In accordance with our stock option grant policy, the annual grant of options to purchase 7,000 Class A common shares to our non-employee directors, which is made at the same time as the annual grant to our officers, is made on the second trading day following the filing of our Annual Report on Form 10-K. Half of these options are exercisable on the first anniversary of the date of grant and half on the second anniversary of the date of grant. The exercise price of the annual grant of options was $25.57 per share, representing the closing price of our Class A common shares on May 2, 2007, the date of grant. The full grant date fair value under SFAS 123(R) of such options to purchase 7,000 Class A common shares was $30,573. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. Assumptions used in calculating this amount are included in footnote 14 to our audited financial statements for fiscal 2008 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 29, 2008. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the director.

Deferred Compensation Program for Non-Employee Directors

The American Greetings Outside Directors’ Deferred Compensation Plan allows for each non-employee director to defer all or part of his or her compensation. Any cash compensation that is deferred is credited to the director’s account and invested according to the director’s instruction in the following mutual funds: PRIMECAP Fund Investor Shares, Wellington Fund Investor Shares, Vanguard 500 Index Investor Shares, and Vanguard Prime Money Market Fund. If a director elects to defer his or her retainer or committee fees that are received in the form of shares, such deferred compensation is held in share equivalents of American Greetings. Each participant is credited with dividend equivalents with respect to any dividends paid on American Greetings common shares during the deferral period. The deferred shares, together with dividend equivalents, will be paid to the director in the form of shares at the end of their deferral period. No portion of a director’s earnings under the Outside Directors’ Deferred Compensation Plan are “above-market” or preferential, as defined in applicable rules of the Securities and Exchange Commission.

Director Compensation Table

Name (1)	Fees Earned or Paid in Cash ($)(2)		Stock Awards ($)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Scott S. Cowen	$85,500		—	$31,388	—	—	$250	$117,138

Jeffrey D. Dunn (6)	$27,875		—	$9,784	—	—	$250	$37,909

Joseph S. Hardin, Jr.	$65,875		—	$31,388	—	—	$250	$97,513

Stephen R. Hardis	$96,125	(5)	—	$31,388	—	—	$250	$127,763

William E. MacDonald, III (6)	$54,250		—	$9,784	—	—	$250	$64,284

Michael J. Merriman, Jr.	$53,575		—	$36,771	—	—	$250	$90,596

Harriet Mouchly-Weiss (7)	$28,375		—	$11,080	—	—	—	$39,455

Charles A. Ratner	$74,000		—	$31,388	—	—	$250	$105,638

Jerry Sue Thornton	$66,500	(5)	—	$31,388	—	—	$250	$98,138

(1)	Zev Weiss, our Chief Executive Officer, Jeffrey Weiss, our President and Chief Operating Officer, and Morry Weiss, our Chairman, are not included in this table as they are employees of American Greetings and thus receive no compensation for their services as directors. As named executive officers, the compensation received by Messrs. Zev and Jeffrey Weiss is included in the Summary Compensation Table. Compensation received by Mr. Morry Weiss, who is not a named executive officer, is described in the “Certain Relationships and Related Transactions” section below.

(2)	As described above, directors may elect to receive a portion of their retainer or other fees in the form of shares. The amounts in this column represent the annual retainer and any other fees the non-employee director has earned or been paid in cash during fiscal 2008. For the retainer and fees paid in fiscal 2008, Messrs. Dunn, MacDonald, Merriman and Drs. Cowen and Thornton received 100% in cash; Messrs. Hardin, Hardis and Ratner received 100% in the form of Class B common shares; and Mrs. Mouchly-Weiss received 50% in cash and 50% in the form of Class A common shares. As a result, in lieu of the cash fees included above, Messrs. Hardin, Hardis and Ratner received 2,791, 4,007 and 3,124 Class B common shares, respectively; and in lieu of $14,187.50 of the cash fees included above, Mrs. Mouchly-Weiss received 552 Class A common shares. Fractional shares were paid in cash.

(3)

Reflects the dollar amount recognized for financial statement reporting purposes in fiscal 2008 for the fair value of stock options granted to each director in fiscal 2008 as well as prior fiscal years, in accordance with

SFAS 123(R). There were no option forfeitures for the directors other than Mrs. Mouchly-Weiss who forfeited vested or unvested options to purchase an aggregate of 38,000 Class A common shares in connection with the expiration of her term as a director. Assumptions used in the calculation of these amounts are included in footnote 14 to our audited financial statements for fiscal 2008 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 29, 2008. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the director. Refer to the disclosure above under “Stock Option Program” for a description of the grant date fair value of options granted to non-employee directors in fiscal 2008. As of February 29, 2008, each director has the following number of options outstanding: Dr. Cowen – options to purchase 42,000 Class A common shares; Mr. Dunn – options to purchase 7,000 Class A common shares; Mr. Hardin – options to purchase 24,000 Class A common shares; Mr. Hardis – options to purchase 48,000 Class A common shares; Mr. MacDonald – options to purchase 7,000 Class A common shares; Mr. Merriman – options to purchase 14,000 Class A common shares; Mr. Ratner – options to purchase 40,000 Class A common shares; Dr. Thornton – options to purchase 40,000 Class A common shares; and Mrs. Mouchly-Weiss, who as of such date, had no remaining stock options.

(4)	Includes $250, representing the estimated premiums paid by American Greetings that may be attributable to a $250,000 accidental death and dismemberment insurance policy covering each of our outside directors.

(5)	The director has deferred all of the fees under the outside directors’ deferred compensation plan.

(6)	Mr. MacDonald joined the Board on June 22, 2007, and Mr. Dunn joined the Board on September 5, 2007. As a result, each of Messrs. MacDonald and Dunn received a prorated portion of the annual retainer for fiscal 2008 and each received his grant of options to purchase 7,000 Class A common shares on September 24, 2007, which had a full grant date fair value under SFAS 123(R) of $31,493 and were granted at an exercise price of $26.08, representing the closing price of our Class A common shares on the date of grant. Assumptions used in the calculation of this amount are included in footnote 14 to our audited financial statements for fiscal 2008 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 29, 2008. The amounts reflect our accounting expense and do not correspond to the actual value that will be recognized by the director.

(7)	Mrs. Harriet Mouchly-Weiss’s term as a director expired on June 22, 2007. As a result, the compensation reported with respect to Mrs. Mouchly-Weiss reflects amounts paid with respect to the period from March 1, 2007 until June 22, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

Policy. The Board has adopted a policy and procedures for review, approval and monitoring of transactions involving American Greetings and “related persons,” which generally includes directors, executive officers and their immediate family members, and shareholders owning five percent or greater of our outstanding stock and their immediate family members. The policy covers related person transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant rules of the Securities and Exchange Commission (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). Due to the nature of the transaction or the approvals previously obtained, the policy considers the following categories of transactions to be pre-approved even if the aggregate amount involved exceeds $120,000:

•	compensation paid to our executive officers and immediate family members of our executive officers or directors that has been approved or ratified by the Compensation Committee;
•	compensation paid to our directors;
•

transactions with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million, or 2% of that company’s annual gross revenues;

•

charitable contributions, grants or endowments by American Greetings to a charitable organization at which a related person’s only relationship is as an employee (other than an executive officer), director or trustee, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the charitable organization’s total annual receipts or annual gross revenue (which transactions are generally approved or ratified by our Nominating and Governance Committee);

•

transactions where the related person’s interest arises solely from the ownership of our common shares and all holders of our common shares received the same benefit on a pro rata basis, such as dividends; and

•	transactions with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

Related person transactions not otherwise pre-approved as described above must be approved or ratified by the Audit Committee, which will consider all relevant facts in doing so. As required under Securities and Exchange Commission rules, transactions that are determined to be directly or indirectly material to American Greetings or a related person are disclosed in the proxy statement.

Procedures. The American Greetings legal staff is primarily responsible for developing and implementing processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether American Greetings or a related person may have a direct or indirect material interest in the transaction. If it is determined that American Greetings or a related person may have a direct or indirect material interest in the transaction, the legal department will submit the matter to the Audit Committee for review and approval, if appropriate. Any member of the Audit Committee who may have a direct or indirect interest in the transaction in question must recuse himself or herself from any consideration of the matter. The Audit Committee will review all of the relevant facts and circumstances of the transaction. Based on the conclusions reached, the Audit Committee will evaluate all options, including but not limited to approving, disapproving, or restructuring the proposed transaction.

If it is not practical or desirable to wait until the next regularly scheduled Audit Committee meeting to consider a potential related party transaction, the matter will be submitted to the chair of the Audit Committee, who has been delegated the authority to act between meetings. The chair will report any decisions made to the Committee at its next meeting. If management becomes aware of a related party transaction that was not previously reviewed or ratified, it will refer the matter to the Audit Committee at its next regularly scheduled meeting at which time the Audit Committee or the chair of the Audit Committee shall evaluate all options, including but not limited to ratification, amendment, or termination of the related party transaction.

Related Party Transactions

Morry Weiss, our Chairman of the Board, is the brother of Erwin Weiss, our Senior Vice President, Enterprise Resource Planning, and is the father of (1) Zev Weiss, a director of American Greetings and our Chief Executive Officer, (2) Jeffrey Weiss, a director of American Greetings and our President and Chief Operating Officer, and (3) Gary Weiss, an American Greetings employee and non-executive officer. As employees of American Greetings, these individuals are compensated in a manner that is appropriate for their responsibilities and experience. The compensation paid to each of Messrs. Zev and Jeffrey Weiss is described in the Summary Compensation Table and in the tables that follow the Summary Compensation Table. With respect to fiscal 2008, we paid the following compensation to Messrs. Morry, Erwin, and Gary Weiss, none of whom are named executive officers:

•

Morry Weiss: With respect to fiscal 2008, Mr. Morry Weiss was paid a base salary of $400,000, earned incentive compensation under the Key Management Annual Incentive Plan of $272,240 and participated in other regular and customary employee benefit plans, programs and benefits generally available to our executive officers, including participation in the Supplemental Executive Retirement Plan and use of a company car, as well as those described in the “Compensation Discussion and

Analysis” section, under the heading “Perquisites and Other Benefits.” In addition, in fiscal 2008, Mr. Morry Weiss was granted options to purchase 18,000 Class B common shares, which had a grant date value as calculated in accordance with SFAS 123(R) of $78,617. In each of the last five fiscal yeas, American Greetings accrued, but did not pay, $185,000 of expense related to a split dollar life insurance policy on the lives of Morry Weiss and Judith Weiss, Morry’s wife, the indirect beneficiaries of which are their children. Of this amount accrued in fiscal 2008, approximately $22,000 reflects the cost of insurance charges and the remainder reflects underlying policy investments. These cost of insurance charges are currently being funded by the accrued surrender value of the policy. The policy provides for a total death benefit of $30 million.

•

Erwin Weiss: Under the terms of our employment agreement with Erwin Weiss, during his employment, Mr. Weiss will participate in any applicable fiscal year annual incentive compensation plan, with his individual performance component being calculated at a minimum of 100% of the applicable fiscal year target incentive amount for Senior Vice Presidents. If grants of stock options are made generally to Senior Vice Presidents during his employment, Mr. Weiss’s employment agreement provides that he will receive such grants. If Mr. Weiss is voluntarily or involuntarily terminated, his employment agreement provides that he will receive $250,000 in deferred compensation, as well as three years of base salary at the rate in effect at the time of separation. With respect to fiscal 2008, Mr. Erwin Weiss was paid a base salary of $450,000, earned incentive compensation under the Key Management Annual Incentive Plan of $428,778 and participated in other regular and customary employee benefit plans, programs and benefits generally available to our executive officers, including participation in the Supplemental Executive Retirement Plan and use of a company car, as well as those described in the “Compensation Discussion and Analysis” section, under the heading “Perquisites and Other Benefits.” In addition, in fiscal 2008, Mr. Erwin Weiss was granted options to purchase 22,000 Class A common shares, which had a grant date value as calculated in accordance with SFAS 123(R) of $96,087.

•

Gary Weiss: With respect to fiscal 2008, Mr. Gary Weiss was paid a base salary of $174,872, earned incentive compensation under the Key Management Annual Incentive Plan of $79,416 and participated in other regular and customary employee benefit plans, programs and benefits generally available to our employees. As a Vice President, Mr. Weiss is a participant in the Supplemental Executive Retirement Plan and is provided a company car. In addition, in fiscal 2008, Mr. Weiss was granted options to purchase 7,000 Class A common shares, which had a grant date value as calculated in accordance with SFAS 123(R) of $30,573.

The foregoing compensation arrangements were either approved by the Compensation Committee in accordance with the related party transactions policy or in place prior to our adoption of the related party transactions policy and were therefore not subject to the policy.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report provides information concerning the Audit Committee of the Board of Directors.

The Audit Committee reviews our financial reporting practices on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed our audited financial statements for the year ended February 29, 2008, with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The Audit Committee discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380, as amended by Statement on Auditing Standards No. 90, “Communication with Audit Committees”). The Audit Committee also obtained a formal written statement from the independent registered public accounting firm that described all American Greetings’ relationships with the independent registered public accounting firm that might bear on the auditor’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee,” as amended or supplemented. The Audit Committee discussed with the independent registered public accounting firm any relationships that might influence its objectivity and independence and satisfied itself as to the auditor’s independence. The Audit Committee also considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence. Management has the responsibility for the preparation of American Greetings’ financial statements, and the independent registered public accounting firm has the responsibility for the auditing of those statements.

Based on the above-referenced review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in its Annual Report on Form 10-K for the year ended February 29, 2008, for filing with the Securities and Exchange Commission.

Audit Committee

Stephen R. Hardis, Chairman

Scott S. Cowen

William E. MacDonald, III

Jerry Sue Thornton

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The firm of Ernst & Young LLP and its predecessors has been our independent registered public accounting firm since our incorporation in 1944. In connection with the audit of the fiscal 2008 financial statements, we entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP would perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages. The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for fiscal 2009. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Fees Paid to Ernst & Young LLP

Audit Fees. The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for fiscal 2008 and fiscal 2007, including the audit of the effectiveness of internal controls over financial reporting, and for Ernst & Young LLP’s reviews of the financial statements included in our Quarterly Reports on Forms 10-Q filed with the Securities and Exchange Commission for fiscal 2008 and fiscal 2007 were $1,902,100 and $2,178,400, respectively.

Audit-Related Fees. The aggregate fees billed for assurance and related services by Ernst & Young LLP that were reasonably related to the performance of the audit or review of our financial statements and were not reported under “Audit Fees” above for fiscal 2008 and fiscal 2007 were $111,100 and $116,600, respectively. Audit-related fees consist of fees billed for statutory audits and assurance and related services including fees billed for audits of employee benefit plans and accounting consultations.

Tax Fees. The aggregate fees billed for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning for fiscal 2008 and fiscal 2007 were $655,100 and $512,600, respectively. These fees related primarily to tax compliance, tax consulting and international tax issues.

All Other Fees. There were no fees billed for other products and services provided by Ernst & Young LLP for either fiscal 2008 or fiscal 2007.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. It is the Audit Committee’s policy that all audit and non-audit services to be performed for us by our independent registered public accounting firm be preapproved by the Audit Committee (including the fees and terms of such services), subject to the de minimis exceptions for non-audit services described in the Securities Exchange Act of 1934 and the rules and regulations thereunder. In accordance with such policy, the Audit Committee preapproved 100% of the services described above under the captions Audit, Audit-Related Fees, Tax Fees and All Other Fees for fiscal 2008 and fiscal 2007.

SECURITY OWNERSHIP

Security Ownership of Management

At the close of business on May 1, 2008, our directors, the named executive officers and the directors and officers as a group beneficially owned and had sole voting and dispositive power (except as otherwise indicated) of our common shares as set forth in the following table:

Name	Title of Class	Amount & Nature of Beneficial Ownership		Percent of Class Outstanding		Deferred Compensation Plan Share Equivalents (5)
Scott S. Cowen	Class A Common	38,800	(1)	♦		—
	Class B Common	—		♦		1,704

Jeffrey D. Dunn	Class A Common	—		♦		—
	Class B Common	—		♦		—

Joseph S. Hardin, Jr.	Class A Common	20,500	(1)	♦		—
	Class B Common	7,571		♦		1,368

Stephen R. Hardis	Class A Common	46,000	(1)	♦		—
	Class B Common	1,022		♦		25,989

William E. MacDonald, III	Class A Common	1,000		♦		—
	Class B Common	—		♦		—

Michael J. Merriman, Jr.	Class A Common	7,000	(1)	♦		—
	Class B Common	—		♦		—

Charles A. Ratner	Class A Common	36,000	(1)	♦		—
	Class B Common	16,219		♦		—

Jerry Sue Thornton	Class A Common	36,000	(1)	♦		—
	Class B Common	—		♦		11,791

Morry Weiss	Class A Common	237,208	(1)	♦		—
	Class B Common	748,458	(1)(2)(3)	21.09%		—

Zev Weiss	Class A Common	65,444	(1)(3)	♦		—
	Class B Common	364,183	(1)(3)(4)	9.76%		109,798

Jeffrey Weiss	Class A Common	57,924	(1)(3)	♦		—
	Class B Common	261,174	(1)(4)	7.14%		82,350

Stephen J. Smith	Class A Common	50,000	(1)	♦		—
	Class B Common	—		♦		—

Michael L. Goulder	Class A Common	140,875	(1)	♦		—
	Class B Common	—		♦		—

Steven S. Willensky	Class A Common	149,041	(1)(3)	♦		—
	Class B Common	—		♦		—

All Directors & Executive Officers as a group (24 including the above)	Class A Common Class B Common	1,672,511 1,398,627	(1)(3) (1)(2)(4)	3.57 34.33	% %	— 233,000

♦	less than 1.0% of class outstanding

(1)	Includes the following shares for the following individuals who under Rule 13d-3 of the Securities Exchange Act of 1934 are deemed to be beneficial owners of those shares by having the right to acquire ownership thereof within 60 days pursuant to outstanding stock options:

Scott S. Cowen	Class A Common	38,000
	Class B Common	—

Jeffrey D. Dunn	Class A Common	—
	Class B Common	—

Joseph S. Hardin, Jr.	Class A Common	20,000
	Class B Common	—

Stephen R. Hardis	Class A Common	44,000
	Class B Common	—

William E. MacDonald, III	Class A Common	—
	Class B Common	—

Michael J. Merriman, Jr.	Class A Common	7,000
	Class B Common	—

Charles A. Ratner	Class A Common	36,000
	Class B Common	—

Jerry Sue Thornton	Class A Common	36,000
	Class B Common	—

Morry Weiss	Class A Common	109,310
	Class B Common	115,655

Zev Weiss	Class A Common	52,415
	Class B Common	298,500

Jeffrey Weiss	Class A Common	55,000
	Class B Common	227,532

Stephen J. Smith	Class A Common	50,000
	Class B Common	—

Michael L. Goulder	Class A Common	140,875
	Class B Common	—

Steven S. Willensky	Class A Common	127,750
	Class B Common	—

All Directors & Executive Officers as a group (24 including the above)	Class A Common Class B Common	1,481,794 641,687

(2)	Excludes the following shares with respect to which Mr. Morry Weiss disclaims beneficial ownership: 78,800 Class B common shares beneficially owned by Mr. Weiss’s wife, Judith Weiss; 203,964 Class B common shares owned by the Irving I. Stone Foundation, of which Mr. Weiss is a trustee; and 200,000 Class B common shares owned by the Irving Stone Support Foundation, of which Mr. Weiss is a trustee.

(3)

One of the investment alternatives in the American Greetings Retirement Profit Sharing and Savings Plan is a fund made up of our Class A common shares. As of May 1, 2008, the Retirement Profit Sharing and Savings Plan held [964,492] Class A common shares. Participants investing in the American Greetings stock fund are allocated units that correspond to their investment in our common shares. The plan purchases or sells Class A common shares in the open market to reflect changes in participant investments in the

American Greetings stock fund. Although the actual number of common shares in which a participant is invested directly corresponds to the participant’s investment in the fund, the number of Class A common shares that is allocated to a participant is proportionate to the participant’s investment in the fund relative to all participant investments in the fund. Accordingly, the amounts include the following shares which, under Rule 13d-3 of the Securities Exchange Act of 1934, are deemed to be beneficially owned by the individuals as participants in the American Greetings stock fund of the Retirement Profit Sharing and Savings Plan: [122,779] Class A common shares ([12.73%]) held for the benefit of Morry Weiss; [13,393] Class A common shares ([<1%]) held for the benefit of Zev Weiss; [2,924] Class A common shares ([<1%]) held for the benefit of Jeffrey Weiss; [3,300] Class A common shares ([<1%]) held for the benefit of Steven Willensky; and [144,000] Class A common shares ([15%]) held for the benefit of all Directors and Executive Officers as a group. Each participant has voting power with respect to the shares allocated to his or her account, but such participants do not have the right to acquire ownership of those shares within 60 days.

(4)	The amounts include 28,571 and 21,429 restricted Class B shares held by Messrs. Zev and Jeffrey Weiss, respectively. The amounts exclude the following shares with respect to which each of Messrs. Zev and Jeffrey Weiss disclaims beneficial ownership: 203,964 Class B common shares owned by the Irving I. Stone Foundation, of which each of Messrs. Zev and Jeffrey Weiss is a trustee; 200,000 Class B common shares owned by the Irving Stone Support Foundation, of which each of Messrs. Zev and Jeffrey Weiss is a trustee; and 1,812,182 Class B common shares beneficially owned by the Irving I. Stone Limited Liability Company and the Irving I. Stone Oversight Trust. Each of Messrs. Zev and Jeffrey Weiss are trustees of the Irving I. Stone Oversight Trust and each own, in their individual capacities, membership interests representing 24.5% of the non-voting equity interests in the Irving I. Stone Limited Liability Company.

(5)	Represents share equivalents credited to the accounts of the named individual with respect to shares deferred under American Greetings deferred compensation programs. Except as noted below, these individuals have neither voting power with respect to the shares allocated to the individuals’ accounts, nor do the individuals have the dispositive power or the right to acquire ownership of those shares within 60 days. As a result, under Rule 13d-3 of the Securities Exchange Act of 1934, the shares are not considered to be beneficially owned by the applicable individuals. In connection with his retirement as a member of the Board of Directors, 8,549 Class B common shares credited to Mr. Hardis’s account under the deferred compensation programs will be issued to Mr. Hardis within 60 days of May 1, 2008. As a result, Mr. Hardis may be deemed to beneficially own such shares.

Security Ownership of Certain Beneficial Owners

In addition to Morry Weiss, Zev Weiss and Jeffrey Weiss, each of whose business address is One American Road, Cleveland, Ohio 44144 and whose share ownership is presented above, the following table presents certain information regarding other shareholders who are known to us to be beneficial owners of more than 5% of our voting securities as of the close of business on May 1, 2008:

Name and Address	Title of Class	Amount & Nature of Beneficial Ownership		Percent of Class Outstanding
Goldman Sachs Asset Management, L.P.	Class A Common	3,956,940	(1)	[8.73	%]
32 Old Slip New York, New York 10005	Class B Common	—			♦

M.A.M. Investments Ltd., et al	Class A Common	4,673,823	(2)	[10.31	%]
Orion House, 5 Upper St. Martin’s Lane London WC2H 9EA, United Kingdom	Class B Common	—			♦

Dimensional Fund Advisors LP	Class A Common	4,435,974	(3)	[9.79	%]
1299 Ocean Avenue Street Santa Monica, California 90401	Class B Common	—			♦

First Pacific Advisors, LLC	Class A Common	2,948,000	(4)	[6.50	%]
11400 West Olympic Boulevard, Suite 1200 Los Angeles, California 90064	Class B Common	—			♦

LVS Asset Management	Class A Common	2,926,072	(5)	[6.45	%]
1 North Wacker Drive, Suite 4000 Chicago, Illinois 60606	Class B Common	—			♦

Barclays Global Investors, NA, et al	Class A Common	3,023,123	(6)	[6.67	%]
45 Fremont Street, 17th Floor San Francisco, California 94105	Class B Common	—			♦

TowerView LLC	Class A Common	2,377,300	(7)	[5.24	%]
500 Park Avenue New York, New York 10022	Class B Common	—			♦

The Irving I. Stone Limited Liability Company	Class A Common	—			♦
Irving I. Stone Oversight Trust One American Road Cleveland, Ohio 44144	Class B Common	1,812,182	(8)	[52.79	%]

♦	less than 1.0% of class outstanding

(1)	Information is as of December 31, 2007 and is based on Amendment No. 3 to a report on Schedule 13G filed with the Securities and Exchange Commission on February 1, 2008, by Goldman Sachs Asset Management, L.P. (percentage ownership has been recalculated based on the outstanding Class A common shares on May 1, 2008). According to the Schedule 13G, Goldman Sachs has sole voting power with respect to 2,298,014 Class A common shares, shared voting power with respect to 162,480 Class A common shares, sole dispositive power with respect to 3,779,260 Class A common shares, shared dispositive power with respect to 177,680 Class A common shares, and is deemed to beneficially own 3,956,940 Class A common shares.

(2)

Information is based on an amended report on Schedule 13G filed with the Securities and Exchange Commission on April 21, 2008 by M.A.M. Investments Ltd., Marathon Asset Management (Services) Ltd, Marathon Asset Management LLP, William James Arah, Jeremy John Hosking, and Neil Mark Ostrer

(percentage ownership has been recalculated based on the outstanding Class A common shares on May 1, 2008). According to the Schedule 13G, Marathon Asset Management LLP, Marathon Asset Management (Services) Ltd., M.A.M. Investments Ltd., William James Arah, Neil Mark Ostrer, and Jeremy John Hosking each have shared voting power with regard to 3,337,023 Class A common shares, have shared dispositive power with regard to 4,673,823 Class A common shares, and, as control persons of Marathon Asset Management LLP, are deemed to beneficially own 4,673,823 Class A common shares, but disclaim any direct ownership of such shares.

(3)	Information is as of December 31, 2007 and is based on Amendment No. 1 to a report on Schedule 13G filed with the Securities and Exchange Commission on February 6, 2008 by Dimensional Funds Advisors LP (percentage ownership has been recalculated based on the outstanding Class A common shares on May 1, 2008). According to the Schedule 13G, Dimensional Funds Advisors LP is a registered investment advisor and serves as investment advisor or manager to four investment companies and other trusts and separate accounts that own the shares, and Dimensional Funds Advisors LP reported sole voting and dispositive power as to 4,435,974 Class A common shares, but disclaims beneficial ownership of such shares.

(4)	Information is as of December 31, 2007 and is based on Amendment No. 1 to a report on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2008 by First Pacific Advisors, LLC, Robert L. Rodriguez and J. Richard Atwood (percentage ownership has been recalculated based on the outstanding Class A common shares on May 1, 2008). According to the Schedule 13G, First Pacific Advisors, LLC and Messrs. Rodriguez and Atwood held shared voting power over 1,139,200 Class A common shares, shared dispositive power over 2,948,000 Class A common shares and shared beneficial ownership of 2,948,000 Class A common shares. Messrs. Rodriguez and Atwood are part owners and managing members of First Pacific Advisors, LLC. Pursuant to the Schedule 13G filing, Messrs. Rodriguez and Atwood disclaim beneficial ownership of these securities, which are owned by First Pacific Advisors, LLC’s clients.

(5)	Information is as of December 31, 2007 and is based on a report on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2008 by LSV Asset Management (percentage ownership has been recalculated based on the outstanding Class A common shares on May 1, 2008). According to the Schedule 13G, LSV Asset Management held sole voting and dispositive power over 2,926,072 Class A common shares and beneficial ownership of 2,926,072 shares.

(6)	Information is as of December 31, 2007 and is based on a report on Schedule 13G filed with the Securities and Exchange Commission on February 5, 2008 by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG (percentage ownership has been recalculated based on the outstanding Class A common shares on May 1, 2008). According to the Schedule 13G, such entities have sole voting power with respect to 2,829,216 Class A common shares, sole dispositive power of 3,023,123 Class A common shares, and are deemed to beneficially own 3,023,123 Class A common shares. All shares shown are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(7)	Information is based on a report on Schedule 13G filed with the Securities and Exchange Commission on April 17, 2008 by TowerView LLC (percentage ownership has been recalculated based on the outstanding Class A common shares on May 1, 2008). According to the Schedule 13G, such entity has sole voting and dispositive power with respect to 2,377,300 Class A common shares.

(8)	The shares are held by The Irving I. Stone Limited Liability Company and are voted at the direction of the Irving I. Stone Oversight Trust. Messrs. Zev, Jeffrey, Gary and Elie Weiss, who are brothers, are the sole trustees of the Irving I. Stone Oversight Trust, and each own, in their individual capacities, membership interests representing 24.5% of the non-voting equity interests in the Irving I. Stone Limited Liability Company. Each of Messrs. Zev, Jeffrey, Gary and Elie Weiss disclaim beneficial ownership of shares held by The Irving I. Stone Limited Liability Company. Gary Weiss is an employee and non-executive officer of American Greetings and Mr. Elie Weiss is not employed by American Greetings.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers and beneficial owners of more than 10% of American Greetings’ common shares file reports with the Securities and Exchange Commission indicating the number of shares of any class of American Greetings’ equity securities they owned when they became a director, executive officer or a greater-than-10% beneficial owner and, after that, any changes in their ownership of American Greetings’ equity securities. They must also provide us with copies of these reports. These reports are required by Section 16(a) of the Securities Exchange Act of 1934. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during fiscal 2008, all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-10% beneficial owners were complied with.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Any shareholder who wishes to offer a proposal for inclusion in our proxy statement and proxy card in compliance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must submit the proposal and any supporting statement by January 16, 2009 to the Corporate Secretary at our principal executive offices. We will not be required to include in our proxy statement and form of proxy a shareholder proposal that is received after that date or which otherwise fails to meet the requirements for shareholder proposals established by regulations of the Securities and Exchange Commission. In addition, if a shareholder intends to present a proposal at our 2009 Annual Meeting and the proposal to amend our Code of Regulations as contemplated by Subproposal No. 2 of Proposal Three is approved by our shareholders at the Annual Meeting, the notice requirements set forth in the Code of Regulations as so amended will apply. In such event, the shareholder must give written notice no less than 60 nor more than 90 days prior to the 2009 annual meeting, in accordance with the Amended Regulations; however, the proposal will not be included in our proxy materials. Furthermore, the appointed proxies may exercise their discretionary voting authority for any shareholder proposal received after April 1, 2009, without any discussion of the proposal in our proxy statement.

MISCELLANEOUS

Other Business

The management knows of no other matters to be acted upon at the meeting, but if any such matters properly come before the meeting, it is intended that the persons voting the proxies will vote them according to their best judgment.

Important Notice Regarding Delivery of Shareholder Documents

The Securities and Exchange Commission permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy and voting instruction card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. In accordance with an earlier notice previously sent to certain beneficial shareholders who share a single address, only one copy of this Proxy Statement and the accompanying Annual Report will be sent to beneficial owners who share that address, unless any shareholder residing at that address gave us contrary instructions.

If any beneficial shareholder residing at such an address desires to receive a separate copy of this Proxy Statement and the accompanying Annual Report, the shareholder should call National City Bank toll-free at 1-800-622-6757, or write to American Greetings Corporation, Investor Relations, at One American Road, Cleveland, Ohio 44144, with such request, and a copy of the Proxy Statement and Annual Report will be promptly delivered on behalf of us. In addition, if any such shareholder wishes to receive a separate Proxy Statement and Annual Report in the future, the shareholder should provide such instructions by calling National City Bank toll-free at 1-800-622-6757 or by writing to American Greetings Corporation, Investor Relations, at One American Road, Cleveland, Ohio 44144.

Also, shareholders that share an address and that receive multiple copies of Annual Reports or Proxy Statements can request that only a single copy of the Annual Report or Proxy Statement be sent to that address in the future by providing instructions by calling toll-free 1-800-622-6757 or by writing to American Greetings Corporation, Investor Relations, at One American Road, Cleveland, Ohio 44144.

By order of the Board of Directors,

CATHERINE M. KILBANE

Secretary

PLEASE EXECUTE AND RETURN THE ENCLOSED

PROXY AND VOTING INSTRUCTION CARD PROMPTLY

OR

VOTE BY TELEPHONE OR VIA THE INTERNET

WHETHER OR NOT YOU EXPECT TO ATTEND

THE ANNUAL MEETING OF SHAREHOLDERS.

Annex A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

AMERICAN GREETINGS CORPORATION

(Adopted by Shareholders on June 27, 2008)

FIRST: The name of the Corporation shall be AMERICAN GREETINGS CORPORATION.

SECOND: ~~Said~~ The principal office of the Corporation in the State of Ohio shall ~~is to~~ be located in the City of Cleveland, County of Cuyahoga and State of Ohio~~, and its principal business there transacted~~.

THIRD: The purposes for which and for any of which said Corporation is formed are as follows:

(1) To manufacture, publish, print, cut, design, license, patent, copyright, buy and sell, both at wholesale and retail, and otherwise deal in greeting cards, post cards, envelopes, gift wrappings, tags, seals, greeting card bags, display cabinets and accessories, all kinds and forms of stationery and other printed or lithographed material and any and all other products of every nature and description.

(2) To acquire, own, hold, use, lease, mortgage, pledge, exchange and dispose of property of all kinds, wherever situated, including shares of stock, bonds, debentures, notes, scrip, securities, interests in real estate, evidences of indebtedness, contracts and obligations of any corporation, association, firm or individual.

(3) To enter into, promote or conduct any kind of business, contract or undertaking and for such purpose to acquire, take over and dispose of any or all of the assets of any corporation, association, firm or individual, to assume their rights and liabilities, guarantee or become surety for the performance of their obligations, and participate in any way in their affairs.

(4) To possess and exercise without restriction as fully as a natural person might do all of the powers and authorities conferred upon or permitted to corporations under the laws of the State of Ohio.

(5) To engage in any lawful act or activity for which corporations may be formed under the General Corporation Law of the State of Ohio; and to do any and all things incidental to the accomplishment of the purposes hereinbefore set forth or incidental to the protection and benefit of the Corporation.

FOURTH: The authorized number of shares of the Corporation shall consist of 203,432,968 shares which shall be classified as follows: 187,600,000 Class A Common Shares, par value $1 per share, and 15,832,968 Class B Common Shares, par value $1 per share.

DIVISION A

EXPRESS TERMS OF THE CLASS A COMMON SHARES

(1) Each Class A Common Share shall be entitled to one vote upon all matters presented to shareholders. Any proposal to amend these ~~Amended~~ Articles of Incorporation to increase the authorized number of Class A Common Shares or the authorized number of Class B Common Shares shall require for its adoption the affirmative vote of the holders of at least two-thirds of the then outstanding Class A Common Shares, voting as a class.

(2) The holders of Class A Common Shares shall have no preemptive rights to purchase or have offered to them for purchase any stock of any class of the Corporation.

DIVISION B

EXPRESS TERMS OF THE CLASS B COMMON SHARES

(1) Each Class B Common Share shall be entitled to ten votes upon all matters presented to shareholders. Any proposal to amend these ~~Amended~~ Articles of Incorporation to increase the authorized number of Class A Common Shares or the authorized number of Class B Common Shares shall require for its adoption the affirmative vote of the holders of at least two-thirds of the then outstanding Class B Common Shares, voting as a class.

(2) (a) Subject to and upon compliance with the provisions of this Article Fourth, the Class B Common Shares shall be convertible at the option of the holders thereof into Class A Common Shares on the basis of one Class A Common Share for each Class B Common Share so converted.

(b) Prior to exercising the conversion privilege in respect of any Class B Common Shares, the holder thereof shall first offer to sell all, but not less than all, of such Class B Common Shares to the Corporation for cash at the last publicly reported sale price for Class A Common Shares on the last day for which sales are publicly reported before such offer is received by the Corporation. Such offer shall be made by a written communication addressed to the Secretary of the Corporation at its principal executive office and shall be deemed made to the Corporation when delivered to such Secretary or any other officer of the Corporation. The Corporation may accept such offer by giving notice of acceptance at any time before 5 o’clock P.M., Cleveland local time, on the business day immediately following the date of receipt of such offer by the Corporation. Such notice of acceptance shall be given by a written communication personally delivered to such holder of Class B Shares or mailed to such holder at his address as it appears on the records of the Corporation or personally delivered or mailed to such representative of such holder or at such other address as may have been specified in such offer. Such notice of acceptance shall be deemed received when so delivered or mailed by the Corporation, but only if the Corporation shall have made all reasonable effort to give simultaneous notice to such holder or his designated representative by telephone or other reasonably available means of communication if (and then in the manner and to the place) requested in such offer. Payment for Class B Common Shares so to be purchased by the Corporation shall be made, against delivery of the Certificates therefor to the Corporation, not later than the fifth business day following receipt of such offer.

(c) If the Class B Common Shares covered by an offer duly made and received pursuant to subparagraph (b) above are not so accepted for purchase by the Corporation, the holder thereof shall be free for a period of 30 days (such period to begin upon the earlier of: (i) receipt of a notice from the Corporation indicating that the Corporation has rejected such offer; or (ii) the lapse of the period during which the Corporation may give notice of its acceptance of such offer) to exercise the conversion privilege in respect thereof by delivering to any Transfer Agent of the Class B Common Shares (i) the certificate for the Class B Common Shares to be converted, (ii) written notice that the holder elects to convert such shares and stating the name or names (with address) in which the certificate for the Class A Common Shares is to be issued and (iii) either a copy of notice given by the Corporation to such holder rejecting such offer or an affidavit executed by such holder to the effect that such offer was duly made and that no response thereto has been received after the passage of 10 business days from the date such offer was made (or the passage of such shorter period of time as should have been reasonable in the circumstances (but in no event less than two business days) to ensure receipt by such holder or his designated representative of any simultaneous telephonic or other notice requested by such holder as contemplated by such subparagraph). Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “conversion date.” On the conversion date or as promptly thereafter as practicable the Corporation shall issue and deliver to the holder of the Class B Common Shares surrendered for conversion, or on his written order, a certificate for the number of full Class A Common

Shares issuable upon the conversion of such Class B Common Shares. The person in whose name the stock certificate is to be issued shall be deemed to have become a holder of Class A Common Shares of record on the conversion date. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Common Shares, for the purpose of effecting the conversion of the Class B Common Shares, such number of its duly authorized Class A Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common Shares. Class B Common Shares which are converted into Class A Common Shares as provided in this Article Fourth shall not be reissued.

(3) (a) Class B Common Shares may be transferred, either by sale, assignment, gift, bequest, appointment or otherwise, only to the Corporation or to a Permitted Transferee of the holder of such Class B Common Shares (herein referred to as a “Class B Holder”) or upon conversion into Class A Common Shares in accordance with paragraph (2) of this Division B, except that Class B Common Shares may be issued or transferred by the Corporation to any person.

(b) For purposes of this paragraph (3), the term “Permitted Transferee” shall have the following meaning:

(i) in the case of a Class B Holder who is a natural person holding record and beneficial ownership of the Class B Common Shares in question, “Permitted Transferee” means:

(A) a grandparent of such Class B Holder, (B) a lineal descendant of a grandparent of such Class B Holder, (C) a spouse of a lineal descendant of a grandparent of such Class B Holder, (D) a lineal descendant of any spouse of a lineal descendant of a grandparent of such Class B Holder or the spouse of any such spouse’s lineal descendant, (E) a gratuitous transferee that is an organization contributions to which are deductible for federal income, estate or gift tax purposes (any such gratuitous transferee being herein referred to as a “Charitable Organization”), (F) the trustee of a trust (including, without limitation, a voting trust) for the exclusive benefit of one or more of the foregoing if such trustee is effectively prohibited from transferring ~~shares of~~ Class B Common ~~Stock~~ Shares to persons other than Permitted Transferees referred to in this clause (i) and (G) any natural person with respect to whom such Class B Holder would be a Permitted Transferee if such person desired to transfer Class B Common Shares to such Class B Holder;

(ii) in the case of a Class B Holder holding the Class B Common Shares in question as trustee pursuant to a trust other than a trust described in clause (iii) below, “Permitted Transferee” means (A) the person who established such trust and (B) a Permitted Transferee of such person determined pursuant to clause (i) above;

(iii) in the case of a Class B Holder holding the Class B Common Shares in question as trustee pursuant to a trust which was irrevocable on the date the provisions of this paragraph (3) first became effective, “Permitted Transferee” means any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise;

(iv) in the case of a Class B Holder holding record (but not beneficial) ownership of the Class B Common Shares in question as nominee for the person who was the beneficial owner thereof on the date the provisions of this paragraph (3) first-became effective, “Permitted Transferee” means such beneficial owner and any Permitted Transferee of such beneficial owner determined pursuant to clause (i), (ii), (iii), (v), (vi), (vii), (viii) or (ix) hereof, as the case may be;

(v) in the case of a Class B Holder which is a partnership holding record and beneficial ownership of the ~~shares of~~ Class B Common ~~Stock~~ Shares in question on the date the provisions of this paragraph (3) first became effective, “Permitted Transferee” means any partner of such partnership;

(vi) in the case of a Class B Holder which is a corporation (other than a Charitable Organization described in subclause (E) of clause (i) above) holding record and beneficial ownership of the ~~shares of~~ Class B Common ~~Stock~~ Shares in question on the date the provisions of this paragraph (3) first became effective, “Permitted Transferee” means any stockholder of such corporation receiving ~~shares of~~ Class B Common ~~Stock~~ Shares through a dividend or redemption or through a distribution made upon liquidation of such corporation;

(vii) in the case of a Charitable Organization, “Permitted Transferee” means the person who donated the Class B Common Shares in question thereto and any Permitted Transferee of such person pursuant to clause (i) above;

(viii) in the case of the Corporation’s Employees’ Retirement Profit Sharing Plan or any plan approved by the Board of Directors of the Corporation that is similar to such plan, “Permitted Transferee” means (A) any participant or former participant therein, (B) any Permitted Transferee of such participant or former participant pursuant to clause (i) above and (C) the agent acting under the Corporation’s Dividend Reinvestment Plan;

(ix) in the case of any agent acting under the Corporation’s Dividend Reinvestment Plan, “Permitted Transferee” means (A) any participant or former participant therein and (B) any Permitted Transferee of such participant or former participant pursuant to clause (i) above; and

(x) in the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, and provided such deceased, bankrupt or insolvent Class B Holder, as the case may be, held record and beneficial ownership of the ~~shares of~~ Class B Common ~~Stock~~ Shares in question, “Permitted Transferee” means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to clause (i), (v) or (vi) above, as the case may be.

(c) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder’s ~~shares of~~ Class B Common ~~Stock~~ Shares to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph (3). In the event of foreclosure or other similar action by the pledgee, such pledged ~~shares of~~ Class B Common ~~Stock~~ Shares may only be transferred to a Permitted Transferee of the pledgor or converted into Class A Common Shares (after compliance with the provisions of subparagraph (2)(b) of this Article Fourth), as the pledgee may elect.

(d) For purposes of this paragraph (3):

(i) the relationship of any person that is derived by or through legal adoption prior to age 18 shall be considered a natural one;

(ii) the term “spouse” shall include a widow or widower;

(iii) each grandparent of any joint owner of particular Class B Common shares shall be considered a grandparent of all joint owners of such shares;

(iv) a minor for whom Class B Common Shares are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares;

(v) in applying the term “exclusive benefit,” a contingent trust interest having at the time of transfer an actuarial value (under actuarial tables then used for federal gift tax purposes for gifts between private individuals) of not more than five percent of the value of the assets of the trust shall be ignored; and

(vi) unless otherwise specified, the term “person” means both natural persons and legal entities.

(e) Any purported transfer of Class B Common Shares not permitted by this paragraph (3) shall be void and of no effect and the purported transferee shall have no rights as a shareholder of the Corporation and no other rights against or with respect to the Corporation. The Corporation may, as a condition to the transfer or the registration of transfer of Class B Common Shares to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee.

(f) The Corporation shall conspicuously note on the certificates representing Class B Common Shares the restrictions on transfer and registration of transfer imposed by this paragraph (3).

(4) The holders of Class B Common Shares, upon the sale for cash of authorized but unissued Class B Common Shares, have the right to purchase such shares in proportion to their respective holdings of Class B Common Shares, at the price prescribed in paragraph (1) of Division C hereof during such reasonable time and on such reasonable terms as may be fixed by the Board of Directors. Such terms may include provision for the purchase of Class B Common Shares offered to holders who do not timely exercise such right by the other holders of Class B Common Shares. The holders of Class B Common Shares shall have no other preemptive rights to purchase or have offered to them for purchase any stock of any class of the Corporation.

DIVISION C

ADDITIONAL EXPRESS TERMS OF THE CLASS A COMMON SHARES AND CLASS B COMMON SHARES

(1) Subject to and upon compliance with the provisions of this Article Fourth, authorized but unissued Class B Common Shares may be issued only simultaneously with the issuance of Class A Common Shares for cash at the same cash price (without deduction for any commissions payable or discounts allowed) per share; provided, however, that the number of Class B Common Shares so issued shall not exceed the product of the number of Class A Common Shares being so issued times the ratio of the number of Class B Common Shares issued and outstanding at the record date fixed for determining the holders of Class B Common Shares who have the right as provided in paragraph (4) of Division B hereof to purchase such Class B Common Shares being issued, to the number of Class A Common Shares issued and outstanding at such date.

(2) No change of Outstanding Class A Common Shares or of Class B Common Shares so as to effect a share dividend thereon or a split or combination thereof shall be made unless a corresponding change is made with respect to the shares of the other class.

(3) Except as above provided in this Article Fourth, each Class A Common Share and each Class B Common Share shall be identical and have similar rights, privileges, qualifications, limitations and restrictions.

FIFTH: The purposes for which this Corporation is formed may be substantially changed by amendment thereto adopted by the affirmative vote of the shareholders entitled to exercise two-thirds of the voting power of the Corporation.

SIXTH: The Corporation may purchase, from time to time and to the extent of the surplus of the aggregate of its assets over the aggregate of its liabilities plus stated capital, shares of any class of stock issued by it. Such purchases may be made either in the open market or at private or public sale, and in such manner and amounts, from such holder or holders of outstanding stock of the Corporation and at such prices as the Board of Directors of the Corporation shall from time to time determine, and the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.

SEVENTH: No contract or other transaction between this Corporation and any other ~~corporation, at least a majority of the stock of which having voting power is owned or controlled by the Corporation or which owns or controls at least a majority of the stock having voting power of the Corporation,~~ party, shall in any case be void or voidable because of the fact that Directors of this Corporation are ~~Directors of~~affiliated with such other ~~corporation~~party, nor shall any such Director be deemed interested in such contract or other transaction ~~under any of the provisions of this Article Seventh,~~ solely by virtue of the fact that the Director is a director, officer or other similar position of a counter-party to such contract or other transaction, nor shall any such Director be liable to account because of such interest ~~nor need any such interest be disclosed~~.

No contract or other transaction entered into by the Corporation shall be affected by the fact that any Director of the Corporation is in any way interested in, or connected with, any party to such contract or transaction, or himself is a party to such contract or transaction, provided that such contract or transaction shall be approved by a majority of the Directors present at the meeting of the Board or of the Committee authorizing or confirming such contract or transaction, which majority shall consist of Directors not so interested or connected. In addition, any~~Any~~ contract, transaction or act of the Corporation or of the Board of Directors or of any Committee, which shall be ratified by a majority of a quorum of the ~~shareholders at any annual meeting, or at any special meeting~~voting power of the Corporation at a meeting of shareholders called for that purpose, shall be as valid and as binding as though ratified by every shareholder of the Corporation; provided, however, nothing in this Article SEVENTH shall be construed to require such ratification in order for such contract, transaction or act to be valid and binding.

EIGHTH: Chapter 1704 of the Ohio Revised Code shall not apply to the Corporation.

NINTH: Any and every statute of the State of Ohio hereafter enacted whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statutes had been in force at the date of filing these Amended Articles of Incorporation of the Corporation in the office of the Secretary of State of Ohio.

TENTH: No holder of any class of shares of the Corporation shall have the right to cumulate his voting power in the election of Directors, and the right to cumulative voting described in Ohio Revised Code Section 1701.55 is hereby specifically denied to all holders of shares of the Corporation.

~~NINTH~~ELEVENTH: These ~~Amended~~ Articles supersede and take the place of the heretofore existing Amended Articles of the Corporation.

Annex B

AMENDED AND RESTATED REGULATIONS

OF

AMERICAN GREETINGS CORPORATION

(Adopted by Shareholders on June 27, 2008)

ARTICLE I.

SHAREHOLDERS’ MEETINGS

Section 1. Annual Meeting

~~The~~ An annual meeting of the shareholders ~~shall~~ will be held during the month of June at such date and time as may be designated from time to time by the Board of Directors, at which meeting the shareholders will elect directors to succeed those directors whose terms expire at such meeting and will transact such other business as may be brought properly before the meeting in accordance with Article I, Section 12. ~~at 2:30 o’clock p.m. E.D.T. on the fourth Friday in June in each year, if not a legal holiday, and if a legal holiday, then on the next day not a Saturday, Sunday or legal holiday, for the purpose of electing Directors and considering reports to be laid before said meeting. Upon due notice there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. In the event the annual meeting is not held or if Directors are not elected thereat, a special meeting may be called and held for that purpose.~~

Section 2. Special Meetings

Special meetings of shareholders may be called by (i) the Chairman of the Board, (ii) the Chief Executive Officer, (iii) the President, ~~or by a~~(iv) two Senior Vice Presidents, ~~or by~~ (v) a majority of the members of the Board of Directors acting with or without a meeting, or ~~by~~ (vi) the ~~person or persons who hold~~holders of record of not less than twenty-five percent (25%) of ~~all the shares outstanding~~ the voting power of the Corporation and entitled to be voted on any proposal to be submitted at said meeting. In the event the annual meeting is not held or if Directors are not elected thereat, a special meeting may be called and held for that purpose.

Upon request in writing by registered mail or delivered in person to the Chairman of the Board, the Chief Executive Officer, the President or Secretary by any person or persons entitled to call a meeting of shareholders, it shall be the duty of such officer forthwith to cause to be given, to the shareholders entitled to notice of such meeting, notice of a meeting to be held not less than ~~ten~~ seven (7) nor more than sixty (60) days after the receipt of such request, as such officer shall fix. If such notice shall not be given within twenty (20) calendar days after the delivery or mailing of such request, the person or persons requesting the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner hereinafter provided.

Section 3. Place of Meetings

Any meeting of shareholders may be held either at the principal office of the Corporation or at such other place within or without the State of Ohio as may be designated in the notice of said meeting.

Section 4. Notice of Meetings

~~Not more than forty-five days nor less than five days before the date fixed for a meeting of shareholders, whether annual or special, written~~ The Chairman of the Board, the Chief Executive Officer, President or the

Secretary shall give notice of the time, place and purposes of ~~such~~ every meeting ~~shall be given by the President or by a Vice President or by the Secretary or by an Assistant Secretary (or in case of their refusal, by the person or persons entitled to call the meeting under the provisions of these Regulations). Such notice shall be served upon or mailed~~ of the shareholders called in accordance with these Regulations, and the methods, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment. Such notice shall be given either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by law, not more than sixty (60) nor less than seven (7) days before the date fixed for such meeting to each shareholder entitled to notice of or to vote at such meeting as set forth in Article I, Section 5. If such notice is mailed, it shall be directed, postage prepaid, to the shareholders at their respective addresses as they appear upon the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. If sent by another means of communication authorized by law, the notice shall be sent to the address furnished by the shareholder for those transmissions and shall be deemed to have been given on the day so transmitted. Any shareholder may waive in writing notice of any meeting, either before or after the holding of such meeting, and, by attending any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.

Section 5. Shareholders Entitled to Notice and to Vote

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournments thereof, the Board of Directors may fix a record date, which will not be sooner than the date on which the record date is fixed nor more than sixty (60) calendar days before the date of such meeting. If a record date shall not be fixed or the books of the Corporation shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall be the close of business on the day notice is given.~~fifteenth day prior to the date of the meeting and only shareholders of record at such record date shall be entitled to notice of and to vote at such meeting.~~ Such record date shall continue to be the record date for all adjournments of such meeting, unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all shareholders entitled to notice in accordance with the new record date so fixed.

Section 6. Inspectors of Election; List of Shareholders

Inspectors of Election may be appointed to act at any meeting of shareholders in accordance with statute. At any meeting of shareholders a list of shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting shall be produced on the request of any shareholder.

Section 7. Proxies

A person who is entitled to attend a shareholders’ meeting, to vote at a shareholders’ meeting, or to execute consents, waivers, or releases may be represented at the meeting or vote at the meeting, may execute consents, waivers, and releases, and may exercise any of the person’s other rights, by proxy or proxies appointed by a writing signed by the person or appointed by a verifiable communication authorized by the person. A “verifiable communication” sufficient to appoint a proxy is any transmission that creates a record capable of authentication, including, but not limited to, a telegram, a cablegram, electronic mail, or an electronic, telephonic, or other transmission, that appears to have been transmitted by a person described in this Article I, Section 7. A photographic, photostatic, facsimile transmission, or equivalent reproduction of a writing that is signed by a person described in this Article I, Section 7 and that appoints a proxy is a sufficient writing to appoint a proxy. A proxy shall be valid for no longer than eleven (11) months from the date it is made.

Section ~~7~~8. Quorum

Unless otherwise required by law, the Articles or these Regulations, ~~To~~to constitute a quorum at any meeting of shareholders, there shall be present in person or by proxy or by the use of permissible communications equipment, if any, shareholders of record entitled to exercise not less than twenty-five percent (25%) of the voting power of the Corporation. ~~in respect of any one of the purposes for which the meeting is called.~~

The shareholders present in person or by proxy, whether or not a quorum ~~be~~ is present, may adjourn the meeting from time to time without notice other than by announcement at the meeting.

Section ~~8~~9. Voting

In all cases, except where otherwise required by statute or the Articles or the Regulations, ~~provided,~~ a majority of the votes cast shall control. Where shareholder approval is a prerequisite to the listing of any additional or new securities of the Corporation, the total vote cast on such a proposal must represent over fifty percent (50%) of the voting power of ~~in interest of all securities~~the Corporation entitled to vote on the proposal. ~~Cumulative voting in the election of Directors shall be permitted as provided by statute.~~

Section ~~9~~10. Report to Shareholders

At the annual meeting, or any other meeting held in lieu thereof at which Directors are to be elected, the officers of the Corporation shall lay before the shareholders a financial statement as required by statute.

Section ~~10~~11. Action without a Meeting

Any action which may be taken at a meeting of shareholders may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to notice of a meeting for such purposes.

Section 12. Order of Business; Shareholder Proposals

(A) The Chairman, Chief Executive Officer, President or such other officer of the Corporation designated by a majority of the Board of Directors, will call meetings of shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of shareholders will also determine the order of business and have the authority in his sole discretion to regulate the conduct of any such meeting and to establish rules and procedures for the orderly conduct of such meeting.

(B) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman, the Chief Executive Officer, the President, or the Secretary in accordance with Article I, Section 4, or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with Article I, Section 12(C).

(C) For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in this Code of Regulations, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) calendar days prior to the annual meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least seventy (70) calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement is first made of the date of the annual meeting. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (D) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding the foregoing provisions of this Code of Regulations, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Article I, Section 12(C). For purposes of this Article I, Section 12(C) and Article II, Section 7, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or publicly filed by the Corporation with any national securities exchange or quotation service through which the Corporation’s stock is listed or traded, or furnished by the Corporation to its shareholders. Nothing in this Article I, Section 12(C) will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

(D) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman, the Chief Executive Officer, the President or the Secretary (or in case of their failure to give any required notice, the other persons entitled to give notice) in accordance with Article I, Section 4, or (ii) otherwise brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors.

ARTICLE II.

BOARD OF DIRECTORS

Section 1. Number, Term of Office and Election

~~Upon adoption of this Article II, Section 1. by the shareholders at the annual meeting of shareholders in 1989, the~~The Board of Directors shall consist of ~~twelve (12) Directors; provided, however, that the number of Directors may be fixed or changed by the shareholders entitled to exercise a majority of the voting power of the shares represented at a meeting called to elect Directors and entitled to vote at such election.~~ no less than nine (9) and no more than fifteen (15) Directors as may be set by the Directors. The Board of Directors shall be divided into three (3) classes consisting of not less than three (3) Directors each. At the annual meeting of shareholders ~~in 1989, four Directors shall be elected for a term of three years, four~~ (i) in 2009, not less than three (3) Directors shall be elected for a term of ~~two~~three (3) years (Class II), (ii) in 2010, not less than three (3) Directors shall be elected for a term of three (3) years (Class III), and (iii) in 2011, no less than three (3) Directors ~~and four Directors~~ shall be elected for a term of ~~one~~ three (3) years (Class I). Thereafter, at each annual meeting of shareholders, or special meeting of shareholders if duly called for the purpose of electing Directors, the Board of Directors shall propose to the shareholders the ~~number of Directors~~candidates nominated by the Board to be elected for a three-year term to succeed the Directors of the class whose term shall expire in that year. In case of any increase in the number of Directors of ~~a particular~~any class, ~~whether upon the expiration of the term of office of the Directors of a particular class or during such term,~~ any additional Directors elected to such class shall hold office for a term which shall coincide with the term of such class. ~~In case the shareholders at~~

~~any meeting for the election of Directors shall fail to fix the number of Directors to be elected, the number elected shall be not less than three and shall be deemed to be the number of Directors fixed.~~ Each Director shall hold office until the expiration of the term of office for the ~~class~~ Class to which such Director is elected, subject, however, to provisions of statute as to the creation of vacancies and removal. At any meeting of shareholders at which Directors are to be elected, only persons nominated as candidates pursuant to the procedures set forth in Article II, Section 7 below shall be eligible for election.

The provisions of Article VI, Section ~~6~~5, relative to amending these Regulations, notwithstanding, this Article II, Section 1. may only be amended by the affirmative vote or written consent of the shareholders of record entitled to exercise two-thirds of the voting power of the Corporation on such proposal.

Section 2. Meetings

Regular meetings of the Board of Directors shall be held immediately after the annual meeting of shareholders and at such other times and places within or without the State of Ohio as may be fixed by the Board of Directors, and such meetings may be held without further notice.

Special meetings of the Board of Directors may be called by the Chairman of the Board or by the Chief Executive Officer or by the President or by a Senior Vice President or by the Secretary of the Corporation, or by not less than one-third of the Directors. Notice of the time and place of such meeting shall be ~~served upon or telephoned~~given to each Director by whom such notice is not waived, either personally or by telephone, facsimile or similar medium of communication (including electronic communications) at least twenty-four hours, or mailed or telegraphed to each Director at his address as shown by the books of the Corporation at least forty-eight hours, prior to the time of the meeting. Special meetings may be held at such time and place either within or without the State of Ohio as is determined by a majority of the Board of Directors or specified in the notice of any such meeting.

Section 3. Quorum

A majority of the number of Directors then in office ~~(but in no event more than five)~~ shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend. The act of a majority of the Directors present at any meeting at which a quorum is present will be the act of the Board of Directors.

Section 4. Participation in Meetings by Communications Equipment

Meetings of the Board of Directors or of any committee of the Board of Directors may be held through any means of communications equipment if all persons participating can hear each other, and such participation will constitute presence in person at such meeting.

Section 45. Committees

The Board of Directors may from time to time appoint certain of its members to act as ~~a~~an executive committee or other committees in the intervals between meetings of the Board and may delegate to such committee or committees powers to be exercised under the control and direction of the Board. ~~In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee of not less than three members. Except to the extent that its powers are limited by the Board, the Executive Committee during the intervals between meetings of the Board shall possess and may exercise under the control and direction of the Board all of the powers of the Board of Directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these Regulations.~~ All action taken by ~~the Executive Committee~~ an executive committee shall be reported to the Board of Directors at its first meeting thereafter.

No committee of the Board shall be empowered to adopt, repeal, or amend these Regulations or to fill vacancies among the Directors or on a committee.

Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. ~~Action may be taken by~~Meetings of any such committee may be held through any communications equipment if all persons participating can hear each other and such participation shall constitute presence at such meeting. Any such committee may take action without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it. A committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to a subcommittee any or all of the powers and authority of the committee.

Section 6. Vacancies

Whenever any vacancy shall occur among the Directors (including newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal pursuant to statute or other cause), the remaining Directors shall constitute the Directors of the Corporation until such vacancy is filled or until the number of Directors is changed pursuant to these Regulations. Any vacancy may be filled only by (i) the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum, or (ii) by the affirmative vote of the majority of a quorum of the voting power of the Corporation at a meeting of shareholders.

Section 7. Nominations for Director

Only persons who are nominated in accordance with this Article II, Section 7 will be eligible for election at a meeting of shareholders to be members of the Board of Directors of the Corporation. Nominations of persons for election as Directors of the Corporation may be made (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in Article I, Section 4, who is entitled to vote for the election of Directors at such meeting, and who complies with the procedures set forth in this Article II, Section 7. All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary.

To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) calendar days prior to the annual meeting of shareholders; provided, however, that in the event that public announcement of the date of the annual meeting is not made at least seventy (70) calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement is first made of the date of the annual meeting. To be in proper written form, such shareholder’s notice must set forth or include: (i) the name and address, as they appear on the Corporation’s books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the signed consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of any annual meeting may, if the facts warrant, determine that a nomination was not made in accordance with this Article II, Section 7, and if he or she should so determine, he or she will so declare to the meeting, and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Article II, Section 7, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 7.

ARTICLE III.

OFFICERS

Section 1. Officers

The Corporation may have a Chairman of the Board of Directors and shall have a Chief Executive Officer, a President (both of whom shall be members of the Board of Directors), a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. The Corporation may also have one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board may deem necessary, all of whom shall be elected by the Board of Directors or chosen by ~~an~~ the Chairman of the Board, the Chief Executive Officer, the President or such other officer or officers designated by it.

Section 2. Authority and Duties of Officers

The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office.

Section 3. Compensation

The Board of Directors or a committee thereof shall fix the compensation of the Chairman of the Board and of the Chief Executive Officer and the President and shall fix or authorize the Chief Executive Officer and the President or a committee appointed by the Board to fix the compensation of any or all other officers. The Board of Directors may allow compensation to members of any committee and may ~~vote~~ pay compensation to any Director as a retainer for attendance at meetings or for any special services.

ARTICLE IV.

INDEMNIFICATION AND INSURANCE

Section 1. Indemnification

The Corporation shall indemnify any Director or elected officer, to the full extent then permitted by law, ~~any person~~and may indemnify any appointed officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that the Corporation shall indemnify any such agent of the Corporation (as opposed to any Director, elected or appointed officer or employee of the Corporation) to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine. The Corporation shall pay, to the full extent then required by law, expenses, including attorney’s fees, incurred by a member of the Board of Directors or an elected officer in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the articles of incorporation or any agreement, vote of shareholders or of disinterested Directors or otherwise, both as to action in official capacities and as to action in another capacity while he is a Director, officer, employee or agent, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

Section 2. Insurance

The Corporation may, to the full extent then permitted by law and authorized by the Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of any persons described in the preceding paragraph against any liability asserted against and incurred by any such person in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 3. Agreements

The Corporation may enter into agreements with any persons whom the Corporation may indemnify under this Code of Regulations or under law and undertake thereby to indemnify such persons to the maximum extent permitted by law and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Corporation would have the power under law or this Code of Regulations to indemnify any such person.

ARTICLE V.

The provisions of Section 1701.831 of the Ohio Revised Code shall not apply to “control share acquisitions” of shares of the Corporation.

ARTICLE ~~V~~VI.

MISCELLANEOUS

Section 1. Transfer and Registration of Certificates

The Board of Directors shall have authority to make such rules and regulations as it deems expedient, or as required by law or any national securities exchange or quotation service through which the Corporation’s stock is listed or traded, concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby, or for the issuance of uncertificated or registered shares, and may appoint transfer agents and registrars thereof.

Section 2. Substituted Certificates

Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Board of Directors or to the executive committee or to the Chief Executive Officer, the President or a Senior Vice President and the Secretary or the Treasurer, and, if required by the Board or the Executive Committee or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

Section 3. Voting upon Shares Held by the Corporation

Unless otherwise ordered by the Board of Directors, the Chief Executive Officer or President in person or by proxy or proxies appointed by him shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.

~~Section 4. Corporate Seal~~

~~The seal of the Corporation shall be circular in form with the name of the Corporation stamped around the margin and the words “Corporate Seal” stamped across the center.~~

Section ~~5~~4. Articles to Govern

In case any provision of these Regulations shall be inconsistent with the Articles of Incorporation, the Articles of Incorporation shall govern.

Section ~~6~~5. Amendments

Except as otherwise provided by law, the Articles of Incorporation, or these Regulations, these ~~These~~ Regulations may be amended or repealed in any respect at any time at any meeting of shareholders by the affirmative vote ~~or the written consent of the shareholders of record entitled to exercise~~ of the holders of a majority of the voting power ~~on such proposal, provided, however, that if an amendment is adopted by written consent without a meeting of the shareholders, it shall be the duty of the Secretary to enter the amendment in the records of the Corporation and to mail a copy of such amendment to each shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof.~~ of the Corporation, ~~and~~ provided that any amendment or repeal proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting. In addition to the above, a majority of the Board of Directors is permitted to make amendments to or repeal any part of these Regulations as permitted by applicable law.

American Greetings Corporation

One American Road

Cleveland, Ohio 44144

c/o National City Bank Shareholder Services Operations LOC 5352 P. O. Box 94509 Cleveland, OH 44101-4509	V O T E B Y T E L E P H O N E
Have your proxy and voting instruction card available when you call the toll-free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions to record your vote.
V O T E B Y I N T E R N E T
Have your proxy and voting instruction card available when you access the Web site http://www.cesvote.com and follow the simple instructions to record your vote.
V O T E B Y M A I L
Please mark, sign and date your proxy and voting instruction card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535600, Pittsburgh, PA 15253.

Vote by Telephone	Vote by Internet	Vote by Mail
Call toll-free using a	Access the Web site and	Return your proxy
Touch-Tone phone:	cast your vote:	in the Postage-Paid
1-888-693-8683	http://www.cesvote.com	envelope provided

Telephone and Internet access is available 24 hours a day, 7 days a week. In order to be counted in the final tabulation, your telephone or Internet vote must be received by 6:00 a.m. Eastern Daylight Saving Time on June 25, 2008 if you are a participant in The American Greetings Corporation Retirement Profit Sharing and Savings Plan, or by 6:00 a.m. Eastern Daylight Saving Time on June 27, 2008 if you are a registered holder.

g

Proxy and voting instruction card must be signed and dated below

ê  Please fold and detach card at perforation before mailing.  ê

PROXY AND VOTING INSTRUCTION CARD

This proxy and these voting instructions are solicited on behalf of the Board of Directors of American Greetings Corporation for the Annual Meeting of Shareholders on June 27, 2008.

The undersigned hereby constitutes and appoints Jeffrey Weiss, Morry Weiss and Zev Weiss and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote, as indicated on the reverse side of this card, all the American Greetings common shares held by the signing shareholder on the record date, at the Annual Meeting of Shareholders of American Greetings Corporation to be held at its World Headquarters located at One American Road, Cleveland, Ohio, at 2:30 p.m., Cleveland time, on Friday, June 27, 2008, and at any adjournments or postponements thereof and, in their discretion, on all other business properly brought before the meeting.

As described more fully in the proxy statement and on the reverse side, this card also provides voting instructions to Vanguard Fiduciary Trust Company, as Trustee under The American Greetings Corporation Retirement Profit Sharing and Savings Plan (“Savings Plan”). The signing Savings Plan participant directs the Trustee to vote, as indicated on the reverse side of this card, all the American Greetings common shares credited to the account of the signing Savings Plan participant as of the record date, at the Annual Meeting of Shareholders, and in accordance with the Savings Plan, on all other business properly brought before the meeting.

Please sign exactly as your name appears to the left.

Signature(s)

Dated: , 2008 NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

NOTE TO PARTICIPANTS IN THE AMERICAN GREETINGS CORPORATION RETIREMENT PROFIT SHARING AND SAVINGS PLAN (THE “SAVINGS PLAN”). As a participant in the Savings Plan, you have the right to direct Vanguard Fiduciary Trust Company, as Trustee for the Savings Plan, to vote the shares allocated to your Savings Plan account. To direct the Trustee by mail to vote the shares allocated to your Savings Plan account, please mark the voting instruction card below and sign and date it on the reverse side. A postage-paid envelope for mailing has been included with your materials. To direct the Trustee by telephone or over the Internet to vote the shares allocated to your Savings Plan account, please follow the instructions on the reverse side.

As described in the proxy statement, if you do not give specific voting directions on the voting instruction card, do not return the voting instruction card or do not vote by phone or over the Internet, the Trustee will vote your Savings Plan shares as directed by American Greetings Corporation.

YOUR VOTE IS IMPORTANT! Be sure that your shares are represented. Whether or not you plan to attend the Annual Meeting, please vote your shares by mail, by telephone or over the Internet.

ê Please fold and detach card at perforation before mailing. ê

The Board of Directors recommends a vote FOR all nominees listed below in proposal 1 and FOR the amendments set forth in proposals 2 and 3 below. The shares represented by your proxy will be voted in accordance with the voting instructions you specify below. If you sign, date and return your proxy but do not give specific voting instructions, your votes will be cast in accordance with the recommendations of the Board of Directors.

1.

Election of Directors, for a three-year term expiring on the date of the year 2011 Annual Meeting, or until their successors are duly elected and qualified.

Nominees: (1) Jeffrey D. Dunn (2) Michael J. Merriman, Jr. (3) Morry Weiss

☐ FOR all nominees listed above (except as marked to the contrary) ☐ WITHHOLD authority to vote for all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.

2.	Approval of amendments to the Articles of Incorporation of American Greetings Corporation to:

	(1)	Opt out of Ohio’s Merger Moratorium Statute	☐ FOR	☐ AGAINST	☐ ABSTAIN

	(2)	Eliminate cumulative voting	☐ FOR	☐ AGAINST	☐ ABSTAIN

	(3)	Modernize and clarify the Articles of Incorporation	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of amendments to the Code of Regulations of American Greetings Corporation to:

	(1)	Modernize and clarify the Code of Regulations	☐ FOR	☐ AGAINST	☐ ABSTAIN

	(2)	Adopt a process for shareholders to nominate directors and bring business before an annual meeting	☐ FOR	☐ AGAINST	☐ ABSTAIN

	(3)	Grant authority to the Board of Directors to fix the number of Directors	☐ FOR	☐ AGAINST	☐ ABSTAIN

	(4)	Opt out of Ohio’s Control Share Acquisition Act	☐ FOR	☐ AGAINST	☐ ABSTAIN

	(5)	Authorize future amendments to the Code of Regulations by the Board as well as by two-thirds shareholder written consent	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the proxies named herein are also authorized to take any action upon any other business that may properly come before the Annual Meeting, or any reconvened meeting following an adjournment or postponement of the Annual Meeting.

☐	I plan to attend the Annual Meeting.